Exhibit 99.4

Exhibit N

New Convertible Notes Indenture

Draft 10/15/21

SUBJECT TO FURTHER REVISION

CBL & ASSOCIATES HOLDCO II, LLC as Company,

CBL & ASSOCIATES PROPERTIES, INC., as REIT,

THE GUARANTORS PARTY HERETO,
as Guarantors,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee and Collateral Agent

INDENTURE[1]

DATED AS OF [November 1], 2021

7.0% EXCHANGEABLE SENIOR SECURED NOTES DUE 2028

[1]

This indenture remains subject to negotiation, revision, and approval of the Company and the Required Consenting Noteholders (as defined in the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (with Technical Modifications), dated August 9, 2021 (Docket No. 1369).

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CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	16.03
(c)	16.03
313(a)	7.06
(b)(1)	7.06; 11.02
(b)(2)	7.06; 7.07
(c)	7.06; 16.02
(d)	7.06
314(a)	4.08; 4.11;
16.02; 16.05
(b)	11.06
(c)(1)	16.04
(c)(2)	16.04
(c)(3)	N.A.
(d)	11.02; 11.05; 11.06
(e)	16.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 16.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	16.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.11
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	16.01
(b)	N.A.
(c)	16.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

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Annex I		Collateral and Credit Support for Securities
Annex II		Release Prices Schedule
Appendix	–	Provisions Relating to Securities
Exhibit A	–	Form of Security
Exhibit B	–	Form of Guaranty Supplemental Indenture
Exhibit C	–	Form of Mortgage
Exhibit D	–	Form of Notice of Exchange
Exhibit E	–	Revised Covenants and Related Revised Definitions
Exhibit F	–	Schedule of Initial Joint Ventures
Exhibit G	–	Schedule of Inactive Subsidiaries
Schedule A	–	Schedule of Additional Shares

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INDENTURE, dated as of [November 1], 2021, between CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company (together with its successors and assigns under this Indenture, the “Company”), having its principal office at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, the GUARANTORS party hereto from time to time, CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (together with its successors and assigns under this Indenture, the “REIT”), having its principal executive office located at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and WILMINGTON SAVINGS FUND SOCIETY, FSB (together with its successors and assigns under this Indenture, the “Trustee”), as Trustee, and WILMINGTON SAVINGS FUND SOCIETY, FSB (together with its successors and assigns under this Indenture, the “Collateral Agent”), as Collateral Agent.

RECITALS

WHEREAS, pursuant to the terms and conditions of the Third Amended Joint Chapter 11 Plan, dated May 26, 2021, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the REIT and certain of its direct and indirect Subsidiaries, which Plan of Reorganization was confirmed by order, dated August 11, 2021, of the Bankruptcy Court (the “Bankruptcy Order”), the holders of Consenting Crossholder Claims (as defined in the Plan of Reorganization) and Unsecured Claims (as defined in the Plan of Reorganization) are to be issued the Securities (as hereinafter defined) in an aggregate principal amount of $150,000,000;

WHEREAS, the REIT has duly authorized the execution and delivery of this Indenture to provide its limited guarantee in respect of the Securities issued hereunder; and

WHEREAS, (a) all acts and things necessary to make (i) the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company; (ii) the Guarantees of the Guarantors hereunder the valid, binding and legal obligations of the Guarantors; (iii) the Limited Guarantee of the REIT hereunder the valid, binding and legal obligation of the REIT; and (iv) this Indenture a valid agreement of the Company, the Guarantors and the REIT, according to its terms, have been done and performed, and (b) the execution of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises set forth herein, the Company, the Guarantors and the REIT covenant and agree with the Trustee and Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Securities (except as otherwise provided below), as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01Definitions.

“Acceleration Premium” means, with respect to any Securities on any applicable acceleration date, the present value at such acceleration date of all required and unpaid interest

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payments due on such Security through the Stated Maturity of the Securities (excluding accrued but unpaid interest to the acceleration date), computed using a discount rate equal to the relevant Acceleration Premium Treasury Rate as of such acceleration date plus 50 basis points, as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Acceleration Premium.

“Acceleration Premium Treasury Rate” means, as of the applicable acceleration date, the yield to maturity as of such acceleration date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available two Business Days prior to such acceleration date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such acceleration date to the Stated Maturity, provided, however, that if the period from such acceleration date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Acquired Debt” means Indebtedness of a Person:

(1)existing at the time such Person is merged or consolidated with or into the Company or any Subsidiary or becomes a Subsidiary of the Company but only to the extent not paid in connection with such merger or consolidation; or

(2)assumed by the Company or any Subsidiary in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be Incurred on the date the acquired Person is merged or consolidated with or into the Company or any Subsidiary or becomes a Subsidiary of the Company or the date of the related acquisition, as the case may be, determined on a consolidated basis in accordance with accounting principles generally accepted in the United States.

“Additional Assets” means:

(1)any property, plant, equipment or other tangible assets used or useful in a Related Business;

(2)the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3)Capital Stock in any existing or future Subsidiary or Joint Venture that owns any Property so long as such acquired Capital Stock is Collateral to the extent required by the terms of this Indenture;

provided, however, that any such Subsidiary or Person described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Shares” has the meaning specified in Section 13.02(a).

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“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any property (other than Collateral or Excluded Property) that is acquired or otherwise owned by the Company or any Subsidiary after the Issue Date of a type that secures the Secured Obligations.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including (x) any disposition by means of a merger, consolidation or similar transaction, (y) any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title or use and (z) a disposition in connection with a Sale and Leaseback Transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)any assets or other rights or property that constitute Property Collateral;

(2)any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(3)the ownership interest of the Company or any Subsidiary in a Joint Venture; or

(4)any other assets (other than Capital Stock) of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(A)a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary so long as (a) the covenants in Section 5.01, Section 5.02 and Section 5.03, to the extent applicable, are satisfied or do not expressly prohibit such transfer, (b) if a disposition is by a Subsidiary Guarantor, such disposition must be to a Subsidiary Guarantor or a Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 4.07 unless such Subsidiary will become an Excluded Non-Guarantor Subsidiary pursuant to clause (3) of the definition of Excluded Non-Guarantor Subsidiary substantially concurrently with such disposition and (c) if such transfer includes Collateral (unless such transfer is to a Subsidiary that will become an Excluded Non-Guarantor Subsidiary pursuant to clause (3) of the definition of Excluded Non-Guarantor Subsidiary substantially concurrently with such transfer), such transfer does not occur until and unless the

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transferee has caused a valid, enforceable, perfected first priority Lien in or on such Collateral (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14, Article 11 or any other provision of this Indenture:

(a)to the extent such Collateral constitutes Property set forth in Category 1 on Annex I hereto, (x) a Mortgage with respect to such Collateral, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office) and (y) Security Documents with respect to all personal property of such transferee, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee);

(b)to the extent such Collateral constitutes Capital Stock of a Subsidiary that owns a Property set forth in Category 1, Category 3 or Category 8 on Annex I hereto, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of such transferee, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(c)to the extent of any Collateral other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the

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Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(d)to the extent such Collateral constitutes Property set forth in Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(e)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(B)any single transaction or series of related transactions that involves the disposition of assets having a Fair Market Value of less than $10 million;

(C)the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind (other than any property management agreement with respect to a material portion of the Properties of the Company and its Subsidiaries);

(D)any issuance or sale of Capital Stock of the Company;

(E)a disposition of cash or Temporary Cash Investments;

(F)the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases and easements of other property in the ordinary course of business which would not reasonably be expected to materially interfere with the business of the Company and its Subsidiaries, as determined in good faith by an Officer of the Company;

(G)dispositions of assets secured by Liens incurred pursuant to clauses (2), (3), (4) and (5) of the definition of Permitted Liens to lenders or other secured parties holding such Permitted Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.02(b)(2), (3), (4), (7), (8), (9) and (10) upon the default of, and in satisfaction of all of, such Indebtedness, to the extent the Board of Directors determines in good faith such disposition is commercially reasonable in light of the circumstances;

(H)the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(I)a contribution of any Undeveloped Property to a Joint Venture in which a Subsidiary holds an ownership interest in connection with the formation of such Joint Venture; provided that (i) the sole asset of such Subsidiary is Capital Stock in such Joint Venture; (ii) the Company uses commercially reasonable efforts in good faith to cause the pledge of the Capital Stock in such Subsidiary to be permitted by the agreements governing such Joint Venture and any agreement

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governing Indebtedness of such Joint Venture, and, solely to the extent permitted pursuant to such commercially reasonable efforts in good faith, the Capital Stock in such Subsidiary is pledged as Collateral and, to the extent such Capital Stock is After-Acquired Property, the provisions of Section 4.14 are complied with; and (iii) the provisions of Section 4.07 are complied with in respect of such Subsidiary such that such Subsidiary is or becomes a Subsidiary Guarantor;

(J)for purposes of Section 4.03 only, a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(K)leases and subleases of Property in the ordinary course of business;

(L)[Reserved];

(M)any exchange of (i) assets made in the ordinary course of business for assets related to a Related Business of a comparable or greater market value or usefulness to the business of the Company as a whole, as determined in good faith by the Boards of Directors of both the Company and the REIT and (ii) like property for use in a Related Business that is allowable under Section 1031 of the Code that has been approved by the Boards of Directors of both the Company and the REIT (such assets referred to in clause (i) or like property referred to in clause (ii) so exchanged being referred to as the “Exchanged Property”) so long as (1) in the case of clause (ii), if such Exchanged Property includes Collateral that constitutes Property set forth in Category 1 on Annex I hereto, the Fair Market Value (as determined in good faith by the Boards of Directors of both the Company and the REIT) of such Exchanged Property, together with the Fair Market Value of any prior exchanges of Exchanged Property constituting Property set forth in Category 1 on Annex I hereto made pursuant to clause (ii), shall not exceed $75.0 million in the aggregate and (2) in the case of clause (i) or (ii), if such Exchanged Property includes Collateral, such exchange shall not occur until and unless the following conditions are satisfied: (x)(i) if the Received Property (as defined below) constitutes Capital Stock of a Joint Venture, the Subsidiary that acquires such Capital Stock shall be a Subsidiary Guarantor or become a Subsidiary Guarantor to the extent (A) required pursuant to Section 4.07 and (B) such guarantee is permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture provided that the Company shall use its commercially reasonable efforts in good faith to cause such guarantee to be permitted, and any Property owned by such Joint Venture shall be deemed listed under “Category 4” on Annex I hereto, (ii) if any Received Property constitutes (directly or through the acquisition of Capital Stock) Excluded After-Acquired Property owned by a Subsidiary of a Subsidiary, then such Received Property shall be deemed listed under “Category 4” on Annex I hereto and the Subsidiary that owns the Capital Stock of the Subsidiary that directly owns such Received Property shall be a Subsidiary Guarantor to the extent required or become a Subsidiary Guarantor pursuant to Section 4.07 and (iii) if any Received Property (directly or through the acquisition of Capital Stock) is owned by a Subsidiary and is not subject to a Lien securing Non-Recourse Mortgage Indebtedness at the time of acquisition,

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(a) such Subsidiary (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (b) such Received Property shall be deemed listed under “Category 1” on Annex I hereto, and (y) the Company or the Subsidiary Guarantor party to such exchange has caused a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on the property or assets received in exchange for such Exchanged Property (the “Received Property”) (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14 and Article 11 of this Indenture; and

(a)to the extent such Received Property constitutes Property, (x) a Mortgage with respect to such Received Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office), (y) Security Documents with respect to all personal property of the Company or the Subsidiary Guarantor party to such exchange, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

(b)to the extent such Received Property constitutes Capital Stock, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of the Company or the Subsidiary Guarantor party to such exchange, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents; provided that to the extent that the pledge of Capital Stock in a Joint Venture is not permitted by the agreements governing such Joint Venture or any agreement governing Indebtedness of such Joint Venture,

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the Company shall only be required to commercially reasonable efforts in good faith to provide a pledge of such Capital Stock in such Joint Venture;

(c)to the extent of any Received Property other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(d)to the extent such Received Property constitutes Property deemed listed under Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require;

(e)to the extent such Received Property includes cash, such cash (which shall be deemed Net Available Cash) is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied in accordance with Section 4.03; and

(f)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(N)dispositions of receivables (including rents) in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings or the conversion of accounts receivable into notes receivable in the ordinary course of business;

(O)dispositions of obsolete, worn out, uneconomic or damaged property, equipment or other assets (other than any Property Collateral) in the ordinary course of business or consistent with past practice or industry practices that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company and its Subsidiaries as determined in good faith by the Company;

(P)dispositions of Capital Stock in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture

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parties set forth in joint venture arrangements and similar binding written arrangements (the proceeds of which will be deemed to be Net Available Cash), so long as the Net Available Cash thereof is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied in accordance with Section 4.03; and

(Q)the unwinding of any cash management services or Hedging Obligations.

“Asset Sale Excess Proceeds Other Offer” means, with respect to any Asset Sale Excess Proceeds Offer, an offer by the Company to purchase the Other Secured Notes pursuant to the terms of the Other Secured Notes Indenture conducted substantially concurrently with such Asset Sale Excess Proceeds Offer and in an amount equal to the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to the Asset Sale Trigger Event requiring the Company to make such Asset Sale Excess Proceeds Offer.

“Asset Sale Excess Proceeds Other Secured Notes Unused Amount” means, as to any Asset Sale Excess Proceeds Offer, the excess, if any, of (i) the Pro Rata Percentage Amount applicable to the Other Secured Notes with respect to such Asset Sale Excess Proceeds Offer over (ii) the aggregate Asset Sale Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Other Secured Notes validly tendered and accepted for purchase in such Asset Sale Excess Proceeds Other Offer made substantially concurrently with such Asset Sale Excess Proceeds Offer.

“Asset Sale Excess Proceeds Securities Unused Amount” means, as to any Asset Sale Excess Proceeds Offer, the excess, if any, of (i) the Pro Rata Percentage Amount applicable to the Securities with respect to such Asset Sale Excess Proceeds Offer over (ii) the aggregate Asset Sale Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Securities validly tendered and accepted for purchase in such Asset Sale Excess Proceeds Offer.

“Authorized Representative” means (i) in the case of the Notes Obligations, the Trustee, or (ii) in the case of the Other Secured Notes Obligations, the Other Secured Notes Trustee.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness (but not including any payments under any unexercised extensions) multiplied by the amount of such payment by,

(2)the sum of all such payments.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, in the proceedings under Chapter 11 of the United States Bankruptcy Code styled CBL & Associates Properties, Inc., et al., Debtors, Case No. No. 20-35226 (DRJ).

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“Bankruptcy Proceeding” means the bankruptcy proceedings of the REIT and certain of its Subsidiaries under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court.

“Board of Directors” means:

(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified herein, each reference to a Board of Directors will refer to the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless otherwise specified herein, each reference to a Board Resolution will refer to a Board Resolution of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however, that Capital Lease Obligations shall exclude all operating leases.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 13.04(a).

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Clause A Distribution” has the meaning specified in Section 13.06(c).

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“Clause B Distribution” has the meaning specified in Section 13.06(c).

“Clause C or D Distribution” has the meaning specified in Section 13.06(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and property, whether real, personal or mixed (including any leasehold interest under a ground lease), wherever located and whether now owned or at any time acquired after the Issue Date by the Company or any Subsidiary as to which a Lien is granted under the Security Documents to secure the Secured Obligations.

“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated the Issue Date, among the Company, the REIT, the Guarantors, the Collateral Agent, the Trustee, as Authorized Representative for the Secured Parties holding Notes Obligations and as initial applicable Authorized Representative, and Wilmington Savings Fund Society, FSB, as the Other Secured Notes Trustee and as Authorized Representative for the Secured Parties holding Other Secured Notes Obligations.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent under the Indenture and Security Documents, until a successor replaces it in such capacity and, thereafter, means the successor.

“Collateral Disposition” means any Asset Sale of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Capital Stock in a Subsidiary Guarantor that owns Collateral, or of Capital Stock in such Subsidiary Guarantor’s direct or indirect parent, such that, as a consequence, such Person no longer is a Subsidiary Guarantor, shall be deemed a Collateral Disposition of the Collateral owned by such Subsidiary Guarantor; provided, that a Subsidiary Guarantor that owns Collateral may form a Joint Venture and contribute assets constituting Undeveloped Property to such Joint Venture so long as the provisions of paragraph (I) of the definition of “Asset Sale” are complied with. For the avoidance of doubt, no Collateral Release shall constitute a Collateral Disposition.

“Collateral Property” means any Property that constitutes Collateral.

“Collateral Release” means (i) with respect to any Collateral owned by the Company or any Subsidiary, a release of the Liens securing the Secured Obligations on such asset or (ii) with respect to any Property that is directly owned by a Subsidiary of the Company and its Subsidiaries, the grant of any Lien on such Property that is a Permitted Lien, in each case of clause (i) and (ii), pursuant to a Release Trigger Event as a result of which such Collateral or Property, as applicable, continues to be owned by the Company or a Subsidiary.

“Collateral Release Excess Proceeds Securities Unused Amount” means as to any Collateral Release Excess Proceeds Offer, the excess, if any, of (i) the Pro Rata Percentage Amount applicable to the Securities with respect to such Collateral Release Excess Proceeds Offer over (ii) the aggregate Collateral Release Excess Proceeds Offer Price payable in respect of the aggregate

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principal amount of Securities validly tendered and accepted for purchase in the Collateral Release Excess Proceeds Offer.

“Collateral Release Excess Proceeds Redemption” means, with respect to any Collateral Release Excess Proceeds Offer, a redemption of all or such portion of the Other Secured Notes pursuant to the terms of the Other Secured Notes Indenture conducted substantially concurrently with such Collateral Release Excess Proceeds Offer.

“Combination Settlement” has the meaning specified in Section 13.04(a).

“Common Stock” means any Capital Stock of any class or series of the REIT (including, on the Issue Date, the Common Stock, par value $.001 per share, of the REIT) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the REIT and which is not subject to redemption by the REIT. However, subject to the provisions of Section 13.12, shares issuable upon exchange of Securities shall include only shares of the class of Capital Stock of the Company designated as Common Stock, par value $.001 per share, of the REIT on the Issue Date.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to Section 5.02 and, thereafter “Company” shall mean such successor Person.

“Company Optional Exchange Make-Whole Amount” means, with respect to any Security being exchanged by a Company-elected exchange pursuant to Section 15.01, the present value at the applicable Exchange Date of all required interest payments due on such Security through the Stated Maturity of the Securities (excluding accrued but unpaid interest to the such Exchange Date and excluding (in inverse order of maturity) any such interest payments in excess of 36 months of interest (or, as to any such interest payment, if any, payable on the Interest Payment Date next succeeding the date 36 months after such Exchange Date, the portion of such interest payment in respect of interest accruing after such date 36 months after the Exchange Date), computed using a discount rate equal to the Company Optional Exchange Treasury Rate as of such Exchange Date plus 50 basis points, discounted to the Exchange Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), as calculated by the Company or its agent; the Trustee shall have no responsibility to calculate or verify the calculation of the Company Optional Exchange Make-Whole Amount.

“Company Optional Exchange Treasury Rate” means, as of the applicable Exchange Date, the yield to maturity as of such Exchange Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Exchange Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Exchange Date to the Stated Maturity (or, if earlier, the date 36 months after the Exchange Date), provided however, that if the period from such Exchange Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

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“Condemnation” means any taking by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Confirmation Date” means the later of the date on which the Plan of Reorganization is first confirmed by the Bankruptcy Court or the last date on which an amendment, modification or restatement of the Plan of Reorganization is approved by the Bankruptcy Court.

“Consolidated Modified Cash NOI” means Net Operating Income from the Collateral Properties, determined on a proportional ownership basis based upon the Company’s ownership (direct or indirect) in each Subsidiary and Joint Venture that excludes straight-line rents and above / below market lease rates.

“corporation” means a corporation, association, company (including limited liability company), joint-stock company, business trust or other similar entity.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (i) the Exchange Rate on such Trading Day and (ii) the Daily VWAP of the shares of Common Stock on such Trading Day.

In addition, for purposes of the foregoing, the Daily Exchange Values of Reference Property will be determined by reference to (i) in the case of Reference Property or part of Reference Property that is traded on a U.S. national securities exchange, the volume-weighted average price of the applicable security (determined with respect to any such security in a manner consistent with the definition of “Daily VWAP”), (ii) in the case of any other property other than cash, the value thereof as determined by two independent nationally recognized investment banks as of the effective time of the Merger Event of the transaction pursuant to which the provisions of Section 13.12 shall have been applied and (iii) in the case of cash, at 100% of the amount thereof.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period,

(1)cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Exchange Value; and

(2)if the Daily Exchange Value exceeds the Daily Specified Dollar Amount, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP of the shares of Common Stock on such Trading Day.

“Daily Specified Dollar Amount” means the result obtained by dividing the Specified Dollar Amount by 40.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price of the shares of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[ <equity> AQR]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading

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day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt Service” means for any period the sum of (i) interest expense (whether or not paid) on Indebtedness of the Operating Partnership and its Subsidiaries and Joint Ventures, and (ii) scheduled mandatory amortization payments of principal (whether or not paid) on Indebtedness of the Operating Partnership and its Subsidiaries and Joint Ventures, in each case, determined on a proportional ownership basis based upon the Operating Partnership’s ownership (direct or indirect) in each of its Subsidiaries and Joint Ventures. For the avoidance of doubt, scheduled mandatory amortization payments of principal as used in clause (ii) shall include payments of principal of Indebtedness under the New Bank Term Loan Facility, any other credit facilities and property mortgages but exclude payments of principal made with “Excess Cash Flow” (as such term is defined in the New Bank Term Loan Facility).

“Debt Service Ratio” means for any period the Modified Cash NOI for all consolidated and unconsolidated properties of the Operating Partnership based on its share (determined on a proportional ownership basis based upon the Operating Partnership’s ownership (direct or indirect) in each of its Subsidiaries and Joint Ventures) divided by Debt Service.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities and (b) on which there are no Securities outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock

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upon the occurrence of an “asset sale” occurring prior to the date 91 days after the earlier date determined pursuant to clause (a) or (b) above shall not constitute Disqualified Stock if:

(A)the “asset sale” provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Section 4.03; and

(B)any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Distributed Property” has the meaning specified in Section 13.06(c).

“Dividend Available Threshold Amount” means with respect to any cash dividend or distribution, the amount, if any, by which (i) the Dividend Threshold Amount on the “ex” date for such dividend or distribution exceeds (ii) the sum of respective amounts distributed per share of Common Stock in any other cash dividend or distribution having an “ex” date on or prior to, and in the same fiscal year as, the “ex” date for such dividend or distribution.

“Dividend Threshold Amount” means the fraction equal to (i) $[_______]2 divided by (ii) [_______]3 shares of Common Stock, as such fraction is adjusted from time to time in inverse proportion to adjustments to the Exchange Rate pursuant to Section 13.06. The adjusted Dividend Threshold Amount shall equal the Dividend Threshold Amount applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Dividend Threshold Amount adjustment and the denominator of which is the Exchange Rate as so adjusted. The Company will likewise make appropriate adjustments to the Dividend Threshold Amount where an Exchange Rate adjustment otherwise required to be made pursuant to the provisions of Section 13.06(a) through (e) is not made in accordance with the provisions of Section 13.06 that permit or require participation by Holders in a Received Dividend or other transaction in lieu of such Exchange Rate adjustment.

“effective date” has the meaning specified in Section 13.06(a).

[2]	Note to Draft: To be the product of (i) the amount (the “RLOP”) equal to the percentage of Reorganized LP owned by the REIT on the Issue Date times (ii) $15.0 million.
[3]	Note to Draft: To be the number of shares of Common Stock outstanding on the Issue Date.

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“Effective Date” has the meaning specified in Section 13.02(b).

“Event of Loss” means, with respect to any Property Collateral (each an “Event of Loss Asset”), any (1) Casualty of such Event of Loss Asset, (2) Condemnation or seizure of such Event of Loss Asset or (3) settlement in lieu of clause (2) above.

“‘ex’ date” means:

(i)when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution;

(ii)when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market after the time at which such subdivision or combination becomes effective; or

(iii)when used with respect to any tender offer, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market after the Expiration Time of such tender offer.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 2.03.

“exchange amount” means, with respect to any Securities being exchanged, an amount in dollars equal to the sum of (i) the aggregate principal amount of such Securities, plus (ii) the accrued and unpaid interest, if any, on such principal amount of such Securities to, but excluding, the Exchange Date, plus (iii) in the event of a Company Optional Exchange pursuant to Section 15.01, the Company Optional Exchange Make-Whole Amount.

“Exchange Date” has (for a Company-elected exchange pursuant to Section 15.01) the meaning specified in Section 15.02 or (for a Holder-elected exchange pursuant to Section 13.03) the meaning specified in Section 13.03(a).

“Exchange Price” means, in respect of each Security, as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” means initially [_______]4 shares of Common Stock per $1,000 exchange amount, subject to adjustment as set forth herein.

[4]

To be the amount equal to the quotient of (x) $1,000 divided by (y) the quotient of (i) the product of (a) $350 million times (b) the RLOP divided by (ii) the Initial Share Amount. The “Initial Share Amount,” is equal to the product of (x) 105% times (y) the number of shares of Common Stock outstanding on the Issue Date (less any outstanding shares of Common Stock on the Issue Date constituting (i) restricted Common Stock or (ii) other Common Stock, in case of (i) or (ii), issued or awarded under the Management Incentive Plan).

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“exchange record date” has the meaning specified in Section 13.13.

“Excluded After-Acquired Property” means any Property first acquired by any Subsidiary after the Issue Date that is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred to finance the purchase price of such Property (or Refinancing Indebtedness in respect thereof) pursuant to Section 4.02(b)(10).

“Excluded Initial Property” means, to the extent owned by the Company or any Subsidiary, (1) any Property that is set forth in Category 4 on Annex I hereto but only if and so long as such Property is subject to Permitted Liens granted to secure Indebtedness outstanding on the Issue Date incurred pursuant to Section 4.02(b)(4) or Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.02(b)(9) and (2) any Property that is set forth in Category 3 or Category 8 on Annex I hereto.

“Excluded Non-Guarantor Subsidiary” means:

(1)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 4 on Annex I hereto but only if and so long as such Property is subject to Permitted Liens granted to secure Indebtedness outstanding on the Issue Date incurred pursuant to Section 4.02(b)(2) or Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.02(b)(9);

(2)any Subsidiary that directly owns solely a direct interest in a Joint Venture that directly or indirectly owns solely a Property (or Properties) set forth in Category 4 or Category 7 on Annex I hereto but only if and so long as the guaranty by such Subsidiary of the Secured Obligations is not permitted by the agreements governing such Joint Venture or any agreement governing Indebtedness of such Joint Venture in existence on the Issue Date;

(3)any Subsidiary that directly owns solely the Capital Stock of a Subsidiary that directly owns solely a Property (or Properties) set forth in Category 1, Category 3 or Category 8 on Annex I hereto but only if and so long as such Property (or all of such Properties) so owned is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4), (3) or (7), respectively, or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14) and the guaranty of the Secured Obligations by such Subsidiary owning such Capital Stock is not permitted by the agreements governing such Indebtedness of such Subsidiary; provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely the Capital Stock of a Subsidiary that directly owns solely such Property (or Properties) in Category 1, Category 3 or Category 8 set forth on Annex I hereto, the Release Condition shall be satisfied;

(4)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 3 set forth on Annex I hereto;

(5)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 8 set forth on Annex I hereto;

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(6)any Subsidiary that directly owns solely a Property (or Properties) set forth in Category 1 on Annex I hereto but only if and so long as such Property (or all of such Properties) so owned is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4); provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely such Property (or Properties) in Category 1 set forth on Annex I hereto, the Release Condition shall be satisfied; and

(7)(i) any Subsidiary existing as of the Issue Date that is listed as an Inactive Subsidiary on Exhibit G hereto (an “Inactive Subsidiary”) so long as (a) such Subsidiary is, and continues to be, a shell entity that (x) has assets of less than $100,000, (y) has liabilities of less than $100,000 and (z) is not engaged in any business and (b) such Subsidiary does not own any direct or indirect equity interest in a Subsidiary Guarantor or any other Person that owns Property Collateral and (ii) The Pavilion Collecting Agent, LLC and the Hammock Landing Collecting Agent, LLC (each a “Specified Subsidiary”) so long as the Specified Subsidiary continues to be used solely as a conduit for the collection of certain taxes and fees which are then substantially remitted to third parties; provided that if at any time such Subsidiary referenced in clause (i) fails to meet any of the conditions in clauses (a) and (b) of clause (i) or the Specified Subsidiary no longer acts in the capacity referred to in clause (ii) and fails to meet any of the conditions in clauses (a) and (b) of clause (i), then within 30 days of such time the Company shall cause such Subsidiary to become a Subsidiary Guarantor as if such Subsidiary had become a new Subsidiary of the Company in accordance with Section 4.07 of this Indenture.

“Excluded (Non-Pledged) Subsidiary /Joint Venture Capital Stock” means:

(1)[Reserved];

(2)the Capital Stock in any Excluded Non-Guarantor Subsidiary:

(A)referred to in clauses (1) and (2) of the definition of Excluded Non-Guarantor Subsidiary;

(B)referred to in clause (4) of the definition of Excluded Non-Guarantor Subsidiary but only if and so long as (x) the Property owned by such Subsidiary is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(3) or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14), (y) the pledge of such Capital Stock to secure the Secured Obligations is not permitted by the agreements governing the related Indebtedness or Refinancing Indebtedness referred to therein, and (z) the Release Condition has been satisfied; or

(C)referred to in clause (5) of the definition of Excluded Non-Guarantor Subsidiary but only if such Capital Stock is released pursuant to Section 12.05(8)(iii);

(D)referred to in clause (6) of the definition of Excluded Non-Guarantor Subsidiary but only if and so long as (x) the Property owned by such Subsidiary is

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subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) or Recourse Indebtedness incurred pursuant to Section 4.02(b)(14), (y) the pledge of such Capital Stock to secure the Secured Obligations is not permitted by the agreements governing the related Indebtedness or Refinancing Indebtedness referred to therein, and (z) the Release Condition has been satisfied;

(3)the Capital Stock in any Joint Venture that owns solely a Property (or Properties) set forth in Category 4 on Annex I hereto; and

(4)the Capital Stock in any Joint Venture that owns solely a Property (or Properties) set forth in Category 7 on Annex I hereto.

“Excluded Other Property” means any personal property to the extent (any only so long as) constituting “Excluded Property” (as defined in the Security Documents).

“Excluded Property” means any Excluded Initial Property, Excluded After-Acquired Property, Excluded Other Property, Excluded Released Property or Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock.

“Excluded Released Property” means:

(1)the Capital Stock in any Excluded Non-Guarantor Subsidiary referred to in either (a) clauses (2)(B) or (D) of the definition of Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock or (b) clause (2)(C) of such definition;

(2)any asset (x) constituting a Property that either (A) was Collateral Property on the Issue Date and is set forth in Category 1 on Annex I hereto or (B) became Collateral Property after the Issue Date upon the acquisition thereof pursuant to Section 4.14 and (y) Liens on which securing the Secured Obligations were released at the time Liens were granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) and in compliance with Section 4.04 and Section 11.05;

(3)any Property set forth in Category 3 or Category 4 on Annex I hereto at the time Permitted Liens were granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(3) or (9) and in compliance with Section 4.04; or

(4)any Property constituting Undeveloped Property that is contributed to a Joint Venture in which a Subsidiary holds an ownership interest in connection with the formation of such Joint Venture; provided that (i) the sole asset of such Subsidiary is Capital Stock in such Joint Venture; (ii) the Company uses commercially reasonable efforts in good faith to cause the pledge of the Capital Stock in such Subsidiary to be permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture, and, solely to the extent permitted pursuant to such commercially reasonable efforts in good faith, the Capital Stock in such Subsidiary is pledged as Collateral and, to the extent such Capital Stock is After-Acquired Property, the provisions of Section 4.14 are complied with; and (iii) the provisions of Section 4.07 are complied

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with in respect of such Subsidiary such that such Subsidiary is or becomes a Subsidiary Guarantor.

“Fair Market Value” means, with respect to any Asset Sale or other transaction, the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:

(1)if the value of such Asset Sale or other transaction is less than $10.0 million, an Officer of the Company; and

(2)if the value of such Asset Sale or other transaction is $10.0 million or greater, the Boards of Directors of both the Company and the REIT.

“Final Settlement Method Election Date” means the earlier of (i) the date the Company first gives notice of a redemption of Securities pursuant to Section 3.07(b) and (ii) the 45th Scheduled Trading Day preceding the Maturity Date.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit D.

“Fundamental Change” means the occurrence of any of the following after the Issue Date:

(i)a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act (other than any Permitted Holder) becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing 50% or more of the voting power of the shares of Common Stock entitled to vote generally in the election of members of the Board of Directors of the REIT and (A) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (B) the Company or the REIT otherwise becomes aware of any such person or group; provided, that this clause (i) shall not apply to a transaction specified in clause (iv) below, including any exception thereto;

(ii)at any time after the Initial Listing Date, the shares of Common Stock into which the Securities are then exchangeable, cease to be listed for trading on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange (or any of their respective successors) for a period of 20 consecutive trading days;

(iii)the REIT’s shareholders approve any plan or proposal for the liquidation or dissolution of the REIT (other than in a transaction or event or series of transactions or events specified in clause (iv));

(iv)the consummation of (A) any recapitalization, reclassification or change of the shares of Common Stock (other than changes resulting from a share split or share combination or changes solely to the par value) as a result of which all of the shares of Common Stock are converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the REIT pursuant to which

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all of the shares of Common Stock are converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the REIT and its Subsidiaries, taken as a whole, to any Person other than one of the REIT’s wholly owned Subsidiaries (any such transaction or event or series of transactions or events described under subclause (A), (B) or (C) above, a “Merger Transaction”); provided, however, that neither (1) a transaction or event or series of transactions or events described in subclause (A) or (B) in which the holders of all classes of the Common Stock of the REIT immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (2) any merger or consolidation of the REIT solely for the purpose of changing its jurisdiction of incorporation to another state of the United States that results in a reclassification, conversion or exchange of the outstanding shares of Common Stock solely into shares of common stock or other similar common equity interests of the surviving entity shall be a Fundamental Change pursuant to this clause (iv) or clause (i) above; or

(v)the Company ceases to be at least [________]5 owned, directly or indirectly, by the REIT;

provided, however, that a transaction or event or series of transactions or events specified in clause (i) or (iv) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of shares of Common Stock in such transaction or event or series of transactions or events (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) under clause (i) or (iv) above consists of shares of common stock or other similar common equity interests traded or to be traded immediately following such transaction or event or series of transactions or events on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange (or any of their respective successors) and, as a result of the transaction or event or series of transactions or events, the Securities become exchangeable, upon satisfaction of the conditions to exchange, into such shares of Common Stock or other similar common equity interests and other applicable consideration (subject to the provisions of Section 13.04) all in accordance with the provisions of Article Fourteen. If, as the result of any Merger Event, the Securities become exchangeable into Reference Property (in lieu of Common Stock), the supplemental indenture described in the first paragraph of Section 13.12(a) shall provide for amendments to the definition of Fundamental Change so that thenceforth references therein to Common Stock shall, as nearly equivalent as practicable, instead be references to the Reference Property.

“Fundamental Change Expiration Time” has the meaning specified in Section 14.02(b)(i).

[5]	Note to Draft: To be the product of (x) the RLOP and (y) 100%.

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“Fundamental Change Purchase Date” has the meaning specified in Section 14.02(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 14.02(b)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 14.02(a).

“Fundamental Change Purchase Right Notice” has the meaning specified in Section 14.02(c).

“Future Joint Venture” means any Person (other than any Person that is, or becomes, a Wholly-Owned Subsidiary of the Company), in which the Company or any Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) that meets the following conditions: (1) such Person has been established in the ordinary course of business and consistent with past practice as the Initial Joint Ventures in connection with the acquisition or development of property and/or other assets used or useful in a Related Business (as determined in good faith by the Company); (2) the Company or any Subsidiary of the Company is party to a customary joint venture agreement and related arrangements on customary and reasonable terms consistent with past practice as the Initial Joint Ventures and market terms at such time; (3) the ownership interest (whether by way of Capital Stock or otherwise) in such Person that is not owned by the Company or any Subsidiary of the Company is held by a third party that is not an Affiliate of the Company or the REIT and such third party has purchased its ownership interest in such Person for good and valuable consideration (as determined in good faith by the Company); and (4) to the extent such Person would otherwise meet the criteria established in the definition of Subsidiary, the designation of such Person as a Joint Venture in lieu of a Subsidiary shall be evidenced to the Trustee by the Company providing an Officer’s Certificate within 30 days after the creation or acquisition of such Person certifying that the designation of such Person as a Joint Venture complied with the foregoing provisions.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including those set forth in:

(1)the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)statements and pronouncements of the Financial Accounting Standards Board; and

(3)such other statements by such other entity as approved by a significant segment of the accounting profession.

“Grantor” means, for purposes of the Collateral Agency and Intercreditor Agreement, the Company and each Subsidiary of the Company that has granted any Lien in favor of the Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.

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“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each of (i) the Operating Partnership; (ii) a Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture (including pursuant to any Guaranty Supplemental Indenture); and (iii) any Person duly becoming a successor to any such Guarantor pursuant to Section 5.01(b), in each case until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 10.05 hereof. For the avoidance of doubt, as used in this Indenture, the term “Guarantor” includes the Operating Partnership and the Subsidiary Guarantors but does not include the REIT.

“Guaranty Supplemental Indenture” means a supplemental indenture, substantially in the form attached hereto as Exhibit B, pursuant to which a Person that becomes a Subsidiary of the Company after the Issue Date guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under currency, exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Securityholder” means the Person in whose name a Security is registered in the Security Register.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.02:

(1)amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

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(2)the accrual of interest or dividends and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3)the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness;

in each case, shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)all Capital Lease Obligations of such Person;

(3)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(7)all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such

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obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time (including as amended and supplemented by any Guaranty Supplemental Indenture).

“Initial Joint Ventures” means each of the Joint Ventures existing as of the Issue Date that are listed on Exhibit F hereto; provided that upon any Initial Joint Venture becoming a Wholly Owned Subsidiary of the Company, such Person ceases to be a Joint Venture and shall automatically become a Subsidiary.

“Initial Listing Date” means the later of the (i) the Effective Date or (ii) the date on which the shares of Common Stock are first listed for trading on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange (or any of their respective successors).

“Interest Payment Date” means the maturity date of an installment of interest on the Securities.

“Issue Date” means [November 1], 2021, the first date on which the Securities are issued, authenticated and delivered under this Indenture.

“Issue Date Opinions” means the Opinions of Counsel delivered to the Trustee and the Collateral Agent as specified in Section 11.02(b)(1).

“Joint Venture” means any Person that is an Initial Joint Venture or a Future Joint Venture; provided that (i) upon a Joint Venture becoming a Wholly Owned Subsidiary of the Company, such Person ceases to be a Joint Venture and automatically becomes a Subsidiary and (ii) upon the Company or a Subsidiary of the Company ceasing to hold any ownership interest (whether by way of Capital Stock or otherwise) in such Joint Venture in a transaction that complies with the terms of this Indenture, such Person ceases to be a Joint Venture. Unless otherwise indicated in this Indenture, all references to a Joint Venture shall mean a Joint Venture of the Company or any Subsidiary of the Company.

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“Joint Venture Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) directly or indirectly by a Joint Venture, including (x) any disposition by means of a merger, consolidation or similar transaction, (y) any Event of Loss, Casualty, Condemnation or seizure or settlement in lieu thereof, or other loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title or use and (z) a disposition in connection with a Sale and Leaseback Transaction of any Property.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing the Secured Obligations as provided in the Collateral Agency and Intercreditor Agreement, granted by the Company or any Guarantor in favor of holders of Junior Lien Debt (or any Junior Lien Representative in connection therewith), at any time, upon any property of the Company or any Guarantor to secure Junior Lien Obligations; provided such Lien is permitted to be incurred under this Indenture.

“Junior Lien Debt” means the aggregate Indebtedness outstanding under each Junior Lien Document that is permitted to be incurred pursuant to this Indenture, the Security Documents and the Junior Lien Intercreditor Agreement.

“Junior Lien Documents” means, collectively, all indentures, credit agreements, loan documents, notes, guarantees, instruments, documents and agreements governing or evidencing, or executed or delivered in connection with, each Junior Lien facility, or pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit [B] to the Collateral Agency and Intercreditor Agreement, executed among the Collateral Agent, each Junior Lien Representative and the Company and the other parties from time to time party thereto as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any issuance or series of Junior Lien Debt, the trustee, agent or representative of the holders of such Junior Lien Debt who maintains the transfer register for such Junior Lien Debt and is appointed as a representative of such Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the Junior Lien Documents governing such Junior Lien Debt, together with its successors in such capacity.

“Last Reported Sale Price” of the shares of Common Stock on any Trading Day means (i) unless clause (ii) or (iii) applies, the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are traded; (ii) if the shares of Common Stock are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the shares of Common Stock in the over-the-counter market on the relevant date as reported by

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OTC Markets Group Inc. or a similar organization; or (iii) if the shares of Common Stock are not so traded or quoted, the average of the mid-point of the last bid and ask prices for the shares of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Guarantee” means the limited guarantee of the REIT with respect to the Securities pursuant to Article 12 of this Indenture.

“Make-Whole Fundamental Change” means any transaction or event or series of transactions or events that occurs prior to the Maturity Date and constitutes a Fundamental Change (as determined after giving effect to any exceptions thereto or exclusions therefrom but without giving effect to subclause (1) of the proviso in clause (iv) of the definition thereof).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the shares of Common Stock are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the shares of Common Stock or in any options contracts or futures contracts relating to the shares of Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration or otherwise.

“Maturity Date” means November 15, 2028, the fixed date on which the principal of the Securities is due and payable.

“Maximum Exchange Rate” has the meaning specified in Section 13.02(b).

“Merger Event” has the meaning specified in Section 13.12(a).

“Modified Cash NOI” means, for any given period, the sum of the following (without duplication):

(1)rents and other revenues recognized in the ordinary course from real property (including proceeds of rent loss or business interruption insurance and lease buyout, but excluding (i) pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent including write-off of debt,

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and (ii) any amounts related to the amortization of above and below market rents, straight line rents, and write-off of landlord inducements; minus

(2)all operating expenses determined in accordance with GAAP (excluding interest and depreciation expense) related to the ownership, operation or maintenance of such real property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such real property, but specifically excluding general overhead expenses of the Operating Partnership and its Subsidiaries and any actual or imputed property management fees).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Collateral Property and other related assets to secure payment of the Secured Obligations or any part thereof.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Available Cash” from an Asset Sale, a Joint Venture Disposition or a Release Trigger Event, as applicable, means cash payments actually received by the Company or any Subsidiary of the Company therefrom (including (in the case of an Asset Sale or a Joint Venture Disposition) any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, and including (in the case of any Event of Loss) any insurance proceeds, proceeds of any Condemnation, damages awarded by any judgment or other amounts received on or in respect of the Collateral subject to the Event of Loss, and including (in the case of a Release Trigger Event) all cash proceeds of any Indebtedness Incurred as part of or in connection with such Release Trigger Event but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)all legal, title, recording, engineering, environmental, accounting, investment banking, brokerage and relocation expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale or Release Trigger Event, as applicable;

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(2)all payments made on any Indebtedness (other than Secured Obligations, Subordinated Obligations or Junior Lien Debt) which is secured by any assets subject to such Asset Sale or Release Trigger Event, as applicable, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Release Trigger Event, as applicable, or by applicable law, be repaid out of the proceeds from such Asset Sale or Release Trigger Event, as applicable;

(3)all distributions and other payments required to be made to interest holders (other than the Company or any Subsidiary) in Joint Ventures as a result of such Asset Sale or Release Trigger Event, as applicable;

(4)the deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale;

(5)any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Company or any Subsidiary;

(6)with respect to an Asset Sale of any Property, any continuing or unsatisfied obligations of the Company or any Subsidiary to tenants of such Property; and

(7)any payments made after the Issue Date on any Indebtedness (other than Secured Obligations, Subordinated Obligations or Junior Lien Debt) resulting in the payment in full or retirement of such Indebtedness prior to such Asset Sale or Release Trigger Event.

“New Bank Claim Borrower” means CBL & Associates Holdco I, LLC and its successors and assigns.

“New Bank Term Loan Facility” means the Amended and Restated Credit Agreement, dated as of [November 1], 2021 by and among the New Bank Claim Borrower, as borrower, each of the financial institutions signatory thereto, together with their successors and assignees, and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time.

“Non-Recourse Mortgage Indebtedness” means, with respect to (i) any Subsidiary that owns solely a Property (or Properties) or (ii) any Capital Stock of such Subsidiary, Indebtedness secured solely by a Permitted Lien on such Property or such Capital Stock (provided that individual financings provided by one lender or group of lenders may be cross collateralized to other financings provided by such lenders or their affiliates) that is (1) non-recourse to such Subsidiary, other than with respect to such Property or, as applicable, the Capital Stock in such Subsidiary, and (2) non-recourse to the Company or any other Subsidiary (other than such Subsidiary that owns such Property or such Capital Stock to the extent of such Property or such Capital Stock);

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except, in the case of clauses (i) and (ii), for indemnities and limited contingent guarantees arising from “bad act” recourse trigger provisions found in secured real estate financing transactions and other customary “non-recourse carveout” guaranties.

“Note Documents” means this Indenture, the Securities, and the Security Documents.

“Note Guarantee” means the joint and several guarantee pursuant to Article 10 hereof by a Guarantor of the Company’s obligations with respect to the Securities and the other Note Documents.

“Notes Obligations” means the Obligations of the Company and the Guarantors with respect to the Securities and the Note Guarantees and all other obligations of the Company and the Guarantors to the Holders or the Trustee and/or the Collateral Agent under the Note Documents, according to the terms hereunder or thereunder.

“Notice of Exchange” has the meaning specified in Section 13.03(a).

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Observation Period” with respect to any Security surrendered for exchange means the 40 consecutive Trading-Day period commencing on (and including) the 41st Scheduled Trading Day prior to the related Exchange Date, except that with respect to any Exchange Date that is on or after the Final Settlement Method Election Date, the Observation Period means the 40 consecutive Trading Days commencing on (and including) the 41st Scheduled Trading Day prior to the Maturity Date.

“Officer” means the Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, the REIT, CBL Holdings I, Inc., or the Guarantors, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Company (or of the general partner of the managing member of the Company) or the REIT, as applicable, which certificate shall be deemed to be, and the Trustee may rely on its being, executed and delivered by the Officer signing it on behalf of the Company or the REIT, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee. Unless otherwise specified here, each reference to an Officer’s Certificate will refer to an Officer’s Certificate of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Operating Partnership” means CBL & Associates Limited Partnership, as reorganized pursuant to the Plan of Reorganization, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

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“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Other Secured Noteholders” means the holders of notes issued pursuant to the Other Secured Notes Indenture.

“Other Secured Notes” means the Company’s 10.0% Senior Secured Notes due 2029 issued on the Issue Date.

“Other Secured Notes Indenture” means that certain indenture, dated as of the Issue Date, between the Company, the Guarantors party thereto from time to time, the REIT, and Wilmington Savings Fund Society, FSB, as Trustee and Wilmington Savings Fund Society, FSB, as Collateral Agent, relating to the Other Secured Notes.

“Other Secured Notes Obligations” means all Obligations under the Other Secured Notes Indenture and the Security Documents.

“Other Secured Notes Trustee” means Wilmington Savings Fund Society, FSB, as trustee under the Other Secured Notes Indenture.

“Permitted Collateral Liens” means any “Permitted Liens” other than Liens specified in clauses (2), (3), (4), (5), (14) or (18) of the definition of “Permitted Liens.”

“Permitted Holders” means (i) each of the Holders (as defined in the Registration Rights Agreement) that is a party to the Registration Rights Agreement and (ii) any Affiliates and Related Funds of the persons specified in clause (i) (other than the Company, the REIT or any Guarantor).

“Permitted Liens” means, with respect to any Person:

(1)Liens pursuant to the Security Documents to secure Indebtedness and related Obligations permitted under Section 4.02(b)(1);

(2)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(2), (3), (4), (7) or (8) so long as such Liens are limited to, and such Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Subsidiary or Joint Venture solely by, the related Excluded Property referenced in the applicable subsection of Section 4.02(b);

(3)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(9) so long such Liens are limited to, and such Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Guarantor solely by, the related Excluded Initial Property;

(4)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(10) so long such Liens are limited to, and such

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Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Guarantor solely by, the related Excluded After-Acquired Property;

(5)Liens existing on the Issue Date (including Liens on any Excluded Initial Property securing Indebtedness outstanding on the Issue Date and related Obligations permitted under Section 4.02(b)(2)) other than those specified in clauses (1) through (4) above;

(6)Liens securing Junior Lien Debt in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (6), does not exceed $75.0 million, but solely so long as such Junior Liens are subject to the Junior Lien Intercreditor Agreement;

(7)Liens securing taxes, assessments and other charges or levies imposed by any governmental authority that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(8)statutory Liens of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business for amounts that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(9)Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws;

(10)Liens consisting of encumbrances in the nature of zoning restrictions, easements, survey exceptions, restrictions, encroachments, and rights or restrictions of record on the use of real property (including minor defects or irregularities in title and similar encumbrances), which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person or the ownership of such property (and for the avoidance of doubt, shall include any encumbrance listed on a title insurance policy that has been issued for the benefit of the Collateral Agent);

(11)the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;

(12)Licenses of intellectual property granted in the ordinary course of business which do not materially detract from the value of such intellectual property or impair the intended use thereof in the business of such Person;

(13)Liens on property or other assets or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or any Subsidiary acquires such property, other assets or shares of Capital Stock, including any acquisition by means of a merger, consolidation or other business combination transaction); provided,

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however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or Capital Stock); provided, further, that such Liens are limited to all or part of the same property, other assets or Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in connection with the original property, other assets or Capital Stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(14)Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be Incurred and secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture pursuant to any Joint Venture agreement governing such Joint Venture;

(16)Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(17)Liens securing Hedging Obligations not Incurred in violation of this Indenture; and

(18)Liens on Recourse Property to secure Recourse Indebtedness permitted under Section 4.02(b)(14).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and expenses Incurred in connection with, such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Settlement” has the meaning specified in Section 13.04(a).

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security.

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“Pro Rata Percentage” means, for the Securities or the Other Secured Notes, as applicable, as to any Asset Sale Trigger Event or Release Trigger Event, a fraction the numerator of which is the principal amount of Securities outstanding or the principal amount of Other Secured Notes outstanding, respectively, on the date of the Asset Sale Trigger Event or Release Trigger Event, as applicable, and the denominator of which is the sum of the principal amount of Securities outstanding and the principal amount of Other Secured Notes outstanding, respectively, on such date.

“Pro Rata Percentage Amount” means, for the Securities or the Other Secured Notes, as to any Asset Sale Trigger Event or Release Trigger Event, the product of (i) the Pro Rata Percentage for the Securities or the Other Secured Notes, respectively, and (ii) the Asset Sale Excess Proceeds (in the case of an Asset Sale Trigger Event) or the Collateral Release Excess Proceeds (in the case of a Release Trigger Event).

“Property” means a parcel (or group of related parcels) of real property (whether developed or vacant) that is owned or leased under a ground lease by the Company, any Subsidiary or any Joint Venture.

“Property Collateral” means (i) any Collateral Property and (ii) any Collateral constituting Capital Stock in a Subsidiary Guarantor that directly or indirectly owns Collateral Property.

“Property Dividend” means any payment by the REIT to all or substantially all holders of its Common Stock of any dividend, or any other distribution by the REIT to such holders, of any shares of capital stock of the REIT, evidences of indebtedness of the REIT, cash or other assets (including rights, warrants or other securities (of the REIT or any other Person)), other than any dividend or distribution (i) upon a Merger Event to which Section 13.12 applies or (ii) of any Common Stock referred to in Section 13.06(a).

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of Capital Stock of any Person owning such property or assets, or otherwise.

“Real Property Collateral Requirements” means, the requirement that the Collateral Agent shall have received, for each Property included in Category 1 on Annex I hereto and each After-Acquired Property that constitutes Property deemed to be in Category 1 on Annex I hereto (each a “Mortgaged Property” and collectively, the “Mortgaged Properties”), in form and substance satisfactory to Collateral Agent, and at the sole cost and expense of the Company: (A) evidence that a Mortgage substantially in the form attached as Exhibit C has been duly executed, acknowledged and delivered by the record owner or holder of such Mortgaged Property and is in form suitable for recording in all recording offices necessary or desirable to create a valid and subsisting perfected first priority Lien (subject only to Permitted Collateral Liens) on such Mortgaged Property in favor of the Collateral Agent as security for the Secured Obligations, and that such Mortgage has been duly received for recording in the appropriate recording office; (B) an extended coverage mortgagee title insurance policy, insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except

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Permitted Collateral Liens, together with such customary endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, in an amount at least equal to the Fair Market Value of such Mortgaged Property, together with all affidavits, indemnities, certificates, and other instruments or financing statements required in connection with the issuance of such policy, together with any endorsements thereto reasonably required by the Collateral Agent; (C) a current American Land Title Association/National Society for Professional Surveyors survey; (D) a Phase I Environmental Site Assessment; (E) any estoppels, subordination, non-disturbance and attornment agreements from third parties relating to such Mortgage or Mortgaged Property reasonably deemed necessary or advisable by the Collateral Agent (but limited to parties to reciprocal easement agreements, or tenants that lease more than 20,000 square feet of such Mortgaged Property) if such third parties are willing to deliver the same without material costs or burdensome conditions being imposed upon the Company in connection with the same; (F) a customary zoning report; (G) such existing appraisals, property condition reports, and other documents as the Collateral Agent may reasonably request; (H) if such information is not included on the survey, a flood insurance determination certificate, and if any improvements located on such Mortgaged Property are located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of flood insurance covering such Mortgaged Property in appropriate amount (or as may be required under applicable Law, including Regulation H of the Board of Governors); (I) such lien searches, tax certificates, and other documents as the Collateral Agent may reasonably request with respect to each such Mortgaged Property but only to the extent not already conducted or included as part of clauses (A) – (H); and (J) evidence of payment of any and all mortgage taxes, filing or recording fees and other similar charges and the costs and expenses of each of the foregoing requirements.

“Received Dividend” has the meaning specified in Section 13.06.

“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of shares of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the REIT or by statute, contract or otherwise).

“Recourse Indebtedness” means, without duplication, that portion of any Indebtedness that is secured solely by a mortgage on any Property (or Properties) of any Subsidiary or Joint Venture or a Lien on the Capital Stock of such Subsidiary or Joint Venture, if required pursuant to the terms of such Indebtedness (such Property (or Properties) or Capital Stock, as applicable, “Recourse Property”), the principal amount of which has been guaranteed by (or is otherwise recourse to) the Company or any Subsidiary (other than such Subsidiary that owns such Property or such Capital Stock to the extent of such Property or such Capital Stock), but only with respect to such amount that has been guaranteed or is otherwise recourse to such Person, and, for the avoidance of doubt, excluding indemnities and limited contingent guarantees arising from “bad act” recourse trigger provisions found in secured real estate financing transactions and other customary “non-recourse carveout” guaranties.

“Reference Property” has the meaning specified in Section 13.12(a).

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“Refinance” means, in respect of any Indebtedness, to refinance, replace, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)(A) if the Stated Maturity of the Indebtedness being Refinanced is the same or earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (B) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities (provided that this clause (1) shall not apply to any Non-Recourse Mortgage Indebtedness or Recourse Indebtedness);

(2)such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)the amount of such Indebtedness (other than with respect to Recourse Indebtedness and Non-Recourse Mortgage Indebtedness) that may be deemed Refinancing Indebtedness shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced; provided, however, (A) with respect to Recourse Indebtedness and Non-Recourse Mortgage Indebtedness if the amount of such Refinancing Indebtedness exceeds the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced, then such excess will be deemed to be Net Available Cash from a Release Trigger Event and shall be applied in accordance with Section 4.04 and (B) with respect to Recourse Indebtedness, the aggregate principal amount of such Refinancing Indebtedness is permitted to be Incurred under Section 4.02(b)(14);

(4)if the Indebtedness being Refinanced is a Subordinated Obligation, such Refinancing Indebtedness is subordinate or junior in right of payment to the Securities at least to the same extent as the Subordinated Obligation being Refinanced;

(5)if the Indebtedness being Refinanced is Junior Lien Debt or any Junior Lien Obligation, such Refinancing Indebtedness is Junior Lien Debt, Junior Lien Obligations, unsecured Indebtedness or Subordinated Obligations;

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(6)if the Indebtedness being Refinanced is Non-Recourse Mortgage Indebtedness, such Refinancing Indebtedness is Non-Recourse Mortgage Indebtedness;

(7)if the Indebtedness being Refinanced is Recourse Indebtedness, such Refinancing Indebtedness is either Recourse Indebtedness or Non-Recourse Mortgage Indebtedness; and

(8)if the Indebtedness being Refinanced is Acquired Debt, such Refinancing Indebtedness (A) is Incurred by the same obligors as the obligors of the Acquired Debt being Refinanced (and, if applicable, a newly-formed Subsidiary that does not own any Collateral or any other property or assets other than solely the Capital Stock of the Subsidiary that is the obligor of the Acquired Debt being Refinanced) and (B) shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) of the Acquired Debt being Refinanced (including if the Acquired Debt being Refinanced is Recourse Indebtedness or Non-Recourse Mortgage Indebtedness).

provided, further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the REIT and the other parties signatory thereto (including by joinder agreement) as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“REIT” means the Person named as the “REIT” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “REIT” shall mean such successor Person.

“Related Business” means any business in which the Company or any of the Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person, by any Affiliate of such Person, or, if applicable, such Person’s investment manager.

“Release Condition” means, in connection with the Incurrence of any Indebtedness pursuant to Sections 4.02(b)(3), (4), (7) or (14), the loan-to-value ratio as determined by an independent mortgage appraisal conducted on behalf of and for the benefit of the lender(s) of such Indebtedness shall be at least 50%.

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“Release Trigger Event” means:

(1)with respect to any Subsidiary (A) that directly owns solely a Property (or Properties) set forth in Category 3 or Category 4 on Annex I hereto or (B) that directly owns solely Capital Stock in a Subsidiary that owns solely a Property (or Properties) set forth in Category 3 or Category 4 on Annex I hereto, the incurrence by such Subsidiary of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(3) or (9) and secured to the extent of any assets of such Subsidiary solely by Permitted Liens, and, in connection therewith such assets becoming Excluded Released Property; provided any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(2)with respect to any Subsidiary (A) that directly owns solely any Property set forth in Category 1 on Annex I hereto or (B) that directly owns solely Capital Stock in a Subsidiary that owns solely a Property (or Properties) set forth in Category 1 on Annex I hereto constituting Property Collateral that is to become Excluded Released Property as a result of such Release Trigger Event, the Incurrence by such Subsidiary owning such Property of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(4) and secured solely by assets of such Subsidiary and by such Capital Stock, solely to the extent of a Permitted Lien on such Excluded Released Property pursuant to clause (2) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(3)the incurrence of Recourse Indebtedness pursuant to Section 4.02(b)(14);

(4)[Reserved];

(5)with respect to a Subsidiary owning solely an ownership interest in a Joint Venture that owns solely any Property (or Properties) set forth in Category 4 or Category 7 on Annex I hereto, (i) the Incurrence by such Subsidiary of Indebtedness permitted pursuant to Section 4.02(b)(8) that (x) constitutes a Guarantee by such Subsidiary of Indebtedness Incurred by such Joint Venture to the extent constituting Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock; and (y) is secured by the Capital Stock held by such Subsidiary in such Joint Venture solely to the extent of a Permitted Lien on such Excluded Property incurred pursuant to clause (2) of the definition of Permitted Liens or (ii) the Incurrence by the Joint Venture of Indebtedness; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(6)with respect to any Subsidiary owning solely a Property (or Properties) constituting an Excluded Initial Property, the incurrence by such Subsidiary of Refinancing Indebtedness permitted pursuant to Section 4.02(b)(9) and secured solely by Permitted Liens on such Excluded Initial Property and, in connection therewith, the grant by such Subsidiary of Permitted Liens on such Excluded Initial Property to secure such Indebtedness; or

(7)with respect to any Subsidiary owning solely any Excluded After-Acquired Property, the incurrence by such Subsidiary of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 4.02(b)(10) secured solely by Permitted Liens on such

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Excluded After-Acquired Property, and in connection therewith, the grant by such Subsidiary of Permitted Liens on such Excluded After-Acquired Property to secure such Non-Recourse Mortgage Indebtedness; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04.

No later than five (5) Business Days after a Release Trigger Event, the Company shall deliver to the Trustee an Officer’s Certificate in respect thereof in accordance with Section 4.04.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Subsidiaries of any real or tangible personal property, which property has been sold or transferred by the Company or such Subsidiary to a third Person who is not an Affiliate of the REIT or the Company in contemplation of such leasing.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means, collectively, (a) the Other Secured Notes Indenture and the Security Documents (as defined therein) and (b) this Indenture and the Security Documents.

“Secured Obligations” means, collectively, (a) the Other Secured Notes Obligations and (b) the Notes Obligations, in each case, to the extent such Obligations are required to be secured under the Secured Debt Documents.

“Secured Parties” means (a) the Collateral Agent, (b) the Other Secured Notes Trustee and the Other Secured Noteholders under the Other Secured Notes Indenture and (c) the Trustee and the Holders of the Securities.

“Securities” means 7.0% Exchangeable Senior Secured Notes due 2028 of the Company issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agency and Intercreditor Agreement and one or more security agreements, factoring agreements, pledge agreements, collateral assignments, debentures, mortgages, assignments of leases and rents, deeds of covenants, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security (including any Mortgage) executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien in favor of the Collateral Agent upon the Collateral for purposes of securing the Secured Obligations including any Notes Obligations or Other Secured Notes Obligations of the Company or any Subsidiary Guarantor under the Secured Debt Documents or the Security Documents, in each case as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms hereof.

“Senior Indebtedness” means with respect to any Person:

(1)Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including the Securities; and

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(2)all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)any obligation of such Person to the Company or any Subsidiary;

(B)any liability for Federal, state, local or other taxes owed or owing by such Person;

(C)any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(E)that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Settlement Amount” has the meaning specified in Section 13.04(a).

“Settlement Method” means, with respect to any exchange of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company with respect to such exchange.

“Settlement Notice” has the meaning specified in Section 13.04(a).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Dollar Amount” means the maximum cash amount per $1,000 exchange amount of Securities to be received upon exchange as specified (or deemed specified) in the Settlement Notice related to any exchanged Securities.

“Specified Holders” means (1) the Permitted Holders, (2) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Specified Holder, (3) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clauses (1) and (2), (4) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (3) acting solely in such capacity, (5) any investment fund or other entity controlled by, or under common control with, a Specified Holder or the principals that control a Specified Holder, or (6) upon the

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liquidation of any entity of the type described in the immediately preceding clause (5), the former partners or beneficial owners thereof.

“Spin-Off” has the meaning specified in Section 13.06(c).

“Standard & Poor’s” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means (i) with respect to the Securities, November 15, 2028, or (ii) with respect to any other security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stock Price” means, with respect to any Make-Whole Fundamental Change, (i) if a holder of shares of Common Stock receives only cash in exchange for such holder’s shares of Common Stock in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock; or (ii) in all other cases, the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Days prior to (but excluding) the Effective Date of such Make-Whole Fundamental Change.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to the REIT, the Operating Partnership or the Company, (i) any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the REIT, the Operating Partnership or the Company, as the case may be, and/or by one or more other Subsidiaries of the REIT, the Operating Partnership or the Company, as the case may be; and (ii) without limitation of clause (i), any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers (or similar members of the governing body of such person), as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. Unless otherwise indicated in this Indenture, all references to Subsidiary or Subsidiaries shall mean a Subsidiary or Subsidiaries of the Company. Notwithstanding the foregoing, a Person that meets and continues to meet the definition of a Joint Venture shall not be a Subsidiary.

“Subsidiary Guarantor” means the Guarantors that are Subsidiaries of the Company.

“table” has the meaning specified in Section 13.02(b).

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“Temporary Cash Investments” means any of the following:

(1)any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5)investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6)investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Trading Day” means (a) except for purposes of determining Settlement Amounts pursuant to Section 13.04, a day during which trading in the shares of Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the shares of Common Stock are listed for trading and the Last Reported Sale Price for the shares of Common Stock is available, or (b) for purposes of determining Settlement Amounts pursuant to Section 13.04 only, a day on which (i) there is no Market Disruption Event and (ii) trading in the shares of Common Stock generally occurs on the New York Stock Exchange, or if the shares of Common Stock are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the shares of Common Stock are then listed or, if the shares of Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the shares of Common Stock are then listed or admitted for trading. For purposes of both

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clause (a) and (b), if the shares of Common Stock are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trigger Event” has the meaning specified in Section 13.06(c).

“Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as trustee under this Indenture, until a successor replaces it in such capacity and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means, when used with respect to the Trustee:

(1)any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2)who shall have direct responsibility for the administration of this Indenture; and when used with respect to the Collateral Agent, the corresponding officers of the Collateral Agent.

“Undeveloped Property” means at any time any vacant or undeveloped Property (or portion thereof that constitutes a separate and conveyable parcel, which may include a vacant building) for which there was no positive Modified Cash NOI for the most recently ended four fiscal quarters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“unit of reference property” has the meaning specified in Section 13.12(a).

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“U.S. national securities exchange” means the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Valuation Period” has the meaning specified in Section 13.06(c).

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“Vice President,” when used with respect to the Company, the REIT or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

Section 1.02Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 4.05
“Appendix”	Section 2.01
“Asset Sale Excess Proceeds Offer”	Section 4.03
“Asset Sale Excess Proceeds Offer Amount”	Section 4.03
“Asset Sale Excess Proceeds Offer Period”	Section 4.03
“Asset Sale Excess Proceeds Offer Price”	Section 4.03
“Asset Sale Excess Proceeds Offer Purchase Date”	Section 4.03
“Asset Sale Excess Proceeds Termination Date”	Section 4.03
“Asset Sale Trigger Event”	Section 4.03
“Bankruptcy Law”	Section 6.01
“CapEx Assets”	Section 4.03
“Collateral Release Excess Proceeds”	Section 4.04
“Collateral Release Excess Proceeds Offer”	Section 4.04
“Collateral Release Excess Proceeds Offer Amount”	Section 4.04
“Collateral Release Excess Proceeds Offer Period”	Section 4.04
“Collateral Release Excess Proceeds Offer Price”	Section 4.04
“Collateral Release Excess Proceeds Offer Purchase Date”	Section 4.04
“Collateral Release Excess Proceeds Termination Date”	Section 4.04
“Company”	Recitals
“covenant defeasance option”	Section 8.01(b)
“Custodian”	Section 6.01
“Event of Default”	Section 6.01
“Excluded Release Trigger Events Proceeds”	Section 4.04
“Guaranteed Obligations”	Section 10.01
“Issue Date Redemption”	Section 3.08
“Issue Date Redemption Cash”	Section 3.08
“legal defeasance option”	Section 8.01(b)
“Mortgaged Property”	Section 1.01
“Paying Agent”	Section 2.03
“Pending Redemption Cash”	Section 4.04
“Pending Use Cash”	Section 4.03
“Permitted Excess Cash Use Assets”	Section 4.03
“Plan of Reorganization”	Recitals
“Recourse Property”	Section 1.01
“Registrar”	Section 2.03

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“Related Business Assets”	Section 4.03
“Security Register”	Section 2.03
“Settlement Date”	Section 13.04(a)(v)
“Specified Property”	Section 4.03
“Successor Guarantor”	Section 5.01(b)(2)
“Trigger Release Replacement Property”	Section 4.04

Certain capitalized terms used herein shall have the meanings assigned to them in the Appendix or, with respect to the Collateral Release/Covenant Revision Trigger Date, in Section 4.17.

Section 1.03Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities and the Note Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and Note Guarantees means the Company, the Guarantors and the REIT, respectively, and any successor obligor upon the Securities, the Note Guarantees and the Limited Guarantee, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04Rules of Construction. Unless the context otherwise requires:

(1)a term has the meaning assigned to it;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)“including” means including without limitation;

(5)words in the singular include the plural and words in the plural include the singular;

(6)the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

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(7)the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(8)all references to the date the Securities were originally issued shall refer to the Issue Date;

(9)this Indenture shall not treat (A) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (B) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors;

(10)provisions apply to successive events and transactions;

(11)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision of this Indenture;

(12)any reference to “duly provided for” and other words of similar import with respect to any amount of property required to be paid or delivered, as applicable, shall include, without limitation, having made such amount or property available for payment or delivery;

(13)unless otherwise provided in this Indenture or in any Security, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee; and

(14)the terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depository (or its designee) pursuant to the Applicable Procedures (in the case of a Global Security) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Security Register (in the case of a Definitive Security), in each case, in accordance with Section 16.02. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

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Article 2
The Securities

Section 2.01Form and Dating.

Certain provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made a part of, the Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $1.00 and integral multiples of $1.00 thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Guarantors, the REIT and the Trustee, by their execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $150,000,000, and the Company may not “re-open” this Indenture to issue additional Securities after the Issue Date, in each case, except for Securities issued upon registration of transfer of, or exchange for, or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.09, 3.06, 4.03, 4.04, 9.05, 13.03(b) or 14.02(c) or pursuant to Sections 2.3 or 2.4 of the Appendix.

Section 2.02Execution and Authentication. An Officer of the Company shall sign the Securities for the Company by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The manual signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon the written direction of the Company, authenticate and make available for delivery Securities, as set forth in Section 2.2 of the Appendix.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

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Section 2.03Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) or for exchange for Common Stock (the “Exchange Agent”). The Registrar shall keep a register (the “Security Register”) of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional exchange agents. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Exchange Agent” includes any additional exchange agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Exchange Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar, Paying Agent and Exchange Agent in connection with the Securities and the Trustee accepts such appointment as the initial Registrar, Paying Agent and Exchange Agent.

The Company may remove any Registrar, Paying Agent or Exchange Agent upon written notice to such Registrar, Paying Agent or Exchange Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Exchange Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Exchange Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Exchange Agent may resign at any time upon written notice to the Company and the Trustee, in which case the Trustee shall serve as Registrar, Paying Agent or Exchange Agent until the appointment of a successor; provided, however, that the Trustee may resign as Paying Agent, Exchange Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

With respect to any Global Securities, the Corporate Trust Office of the Trustee shall be the office of agency where such Global Securities may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

Whenever any Security is held by a Holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it is the intention of the Company and such Holder that (x) all interest accrued and paid on such Security will be eligible to qualify for exemption from United States withholding tax (excluding United States withholding tax imposed

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by Sections 1471 through 1474 of the Code (“FATCA”)) as “portfolio interest” because such Security is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code (or any successor provision thereto) and the applicable Treasury Regulations promulgated thereunder, and (y) as such, to the extent the requirements relating to the “portfolio interest” exemption are satisfied, all interest accrued and paid on this Security will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code. The Company (or its agents), on the one hand, and the applicable Holder, on the other, shall reasonably cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure exemption from United States withholding tax (including FATCA), information reporting, and backup withholding, as applicable. In furtherance of the foregoing, any Holder, transferee or assignee Holder may from time to time provide (x) any applicable U.S. Internal Revenue Service (“IRS”) Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form, and (y) to the extent such Holder, transferee or assignee Holder, or the beneficial owner of the Security, as applicable, is not a United States person and is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate reasonably satisfactory to the Company to the effect that such Holder, transferee or assignee Holder, or the beneficial owner of the Security, as applicable, is not (i) a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (ii) a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C), or (iii) a “bank” extending credit to the Company in the ordinary course of its trade or business as described in Section 881(c)(3)(A). The Company shall take into account such documentation in good faith.

Section 2.04Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest or premium on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest and premium, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee and the Collateral Agent all money held by the Paying Agent for the payment of principal of or cash interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any Event of Default specified in Section 6.01(6) or (7), the Trustee shall automatically serve as the Paying Agent for the Securities.

Section 2.05Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of

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the names and addresses of Securityholders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges for other Securities, the Company shall execute and the Trustee shall authenticate Securities at the Company’s request. The Company may require the Securityholders to make a payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges not involving any transfer pursuant to Sections 2.06, 2.07, 2.09, 3.06, 4.03, 4.04, 9.05, 13.03(b) and 14.02(c) of this Indenture or Sections 2.3 or 2.4 of the Appendix). The Company shall not be required to make and the Registrar need not register transfers or exchanges for other Securities of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or (ii) any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Security, the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Global Security may be effected only through a book-entry system maintained by (a) the holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange for other Securities pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.07Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the Company’s written instruction, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder (a) satisfies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking

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and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Company, the REIT, the Guarantors and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company, the REIT, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar and in the judgment of the Trustee to protect the Trustee, the Paying Agent, the Registrar and any of the Trustee’s agents from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation attorneys’ fees and disbursements in replacing such Security). Every replacement Security is an additional Obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.08Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 16.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

Section 2.10Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange for

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other Securities or payment or exchange for Common Stock. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange for other Securities, payment or exchange for Common Stock or cancellation in accordance with the Trustee’s customary procedures and, upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid, exchanged for Common Stock or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

Section 2.11Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest at the rate per annum shown on the Security (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly deliver or cause to be delivered to each affected Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers and ISINs (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers or ISINs applicable to the Securities.

Section 2.13Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with Section 2.08 and Section 16.06 of this Indenture. Any such calculation made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee in an Officer’s Certificate. The Trustee may rely conclusively on the calculations and information provided to them by the Company in such certificates, and will have no responsibility to make calculations under this Indenture.

Section 2.14Withholding. Notwithstanding anything to the contrary herein, at the Maturity Date, upon earlier repurchase of the Securities or at any time a payment is made with respect to the Securities, and as otherwise required by law, the Company, the Trustee, the Paying Agent or the Exchange Agent (as applicable) may deduct and withhold from any amounts otherwise payable to the Holder the amounts required to be deducted and withheld under applicable law, and such deducted or withheld amounts shall be deemed paid to such Holder for all purposes of this Indenture.

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Article 3
Redemption

Section 3.01Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07(b), the Company shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give the notice to the Trustee provided for in this Section at least 15 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice to the Trustee may be cancelled by the Company at any time prior to the mailing of notice of redemption to the Holders and shall thereby be void and of no effect.

Section 3.02Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to the notice sent pursuant to Section 3.03, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable or otherwise in accordance with the Applicable Procedures of the Depository. The Trustee shall make the selection from outstanding Securities not previously called for redemption or surrendered for exchange. Securities and portions of them the Trustee selects shall be in principal amounts of $1.00 or whole multiples of $1.00. If any Security selected for partial redemption is surrendered for a Holder-elected exchange in part after such selection, the portion of the Security surrendered for such Holder-elected exchange shall be deemed (so far as may be possible) to be the portion selected for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Securities pursuant to Section 3.07(b), the Company shall send a notice of redemption to each Holder whose Securities are to be redeemed. Such notice shall be sent to such Holder’s registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII.

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price;

(3)the name and address of the Paying Agent;

(4)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and the

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aggregate principal amount of Securities to be outstanding after such partial redemption, and that on and after the redemption date, upon surrender of any Security to be redeemed only in part, a new Security in principal amount equal to the unredeemed portion thereof shall be issued;

(6)that unless the Company defaults in making such redemption payment, on the redemption date, the redemption price will become due and payable upon each Security or portion thereof to be redeemed and that interest on the Securities (or portion thereof) called for redemption will cease to accrue on and after the redemption date and the only remaining right of the Holders of such Securities on and after the redemption date is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

(7)that a Holder of a Security to be redeemed has the right to exchange such Security pursuant to Section 13.05 until the close of business on the Scheduled Trading Day prior to the redemption date unless the Company fails to pay the redemption price (in which case a Holder may exchange such Security until the redemption price has been paid or duly provided for);

(8)the Settlement Method then in effect;

(9)the “exchange amount” on the Scheduled Trading Day prior to the redemption date applicable to each $1,000 principal amount of a Security;

(10)the Exchange Rate on the Scheduled Trading Day prior to the redemption date;

(11)in respect of any such Holder-elected exchange prior to the close of business on the Scheduled Trading Day prior to the redemption date, the place or places where such Securities are to be surrendered for such exchange;

(12)in respect of any such Holder-elected exchange prior to the close of business on the Scheduled Trading Day prior to the redemption date, the procedures an exchanging Holder must follow to so exchange its Securities;

(13)the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(14)that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request made at least five (5) Business Days prior to the date on which notices of redemption are to be sent (or such shorter period as may be agreed by the Trustee), the Trustee shall deliver the notice of redemption to the Holders in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

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Any notice of redemption of Securities shall be irrevocable and shall not be subject to any conditions.

Section 3.04Effect of Notice of Redemption. Once a notice of redemption is sent pursuant to Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice and from and after such redemption date (unless the Company defaults in the payment of the redemption price and accrued and unpaid interest), such Securities will cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date), and such Securities shall be cancelled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05Deposit of Redemption Price. Prior to 11:00 A.M. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07No Mandatory Redemption; Optional Redemption.

(a)The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities. Except as set forth under Section 4.03 or Section 4.04 and in Article 14, the Company shall not be required to repurchase the Securities at the option of the Holders.

(b)On or after [August 15],6 2028, the Company may redeem the Securities at its sole option, at any time, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus interest accrued thereon to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record Holders of such Securities on the relevant record date).

(c)Except upon a Company Optional Exchange as to which the Company has elected Cash Settlement effected in accordance with Article 15 or pursuant to Section 3.07(b), the Company shall not be entitled to redeem or otherwise prepay the Securities at the Company’s option at any time.

[6]	NTD: To be 90 days prior to the Stated Maturity.

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(d)Any optional redemption pursuant to Section 3.07(b) shall be made in compliance with the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08Mandatory Issue Date Redemption of Other Secured Notes. On [November 8, 2021], the Company shall mandatorily redeem $60.0 million aggregate principal amount of the Other Secured Notes (the “Issue Date Redemption”) at a redemption price equal to (i) 100% of the principal amount of the Other Secured Notes redeemed, plus (ii) accrued and unpaid interest to but excluding the redemption date of [November 8], 2021. In addition, (x) no later than the Issue Date, the Company shall cause cash in the amount of $60.0 million (the “Issue Date Redemption Cash”) such amount being equal to the sum of (i) $50.0 million in proceeds of the issuance of the New Money Convertible Notes referred to in the Plan of Reorganization and (ii) $10.0 million in proceeds from the sale approved by the Bankruptcy Court on September 10, 2021 of the Pearland Town Center – Residences, in each case, to be deposited directly by the Company in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and (y) the Issue Date Redemption Cash will constitute Collateral pending application to the redemption of the Other Secured Notes in the Issue Date Redemption on [November 8], 2021.

Article 4
Covenants

Section 4.01Payment of Securities. The Company shall pay the principal of, and premium, if any, and interest on the Securities (including, if applicable, any Fundamental Change Purchase Price, Asset Sale Excess Proceeds Offer Price or Collateral Release Excess Proceeds Offer Price in respect thereof) and shall pay or deliver, as applicable, any Settlement Amounts thereon, in each case on the dates and in the manner provided in the Securities and in this Indenture. Principal of, and premium, if any, and interest on any Securities (including, if applicable, any Fundamental Change Purchase Price, Asset Sale Excess Proceeds Offer Price or Collateral Release Excess Proceeds Offer Price in respect thereof) and Settlement Amounts on any Securities, in each case shall be considered paid or delivered, as applicable, on the date due if on such date the Trustee, the Paying Agent or the Exchange Agent (if, in the case of a Paying Agent or Exchange Agent, other than the Company, the REIT or a Subsidiary thereof) holds in accordance with this Indenture money in immediately available funds sufficient to pay all principal of, and premium, if any, and interest on the Securities (including, if applicable, any Fundamental Change Purchase Price, Asset Sale Excess Proceeds Offer Price or Collateral Release Excess Proceeds Offer Price in respect thereof) and all Settlement Amounts on the Securities (or, in the case of Settlement Amounts for Physical Settlement, shares of Common Stock sufficient to effect delivery of all Settlement Amounts on the Securities).

The Company shall pay interest on overdue principal (including, if applicable, any overdue Fundamental Change Purchase Price, Asset Sale Excess Proceeds Offer Price or Collateral Release Excess Proceeds Offer Price) at the rate specified therefor in the Securities and on any overdue Settlement Amounts at the same rate, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

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Section 4.02Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness.

(b)Notwithstanding Section 4.02(a), the Company and its Subsidiaries shall be entitled to Incur or cause or permit the Incurrence of any or all of the following Indebtedness:

(1)(a)(i) the Securities issued on the Issue Date and (ii) the Other Secured Notes issued under the Other Secured Notes Indenture on the Issue Date and (b) Guarantees of Indebtedness Incurred under the Securities and the Other Secured Notes Indenture; provided that the principal amounts of Indebtedness permitted to be Incurred under this clause (1) shall be reduced by the principal amount of any Securities and Other Secured Notes that are repurchased or redeemed or exchanged for Capital Stock of the REIT pursuant to the terms of this Indenture and the Other Secured Notes Indenture;

(2)Indebtedness outstanding on the Issue Date that has been Incurred by a Subsidiary that owns (directly or indirectly) any Property set forth in Category 4 on Annex I hereto;

(3)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly owns solely any Property set forth in Category 3 on Annex I hereto and (y) secured by assets of such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Property and on the Capital Stock of such Subsidiary, if required pursuant to the terms of such Indebtedness, incurred pursuant to clause (2) of the definition of Permitted Liens; provided that any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(4)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly owns solely any Property set forth in Category 1 on Annex I hereto and (y) secured by assets of such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Property and on the Capital Stock of such Subsidiary, if required pursuant to the terms of such Indebtedness, incurred pursuant to clause (2) of the definition of Permitted Liens; provided that (i) any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04, (ii) the aggregate amount of such Non-Recourse Mortgage Indebtedness Incurred after the Issue Date (including any Refinancing Indebtedness Incurred in respect thereto) shall not exceed $100,000,000 at any time outstanding and (iii) the loan-to-value ratio of any such Non-Recourse Mortgage Indebtedness Incurred (including any Refinancing Indebtedness Incurred in respect thereto) on any individual Property as determined by an independent mortgage appraisal conducted on behalf of and for the benefit of the lender(s) of such Non-Recourse Mortgage Indebtedness shall be at least 50%;

(5)[Reserved];

(6)[Reserved];

(7)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary that directly

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owns solely any Property set forth in Category 8 on Annex I hereto or that directly owns solely the Capital Stock in such Subsidiary that ceases to be Collateral Property (and becomes Excluded Released Property pursuant to clause (1) of the definition of Excluded Released Property) and (y) secured by assets of such Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I hereto and on the Capital Stock in such Subsidiary, solely to the extent of a Permitted Lien on such Excluded Released Property incurred pursuant to clause (1) of the definition of Excluded Released Property;

(8)with respect to an Excluded Non-Guarantor Subsidiary owning Capital Stock in a Joint Venture that owns solely any Property set forth in Category 4 or Category 7 on Annex I hereto, Indebtedness (including in connection with any refinancing of the underlying Indebtedness) (x) constituting a Guarantee by such Subsidiary of Indebtedness Incurred by such Joint Venture to the extent the Capital Stock of such Joint Venture is Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock; and (y) secured by the Capital Stock held by such Subsidiary in such Joint Venture solely to the extent of a Permitted Lien on such Excluded Property incurred pursuant to clause (2) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(9)Refinancing Indebtedness that is Non-Recourse Mortgage Indebtedness (x) incurred by a Subsidiary that owns solely any Property set forth in Category 4 on Annex I hereto and is an Excluded Initial Property and (y) secured solely by a Permitted Lien on such Excluded Initial Property incurred pursuant to clause (3) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(10)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Subsidiary at the time such Subsidiary acquires solely any Excluded After-Acquired Property and (y) secured solely by a Permitted Lien on such Excluded After-Acquired Property incurred pursuant to clause (4) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(11)Subordinated Obligations of the Company or any of its Subsidiaries if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Debt Service Ratio exceeds 1.375 to 1 for the most recently ended four fiscal quarters;

(12)Indebtedness of the Company or of any of its Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiaries outstanding under this clause (12) on the date of such Incurrence, does not exceed $75 million at any one time outstanding;

(13)[Reserved];

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(14)Recourse Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) in an aggregate principal amount not to exceed $300.0 million at any one time outstanding;

(15)(A) Acquired Debt; provided that on the date of such Incurrence after giving effect to such acquisition on a pro forma basis, either (i) the Debt Service Ratio exceeds 1.375 to 1 for the most recently ended four fiscal quarters or (ii) the Debt Service Ratio is no worse than such ratio immediately prior to such acquisition and (B) Refinancing Indebtedness Incurred in respect thereto;

(16)Hedging Obligations not entered into for speculative purposes;

(17)Indebtedness Incurred in connection with any Sale and Leaseback Transaction;

(18)unsecured Indebtedness of the Company to any Subsidiary or Indebtedness of any Subsidiary to the Company or another Subsidiary; provided that if the Company or a Subsidiary Guarantor Incurs Indebtedness to a Subsidiary that is not a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Obligations of the Company or such Subsidiary Guarantor in respect of the Securities;

(19)Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(20)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Plan of Reorganization or any other acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than, for the avoidance of doubt, guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(21)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(22)obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any of its

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Subsidiaries in the ordinary course of business or consistent with past practice or industry practice; and

(23)Indebtedness in respect of any ordinary course cash management activities of the Company and its Subsidiaries.

(c)Notwithstanding Section 4.02(b), neither the Company nor any Subsidiary shall Incur any Indebtedness pursuant to Section 4.02(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary unless such Indebtedness shall (i) not be secured by a Lien on any property or asset and (ii) be subordinated in right of payment to the Securities or the applicable Note Guarantee to at least the same extent as such Subordinated Obligations.

(d)For purposes of determining compliance with this Section 4.02, a Guarantee by the Company or a Subsidiary of Indebtedness Incurred by the Company or a Subsidiary, as applicable, shall not be a separate Incurrence of Indebtedness for purposes of calculating any amount of Indebtedness. For purposes of determining compliance with this Section 4.02, accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of deferred financing costs or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock, in the form of additional shares of Disqualified Stock of Preferred Stock, and the accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, shall, in each case, not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock.

Section 4.03Limitation on Asset Sales.

The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale (including a Collateral Disposition), unless:

(1)the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; provided, that in the case of a Collateral Disposition of any Property set forth in Category 1 on Annex I hereto (or Capital Stock of a Subsidiary that, directly or indirectly, owns any such Property), the Company (or the Subsidiary) receives consideration at the time of the Asset Sale that is at least equal to the greater of (i) the release price of such Property set forth on Annex II hereto and (ii) the Fair Market Value of the Collateral sold or otherwise disposed of;

(2)at least 75% of the consideration received in the Asset Sale (other than an Asset Sale of Properties set forth in Category 4 on Annex I hereto that are owned by a Subsidiary of the Company and Category 8 on Annex I hereto) by the Company or such Subsidiary is in the form of cash or cash equivalents;

(3)funds in an amount equal to the Net Available Cash are deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent

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free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien); and

(4)in the case of an Asset Sale of Capital Stock of a Subsidiary, such Asset Sale constitutes a disposition of all Capital Stock of such Subsidiary owned by the Company or any Subsidiary;

provided, that any Collateral Disposition constituting any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title to or use of Collateral shall not be required to satisfy the conditions set forth in clauses (1) or (2) of this paragraph.

For the purposes of this Section 4.03, the following are deemed to be cash or cash equivalents:

(1)solely in the case of an Asset Sale not constituting a Collateral Disposition of Property Collateral, the assumption or discharge of Indebtedness of the Company or of a Guarantor (other than unsecured Indebtedness, Junior Lien Debt, contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee and obligations in respect of Disqualified Stock of the Company) or any Indebtedness of any Subsidiary that is not a Guarantor (other than obligations in respect of Disqualified Stock of such Subsidiary) and the release of the Company, such Guarantor or such Subsidiary from all liability on such Indebtedness in connection with such Asset Sale;

(2)in the case of an Asset Sale of a Property set forth in Category 3, Category 4 or Category 7 on Annex I hereto by the Subsidiary or Joint Venture owning such Property, the principal amount of any Indebtedness of such Subsidiary or Joint Venture repaid with the proceeds of such Asset Sale solely to the extent such Indebtedness has been incurred pursuant to Section 4.02(b)(3), (8), or (9) and has been secured by a Permitted Lien on such Property and on the Capital Stock in such Subsidiary incurred pursuant to clause (2) of the definition of Permitted Liens; and

(3)any securities, notes or other obligations received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash within 180 days of the closing of such Asset Sale, to the extent of cash received in that conversion.

The Company will not permit any Subsidiary to issue any Capital Stock of such Subsidiary to, or otherwise permit any such Capital Stock to be owned by, any Person other than the Company or any Subsidiary Guarantor, except upon a Collateral Disposition of all such Capital Stock to such a Person that complies with this Section 4.03.

Pending the final application of any Net Available Cash from an Asset Sale (including a Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition, upon the receipt by the Company or a Subsidiary of the Net Available Cash attributable to an Asset Sale or a Joint Venture Disposition, the Company shall cause, or shall cause such Subsidiary to cause, such amounts (such amounts, the “Pending Use Cash”) to be

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deposited directly by the Company or such Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Use Cash will constitute Collateral pending application as a Permitted Excess Cash Use or as hereinafter described.

Within 360 days (or 720 days with respect to an Event of Loss) after the actual receipt of any Net Available Cash by the Company or a Subsidiary from an Asset Sale (including an Event of Loss and a Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition, the Company (or the applicable Subsidiary, as the case may be) may apply such Net Available Cash (each such application a “Permitted Excess Cash Use”):

(A)to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock, the Related Business is or becomes a Subsidiary of the Company (such assets or Capital Stock, “Related Business Assets”);

(B)to make a capital expenditure to construct or improve assets used or useful in a Related Business (such assets, “CapEx Assets”);

(C)to acquire other Additional Assets (such Related Business Assets, CapEx Assets, Additional Assets or Specified Property referenced in clauses (A), (B), (C) and (E), collectively, the “Permitted Excess Cash Use Assets”);

(D)to fund distributions to qualify, or maintain the qualification of the REIT or any other parent of the Company, as a real estate investment trust for U.S. federal income tax purposes as such Permitted Excess Cash Use in this clause (D) is approved in good faith by the Boards of Directors of both the Company and the REIT; provided that (x) the amount required to fund distributions shall take into account the extent to which the REIT may issue stock dividends that qualify for deduction under Code Section 561(a); (y) the aggregate cash amount under this clause (D) does not exceed $10 million in any calendar year; and (z) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; or

(E)to repay at a discount any Non-Recourse Mortgage Indebtedness or Recourse Indebtedness of any Excluded Non-Guarantor Subsidiary owning any Property that immediately prior to such repayment does not constitute Collateral (such Property, “Specified Property”) to the extent such Permitted Excess Cash Use in this clause (E) is approved in good faith by the Boards of Directors of both the Company and the REIT; provided that (x) as a result of such repayment, such Non-Recourse Mortgage Indebtedness or Recourse Indebtedness is satisfied and discharged in its entirety and, simultaneously with such repayment, all Liens on such Specified Property and any other property or assets of the Company or any Subsidiary securing such Indebtedness are released, (y) such Specified Property shall be deemed listed under Category 1 on Annex I hereto, and the Company shall

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promptly deliver to the Collateral Agent the documents and certificates required by Section 4.14 and Article 11 of this Indenture and (z) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

provided that (y) in the case of a Collateral Disposition of any Property set forth in Category 1 on Annex I hereto, the amount of Net Available Cash from such Collateral Dispositions after the Issue Date that is applied to any one or more Permitted Excess Cash Use Assets that are not deemed listed under “Category 1” on Annex I hereto pursuant to Section 4.14 shall not exceed $75.0 million in the aggregate, and (z) in the case of clauses (A), (B), (C) or (E), prior to or simultaneously with or within ten (10) Business Days after the acquisition or capital expenditure to construct or improve (or in the case of clause (E), the repayment of Indebtedness previously secured by) such Permitted Excess Cash Use Assets (or 45 days in the case of a mortgage), (i)(x) the Subsidiary owning such Permitted Excess Cash Use Assets (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (y) the Collateral Agent has been granted a valid, enforceable perfected first-priority security interest (subject only to Permitted Collateral Liens) in such Permitted Excess Cash Use Assets in accordance with Section 4.14 and (ii) in the manner specified in Section 11.02(c) and Section 11.04(e) of this Indenture, the Company or such Subsidiary Guarantor shall have executed and delivered to the Collateral Agent such Security Documents referred to therein or as shall otherwise be reasonably necessary to vest in the Collateral Agent a valid, enforceable perfected security interest or other Liens in or on such Permitted Excess Cash Use Assets and to have such Permitted Excess Cash Use Assets added to the Collateral, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions, if any) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents and an Officer’s Certificate and Opinion of Counsel as to the satisfaction of the foregoing requirements (such Opinions of Counsel and Officer’s Certificate also to be delivered to the Trustee); and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Permitted Excess Cash Use Assets to the same extent and with the same force and effect.

Any Net Available Cash from any Asset Sale (including any Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto) or a Joint Venture Disposition that is not applied as provided in, and within the time period set forth in, the preceding paragraph of this Section 4.03 will constitute “Asset Sale Excess Proceeds.” When the aggregate amount of Asset Sale Excess Proceeds exceeds $50.0 million (any aggregate amount of Asset Sale Excess Proceeds first exceeding such threshold amount being referred to as an “Asset Sale Trigger Event”), within ten Business Days thereof, the Company will (x) make an Asset Sale Excess Proceeds Offer to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price in an amount equal to the portion of such Asset Sale Excess Proceeds equal to the sum of (i) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (ii) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer and (y) substantially concurrently therewith effect an Asset Sale Excess Proceeds Other Offer with respect to the Other Secured Notes in accordance with the Other Secured Notes Indenture. “Asset Sale Excess Proceeds Offer Price” means, as to any Securities to be purchased in any Asset Sale Excess Proceeds Offer, (i) an amount equal to 102% for Assets Sales of Collateral

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(other than any Event of Loss), (ii) an amount equal to 100% for Asset Sales of non-Collateral and (iii) an amount equal to 100% for Asset Sales constituting Events of Loss, in the case of each of clauses (i), (ii) and (iii), of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Asset Sale Excess Proceeds Offer Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Asset Sale Excess Proceeds Offer Purchase Date). Such Asset Sale Excess Proceeds Offer will be payable in cash. For the avoidance of doubt, the Asset Sale Excess Proceeds Offer Price set forth in this paragraph shall override the optional redemption price set forth in Section 3.07(b) of this Indenture. The Company may, at its option, satisfy the foregoing obligations with respect to an Asset Sale Excess Proceeds Offer prior to the expiration of the applicable 360 day or 720 day period or prior to receiving more than $50.0 million of Asset Sales Excess Proceeds.

On the Asset Sale Excess Proceeds Offer Purchase Date, the Company will deposit with the Paying Agent and the paying agent under the Other Secured Notes Indenture, respectively, such amount as will enable (i) the Trustee, to the extent of the Securities tendered in such Asset Sale Excess Proceeds Offer, to apply the portion of such Asset Sale Excess Proceeds equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer to the repurchase, at the applicable Asset Sale Excess Proceeds Offer Price, of Securities validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Offer and (ii) the Other Secured Notes Trustee, to the extent of Other Secured Notes validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Other Offer, apply the portion of such Asset Sale Excess Proceeds equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Other Offer applicable to the Other Secured Notes plus (y) the Asset Sale Excess Proceeds Securities Unused Amount. For the avoidance of doubt, the Company’s making of any Asset Sale Excess Proceeds Offer shall not constitute a redemption of Securities pursuant to Article 3 or paragraph 5 of the Securities.

If any Asset Sale Excess Proceeds remain after consummation of an Asset Sale Excess Proceeds Offer and the related Asset Sale Excess Proceeds Other Secured Notes Offer, the Company may use those Asset Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Asset Sale Excess Proceeds Offer Price payable with respect to the aggregate principal amount of Securities tendered into such Asset Sale Excess Proceeds Offer exceeds the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer, the Trustee will select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities. Upon surrender of a Security that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Security equal in principal amount to the non-repurchased portion of the Security surrendered. Upon completion of each Asset Sale Excess Proceeds Offer, the amount of Asset Sale Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Excess

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Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

In the event that, pursuant to this Section 4.03 hereof, the Company shall be required to commence an offer (an “Asset Sale Excess Proceeds Offer”) to all Holders to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price with an amount equal to the sum of (x) the Pro Rata Percentage Amount with respect to such Asset Sale Excess Proceeds Offer applicable to the Securities plus (y) the Asset Sale Excess Proceeds Other Secured Notes Unused Amount, if any, with respect to such Asset Sale Excess Proceeds Offer (the “Asset Sale Excess Proceeds Offer Amount”), the Company shall follow the procedures specified below:

(a)The Asset Sale Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Asset Sale Excess Proceeds Offer Period (the “Asset Sale Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered and accepted for purchase, or if the amount of Securities validly tendered at the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered is greater than the Asset Sale Excess Proceeds Offer Amount, the Company shall purchase and pay for Securities validly tendered at the Asset Sale Excess Proceeds Offer Price in an aggregate amount equal to the Asset Sale Excess Proceeds Amount. Payment for any Securities so purchased shall be made in the manner prescribed in the Securities.

(b)Upon the commencement of an Asset Sale Excess Proceeds Offer, the Company shall send a notice to each of the Holders with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Excess Proceeds Offer. The Asset Sale Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Excess Proceeds Offer, shall state:

(1)that the Asset Sale Excess Proceeds Offer is being made pursuant to this Section 4.03 hereof, and the length of time the Asset Sale Excess Proceeds Offer shall remain open, including the time and date the Asset Sale Excess Proceeds Offer will terminate (the “Asset Sale Excess Proceeds Termination Date”);

(2)the Asset Sale Excess Proceeds Offer Price;

(3)that the aggregate amount to be applied to purchase the Securities in the Asset Sale Excess Proceeds Offer will consist of an amount equal to the Pro Rata Percentage Amount applicable to the Securities (and specifying such amount) plus, depending on the extent to which Other Secured Notes are not tendered in the Asset Sale Excess Proceeds Other Offer being conducted substantially concurrently with such Asset

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Sale Excess Proceeds Offer, an additional amount not to exceed the Pro Rata Percentage Amount applicable to the Other Secured Notes (and specifying such other amount);

(4)that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Excess Proceeds Offer Purchase Date;

(6)that Holders electing to have a Security purchased pursuant to any Asset Sale Excess Proceeds Offer shall be required to surrender the Security, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Asset Sale Excess Proceeds Termination Date;

(7)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Asset Sale Excess Proceeds Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8)that, if the aggregate principal amount of Securities surrendered by Holders at the Asset Sale Excess Proceeds Offer Price exceeds the Asset Sale Excess Proceeds Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9)that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Securities subject to an Asset Sale Excess Proceeds Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Asset Sale Excess Proceeds Termination Date, the Company shall, to the extent lawful, accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Excess Proceeds Offer in the aggregate principal amount required by this Section 4.03 hereof, and prior to the Asset Sale Excess Proceeds Offer Purchase Date the Company shall deliver to the Trustee an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.03. Prior to 11:00 a.m., New York City time, on the Asset Sale Excess Proceeds Offer Purchase Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal

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to the Asset Sale Excess Proceeds Offer Price with respect to the aggregate principal amount of the Securities validly tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Excess Proceeds Offer on or before the Asset Sale Excess Proceeds Offer Purchase Date.

Section 4.04Repurchase Upon Release Trigger Event. No later than the fifth (5th) Business Day after the occurrence of a Release Trigger Event, the Company shall deliver an Officer’s Certificate to the Trustee specifying (i) such Release Trigger Event and the Collateral Release Excess Proceeds in respect thereof; (ii) any Property or Capital Stock that has become Excluded Released Property as a result of such Release Trigger Event; and (iii) any Subsidiary that has become an Excluded Non-Guarantor Subsidiary as a result of such Release Trigger Event. The Company will, within 25 Business Days after the receipt of Net Available Cash (other than (1) proceeds from (x) Recourse Indebtedness permitted to be incurred pursuant to Section 4.02(b)(14) or (y) Non-Recourse Mortgage Indebtedness permitted to be incurred pursuant to Section 4.02, in either case used solely for the construction or development of any Property that has been approved by the Boards of Directors of both the Company and the REIT and used for the purpose of financing a property development project, which shall not be subject to this Section 4.04 and (2) any Excluded Release Trigger Event Proceeds (as defined below) with respect to such Release Trigger Event) from any Release Trigger Event (such Net Available Cash, excluding any such proceeds specified in clause (1)(x) or (y) above and any Excluded Release Trigger Event Proceeds, the “Collateral Release Excess Proceeds”) in an aggregate amount that exceeds $25.0 million, (i) offer to all Holders of Securities (the “Collateral Release Excess Proceeds Offer”) to purchase Securities in an amount up to the Pro Rata Percentage Amount with respect to such Release Trigger Event applicable to the Securities (the “Collateral Release Excess Proceeds Offer Amount”) at the price set forth below including accrued and unpaid interest, if any, to the purchase date (the “Collateral Release Excess Proceeds Offer Price”) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date) (such purchase date, the “Collateral Release Excess Proceeds Purchase Date”); and (ii) substantially concurrently therewith, effect a Collateral Release Excess Proceeds Redemption with respect to the Other Secured Notes in an amount equal to the sum of (i) the Pro Rata Percentage Amount with respect to such Release Trigger Event applicable to the Other Secured Notes and (ii) the Collateral Release Excess Proceeds Securities Unused Amount, if any, with respect to such Collateral Release Excess Proceeds Offer and otherwise in accordance with the Other Secured Notes Indenture. For the avoidance of doubt, upon completion of each Collateral Release Excess Proceeds Offer and the substantially concurrent Collateral Release Excess Proceeds Redemption, there will remain no unapplied amount of such Collateral Release Excess Proceeds. The Company may, at its option, satisfy the foregoing obligations with respect to a Collateral Release Excess Proceeds Redemption and concurrent Collateral Release Excess Proceeds Offer prior to having more than $25.0 million of Collateral Release Excess Proceeds.

For purposes of this Section 4.04, “Excluded Release Trigger Event Proceeds” means, with respect to any Release Trigger Event, such portion of the Net Available Cash of any Release Trigger Event (not to exceed 30% of such Net Available Cash) as the Company shall, at its option,

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with the approval of the Boards of Directors of both the Company and the REIT, use to repay at a discount Non-Recourse Mortgage Indebtedness or Recourse Indebtedness of any Excluded Non-Guarantor Subsidiary owning any Property that immediately prior to such repayment does not constitute Collateral (such Property, “Trigger Release Replacement Property”); provided that (i) as a result of such repayment, such Non-Recourse Mortgage Indebtedness or Recourse Indebtedness is satisfied and discharged in its entirety and, simultaneously with such repayment, all Liens on such Trigger Release Replacement Property and any other property or assets of the Company or any Subsidiary securing such Indebtedness are released; (ii) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (iii) such Trigger Release Replacement Property shall be deemed listed under Category 1 on Annex I hereto and the Company shall promptly deliver to the Collateral Agent the documents and certificates required by Section 4.14 and Article 12 of this Indenture; and (iv) prior to or simultaneously with or within ten (10) Business Days after the repayment of the Indebtedness previously secured by such Trigger Release Replacement Property (or 45 days in the case of a mortgage), (i) (x) the Subsidiary owning such Trigger Release Replacement Property (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (y) the Collateral Agent has been granted a valid, enforceable perfected first-priority security interest (subject only to Permitted Collateral Liens) in such Trigger Release Replacement Property in accordance with Section 4.14 and (ii) in the manner specified in Section 12.02(c) and Section 12.04(e) of this Indenture, the Company or such Subsidiary Guarantor shall have executed and delivered to the Collateral Agent such Security Documents referred to therein or as shall otherwise be reasonably necessary to vest in the Collateral Agent a valid, enforceable perfected security interest or other Liens in or on such Trigger Release Replacement Property and to have such Trigger Release Replacement Property added to the Collateral, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions, if any) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents and an Officer’s Certificate and Opinion of Counsel as to the satisfaction of the foregoing requirements (such Opinions of Counsel and Officer’s Certificate also to be delivered to the Trustee); and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Trigger Release Replacement Property in the same extent and with the same force and effect. For the avoidance of doubt, Excluded Release Trigger Event Proceeds shall not be Collateral Release Excess Proceeds subject to this Section 4.04.

Pending the final application of any Net Available Cash from any Collateral Release Excess Proceeds Offer, upon the actual receipt by the Company or a Subsidiary of the Net Available Cash attributable to Collateral Release Excess Proceeds, (i) the Company will notify the Collateral Agent of such receipt and (ii) the Company shall cause, or cause such Subsidiary to cause, such amounts (such amounts, the “Pending Redemption Cash”) to be deposited directly by the Company or such Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Redemption Cash will constitute Collateral pending application in the Collateral Release Excess Proceeds Offer or Collateral Release Excess Proceeds Redemption.

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The Collateral Release Excess Proceeds Offer Price shall be at the prices set forth below (expressed in percentages of principal amount on the Collateral Release Excess Proceeds Purchase Date), plus accrued and unpaid interest to but excluding the Collateral Release Excess Proceeds Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if purchased during the periods set forth below:

Period	Collateral Release Excess Proceeds Offer Price
Issue Date to [May 14], 2023	100.0%
[May 15], 2023 to [May 14, 2024]	105.0%
[May 15, 2024] to [May 14, 2025]	102.5%
[May 15, 2025] and thereafter	100.0%

On the Collateral Release Excess Proceeds Purchase Date, the Company will deposit with the Trustee such respective portions of the Collateral Release Excess Proceeds as will enable the Trustee, to the extent of the Securities tendered in such Collateral Release Excess Proceeds Offer, to apply the portion of such Collateral Release Excess Proceeds equal to the product of (x) the amount of the Securities validly tendered and accepted for purchase in the Collateral Release Excess Proceeds Offer and (ii) the Collateral Release Excess Proceeds Offer Price plus accrued and unpaid interest to but excluding the Collateral Release Excess Proceeds Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, the Company’s making of any Collateral Release Excess Proceeds Offer shall not constitute a redemption of Securities.

Any Collateral Release Excess Proceeds remaining after consummation of a Collateral Release Excess Proceeds Offer shall be applied in the related Collateral Release Excess Proceeds Redemption. If the aggregate Collateral Release Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Securities tendered into such Collateral Release Excess Proceeds Offer exceeds the Collateral Release Excess Proceeds Offer Amount, the Trustee will select the Securities to be purchased on a pro rata basis. Upon surrender of a Security that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Security equal in principal amount to the non-repurchased portion of the Security surrendered.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Collateral Release Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

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In the event that, pursuant to this Section 4.04 hereof, the Company shall be required to commence a Collateral Release Excess Proceeds Offer, the Company shall follow the procedures specified below:

(a)The Collateral Release Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Collateral Release Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Collateral Release Excess Proceeds Offer Period (the “Collateral Release Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Collateral Release Excess Proceeds Offer Price with respect to all Securities validly tendered and accepted for purchase, or if the amount of Securities validly tendered at the Collateral Release Excess Proceeds Offer Price with respect to all Securities validly tendered is greater than the Collateral Release Excess Proceeds Offer Amount, the Company shall purchase and pay for Securities validly tendered at the Collateral Release Excess Proceeds Offer Price in an aggregate amount equal to the Collateral Release Excess Proceeds Amount. Payment for any Securities so purchased shall be made in the manner prescribed in the Securities.

(b)Upon the commencement of an Collateral Release Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Collateral Release Excess Proceeds Offer. The Collateral Release Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Collateral Release Excess Proceeds Offer, shall state:

(1)that the Collateral Release Excess Proceeds Offer is being made pursuant to this Section 4.04 hereof, and the length of time the Collateral Release Excess Proceeds Offer shall remain open, including the time and date the Collateral Release Excess Proceeds Offer will terminate (the “Collateral Release Excess Proceeds Termination Date”);

(2)the Collateral Release Excess Proceeds Offer Price;

(3)that the aggregate amount to be applied to purchase the Securities in the Collateral Release Excess Proceeds Offer will consist of an amount equal to the Pro Rata Percentage Amount applicable to the Securities (and specifying such amount);

(4)that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Collateral Release Excess Proceeds Offer shall cease to accrue interest after the Collateral Release Excess Proceeds Offer Purchase Date;

(6)that Holders electing to have a Security purchased pursuant to any Collateral Release Excess Proceeds Offer shall be required to surrender the Security, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed and such customary documents as the Company

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may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Collateral Release Excess Proceeds Termination Date;

(7)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Collateral Release Excess Proceeds Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8)that, if the aggregate principal amount of Securities surrendered by Holders at the Collateral Release Excess Proceeds Offer Price exceeds the Collateral Release Excess Proceeds Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9)that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Securities subject to a Collateral Release Excess Proceeds Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Collateral Release Excess Proceeds Termination Date, the Company shall, to the extent lawful, accept for payment Securities or portions thereof tendered pursuant to the Collateral Release Excess Proceeds Offer in the aggregate principal amount required by this Section 4.04 hereof, and prior to the Collateral Release Excess Proceeds Offer Purchase Date the Company shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.04. Prior to 11:00 a.m., New York City time, on the Collateral Release Excess Proceeds Offer Purchase Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the Collateral Release Excess Proceeds Offer Price with respect to the aggregate principal amount of the Securities validly tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Collateral Release Excess Proceeds Offer on or before the Collateral Release Excess Proceeds Offer Purchase Date.

Section 4.05Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation

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arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company in an amount greater than $1.0 million in any transaction or series of related transactions (an “Affiliate Transaction”) unless:

(1)the terms of the Affiliate Transaction are not materially less favorable to the Company or such Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

(b)The provisions of Section 4.05(a) shall not prohibit:

(1)any employment agreement or other employee compensation plan or arrangement in existence on the Issue Date or entered into thereafter in the ordinary course of business including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(2)loans or advances to employees (or cancellations thereof) in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(3)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business of the Company or any of its Subsidiaries;

(4)the payment of reasonable compensation and fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries;

(5)any transaction between the REIT, the Company, the Operating Partnership and/or their respective Subsidiaries;

(6)indemnities of officers, directors and employees of the Company or any Subsidiary consistent with applicable charter, by-law or statutory provisions;

(7)the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of a cash capital contribution from its stockholders;

(8)transactions with Joint Ventures, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors or the senior management of the Company, such

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transactions are on terms not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(9)transactions between the Company or any Subsidiary and any Person, a director of which is also a director of the Company or any director or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(10)any transaction with Affiliates pursuant to arrangements in existence on the Issue Date pursuant to which those Affiliates own, or are entitled to acquire, working, overriding royalty or other similar interests in particular properties operated by the Company or any Subsidiary or in which any of the Company or one or more Subsidiaries also own an interest;

(11)mergers, consolidations or sales of all or substantially all assets permitted by, and complying with, the provisions of Section 5.01, 5.02 and 5.03;

(12)the execution of the restructuring transactions pursuant to the Plan of Reorganization and the payment of all fees and expenses related thereto or required by the Plan of Reorganization; and

(13)transactions undertaken in good faith by the Company for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose, or with the effect, of circumventing any provision set forth in this Indenture.

Section 4.06Liens and Negative Pledge. The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to:

(a)Incur or suffer to exist any Lien (other than Permitted Collateral Liens) on any Collateral or any Liens (other than Permitted Liens) on any other Properties, or any direct or indirect ownership interest of the Company or any Subsidiary in any Person owning any Collateral or any Property, whether owned at the Issue Date or thereafter acquired, other than Permitted Collateral Liens (in the case of Collateral) or Permitted Liens (in the case of any other Property); or

(b)permit any Collateral or any other properties or assets held by the Company or any Subsidiary, as applicable, to be subject to a Negative Pledge (other than pursuant to the Secured Debt Documents), other than (i) any properties or assets held by any Excluded Non-Guarantor Subsidiary or (ii) any Excluded Property.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of

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interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the definition of Indebtedness.

Section 4.07Future Guarantors. The Company and each Subsidiary shall cause each Subsidiary that is not already a Subsidiary Guarantor (other than any Excluded Non-Guarantor Subsidiary) to, within 30 calendar days of the date on which such Person became such a Subsidiary, (i) execute and deliver to the Trustee and the Collateral Agent, if applicable, a Guaranty Supplemental Indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and a joinder to the Collateral Agency and Intercreditor Agreement and (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee as to the authorization, execution and delivery by such Subsidiary of such Guaranty Supplemental Indenture and such joinder and the validity and enforceability against such Subsidiary of this Indenture (including the Note Guarantee of such Subsidiary) and the Collateral Agency and Intercreditor Agreement. The Company and each Subsidiary shall cause each Subsidiary that guarantees any Other Secured Notes Obligations to, at the same time, (i) execute and deliver to the Trustee and the Collateral Agent, if applicable, a Guaranty Supplemental Indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and a joinder to the Collateral Agency and Intercreditor Agreement and (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee as to the authorization, execution and delivery by such Subsidiary of such Guaranty Supplemental Indenture and such joinder and the validity and enforceability against such Subsidiary of this Indenture (including the Note Guarantee of such Subsidiary) and the Collateral Agency and Intercreditor Agreement.

Section 4.08Compliance Certificate. The Company shall deliver to the Trustee within the later of (a) 120 days after the end of each fiscal year of the Company or (b) five (5) days after the filing with the SEC of the applicable Form 10-K (or any successor or comparable form) pursuant to Section 4.12 by the Reporting Entity, an Officer’s Certificate of the Company stating that in the course of the performance by the signer of his or her duties as an Officer of the Company they would normally have knowledge of any Default and whether the signer knows of any Default that occurred during such fiscal year. If the signer is aware of a Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company shall comply with TIA § 314(a)(4) and deliver the certificate referred to in such section of the TIA, which certificate shall be delivered to the Trustee within the later of (a) 120 days after the end of each fiscal year of the Company or (b) five (5) days after the filing with the SEC of the applicable Form 10-K (or any successor or comparable form) pursuant to Section 4.12 by the Reporting Entity. For purposes of this Section 4.08, the “fiscal year” of the Company means a calendar year ending December 31.

Section 4.09Further Instruments and Acts.

(a)Upon reasonable request of the Trustee, the Company will, and will cause each of its Subsidiaries to, execute and deliver such further instruments and do such further acts

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as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(b)Promptly upon reasonable request by the Collateral Agent, the Company shall, and the Company shall cause each of its Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of covenants, collateral agency agreements, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent may require from time to time in order to (i) carry out more effectively the purposes of any Security Document, (ii) subject to the Liens created by any of the Security Documents any of the properties, rights or interests intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Collateral Agent under the Security Documents.

(c)Upon reasonable request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company shall, and shall cause each of its Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Company or such Subsidiary, as applicable, and during normal business hours, to visit and inspect any Collateral to the Company or such Guarantor, as applicable, to review, make extracts from and copy the books and records of to the Company or such Subsidiary, as applicable, relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company or such Subsidiary, as applicable, and (ii) deliver to the Collateral Agent such reports, including valuations to the extent previously available, relating to any such property or any Lien thereon as the Collateral Agent may request. The Company will promptly reimburse the Trustee and Collateral Agent for all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 4.10Insurance. The Company will, and will cause each of the Company’s Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (including property insurance, liability insurance, business interruption insurance, and workers’ compensation insurance) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the Security Documents and the Collateral Agency and Intercreditor Agreement, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of the Collateral Agent as its interests in the Collateral may appear and any such liability policies shall name the Collateral Agent as “additional insureds” (except no endorsements shall be required with respect to worker’s compensation policies) and any casualty insurance policies shall name the Collateral Agent as a “loss payee”, and also provide that the insurer will endeavour to give at least thirty (30) days prior notice of any cancellation (or at least ten (10) days’ notice of any cancellation due to non-payment) to the Collateral Agent, it being understood that the Company shall be afforded a period of sixty (60) days following the Issue Date to comply with this Section 4.10 (or such longer period approved by the Collateral Agent). Upon

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reasonable request of the Collateral Agent, the Company shall, and shall cause each of its Subsidiaries to, furnish to the Collateral Agent such information relating to its property and liability insurance carriers as may be requested by the Collateral Agent from time to time. Notwithstanding the foregoing, the Company and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation in the same general line of business in the same general area usually self-insure.

Section 4.11Impairment of Security Interest.

Each of the Guarantors will not and the Company will not, and Company will not permit any of its Subsidiaries to, directly or indirectly:

(1)take or omit to take, any action which action or omission could be reasonably expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent and the holders of the Secured Obligations; or

(2)grant to any Person other than the Collateral Agent, for the benefit of the Trustee, the Other Secured Notes Trustee and the other holders of the Secured Obligations, any interest whatsoever in any of the Collateral;

in each case, other than in connection with the creation of Permitted Collateral Liens.

Section 4.12Reports and Other Information.

(a)For so long as any Securities are outstanding, the Company shall deliver to the Trustee a copy of all of the information and reports referred to below (within the time periods specified in the SEC’s rules and regulations that would apply if the Company were required to file with the SEC as a “non-accelerated filer”; provided that if the Reporting Entity (as defined below) is filing such information and reports with the SEC, within the time periods specified in the SEC rules and regulations for such Reporting Entity):

(1)annual reports of the Reporting Entity (as defined below) for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(2)quarterly reports of the Reporting Entity for each of the first three fiscal quarters of each fiscal year thereafter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(3)current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02(a), (b)

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and (c) and Item 9.01(a) and (b) (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act.

In addition to providing such information to the Trustee, the Company shall make available to the Holders, prospective investors, bona fide market makers and securities analysts the information required to be provided pursuant to the foregoing clauses (1), (2) and (3), by posting such information to its website (or the website of any of the Company’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.

Notwithstanding the foregoing, (A) neither the Company nor any Reporting Entity that is not subject to Section 13 or 15(d) of the Exchange Act will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein and (B) such reports will not be required to contain audited or unaudited condensed consolidating financial information in the notes to the audited or unaudited financial statements required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K; provided that for the avoidance of doubt if the Reporting Entity is not the Company, such Reporting Entity will continue to be required to deliver the information described in clause (2) of Section 4.12(b) in either the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section or other such non-financial statement section of such report or as otherwise permitted pursuant to clause (b) below.

(b)The financial statements, information and other documents required to be provided as described in this Section 4.12 may be those of (i) the Company or (ii) any direct or indirect parent of the Company (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Company shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of its equity interests in, and its management of, the Company or (2) if otherwise, the financial information so delivered shall be accompanied by (which may be included in a separate supplement that is not filed with the SEC so long as such supplement is made publicly available on the Company or the REIT’s website) a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand, with such reasonably detailed description, including: (x) condensed consolidating financial information for the REIT, on an unconsolidated basis, the Operating Partnership, on an unconsolidated basis, the New Bank Claim Borrower and its Subsidiaries on a consolidated basis, the Company and its Subsidiaries on a consolidated basis, intercompany eliminations and consolidation entries and the REIT and its subsidiaries on a consolidated basis, (y) the portfolio level financial information by property category (including by malls, other and total) as contained on slide 31 of Exhibit 99.2 (Presentation to the Ad Hoc Group dated July 2020) to the Current Report on Form 8-K filed by the REIT and the Operating Partnership with the SEC on August 19, 2020 and (z) the occupancy rate and sales per square foot operating statistics by the same property categories used in the preceding clause (y); provided that in case of clause (x), no such information shall be required to be provided for

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any periods ending prior to the Issue Date and in the case of clauses (y) and (z), such information shall be provided initially for the years ended January 1, 2019, 2020 and 2021 (in each case, to the extent available) and thereafter for the same interim financial statement periods and annual financial statement periods included in the applicable quarterly or annual report required to be provided pursuant to Section 4.12(a).

(c)The Company will make such information available electronically to prospective investors upon request. The Company shall, for so long as any Securities remain outstanding during any period when it is not or any Reporting Entity is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)Notwithstanding the foregoing, the Company will be deemed to have delivered such reports and information referred to in this Section 4.12 to the Holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Company or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.12 shall be deemed satisfied and the Company will be deemed to have delivered such reports and information referred to in this Section 4.12 to the Trustee, Holders, prospective investors, market makers and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity). Notwithstanding the foregoing, the Trustee shall have no obligation to monitor or confirm, on a continuing basis or otherwise, whether the Company posts such reports, information and documents on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Company’s (or any of the Company’s parent companies’) website or the SEC’s EDGAR service. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(e)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.12 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Subsidiary Guarantors’ or any other Person’s compliance with any of its covenants under this Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Section 4.13[Reserved.]

Section 4.14After-Acquired Property. If at any time the Company or any of its Subsidiaries acquires or otherwise owns any asset or property (other than Collateral or Excluded

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Property) constituting Property or Capital Stock or material other After-Acquired Property (except as otherwise provided under Section 4.03 or any Property acquired solely with proceeds from an issuance of Capital Stock of the REIT contributed by the REIT to the Company or the applicable Guarantor), both:

(x)(i) if the Capital Stock so acquired or otherwise owned is Capital Stock of a Joint Venture, the Subsidiary that acquires such Capital Stock shall be a Subsidiary Guarantor or become a Subsidiary Guarantor to the extent (A) required pursuant to Section 4.07 and (B) such guarantee is permitted by the agreements governing such Joint Venture and any agreement governing Indebtedness of such Joint Venture provided that the Company shall use its commercially reasonable efforts in good faith to cause such guarantee to be permitted, and any Property owned by such Joint Venture shall be deemed listed under “Category 4” on Annex I hereto, (ii) if any Property so acquired or otherwise owned (directly or through the acquisition of Capital Stock) is Excluded After-Acquired Property owned by a Subsidiary of a Subsidiary, then such applicable Property shall be deemed listed under “Category 4” on Annex I hereto and the Subsidiary that owns the Capital Stock of the Subsidiary that directly owns such Property shall be a Subsidiary Guarantor to the extent required or become a Subsidiary Guarantor pursuant to Section 4.07 and (iii) if any Property so acquired or otherwise owned (directly or through the acquisition of Capital Stock) is owned by a Subsidiary and is not subject to a Lien securing Non-Recourse Mortgage Indebtedness at the time of acquisition, (A) such Subsidiary (and each other Subsidiary owning (directly or indirectly) Capital Stock in such Subsidiary) shall be a Subsidiary Guarantor or become a Subsidiary Guarantor pursuant to Section 4.07 and (B) such Property shall be deemed listed under “Category 1” on Annex I hereto, and

(y) the Company or such Subsidiary shall cause a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on such After-Acquired Property (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and execute and deliver to the Collateral Agent the following documents and certificates and any other documents and certificates required by this Section 4.14, Article 11 or any other provision of this Indenture:

(1)to the extent such After-Acquired Property constitutes Property deemed listed under “Category 1” on Annex I hereto, (x) a Mortgage with respect to such After-Acquired Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office), (y) Security Documents with respect to all personal property of the Company or such Subsidiary, as applicable, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

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(2)to the extent such After-Acquired Property constitutes Capital Stock, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of the Company or such Subsidiary, as applicable, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents; provided that to the extent that the pledge of Capital Stock in a Joint Venture is not permitted by the agreements governing such Joint Venture or any agreement governing Indebtedness of such Joint Venture, the Company shall only be required to use commercially reasonable efforts in good faith to provide a pledge of such Capital Stock in such Joint Venture;

(3)to the extent of any material After-Acquired Property other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(4)to the extent such After-Acquired Property is deemed listed under Category 1 on Annex I hereto, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(5)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 4.15No Restrictive Agreements.

(a)The Company will exercise commercially reasonable efforts in good faith so that it will not, and will not permit any of its Subsidiaries to, enter into any Joint Venture after the Issue Date governed by any agreement, or after the Issue Date amend any agreement governing any Joint Venture, to the extent such agreement prohibits (or, in the case of an amendment, prohibits to a greater extent than the existing agreement) (i) the pledge to secure the Secured

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Obligations of the Capital Stock in any Subsidiary directly or indirectly owning Capital Stock in, such Joint Venture or (ii) such Subsidiary or any Subsidiary owning Capital Stock (directly or indirectly) in such Subsidiary from being or becoming a Subsidiary Guarantor (it being understood that no such Subsidiary Guarantee shall be required if, notwithstanding the use of commercially reasonable efforts in good faith, the joint venture partner(s) do not permit such Subsidiary Guarantee).

(b)The Company will exercise commercially reasonable efforts in good faith so that it will not, and will not permit any Subsidiary to, incur any Indebtedness after the Issue Date governed by any agreement, or after the Issue Date amend any agreement governing Indebtedness, to the extent such agreement prohibits (or, in the case of an amendment, prohibits to a greater extent than the existing agreement) (i) the pledge to secure the Secured Obligations of the Capital Stock in any Person directly or indirectly owning Capital Stock in, such Subsidiary or (ii) such Subsidiary or any Subsidiary owning such Capital Stock (directly or indirectly) in such Subsidiary from being or becoming a Subsidiary Guarantor (it being understood that no such Subsidiary Guarantee shall be required if, notwithstanding the use of commercially reasonable efforts, the applicable lenders do not permit such Subsidiary Guarantee).

Section 4.16Existence.

Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or other existence, and shall do or cause to be done all things necessary to keep in full force and effect the existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of any such Subsidiary; provided, however, that shall not be required to preserve the existence of any of its Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.17Future Covenants.

(a)Upon the Collateral Release/Covenant Revision Trigger Date:

(1)each of the following covenants herein (the “Replaced Covenants”) will be amended and restated in its entirety to become the corresponding revised covenant included in Exhibit E (the “Revised Covenants”) and, thereupon, the Company and the Restricted Subsidiaries will be subject to the Revised Covenants included in Exhibit E (and shall not be required to comply with the Replaced Covenants):

(i)Section 4.02 “Limitation on Indebtedness”;

(ii)Section 4.03 “Limitation on Asset Sales”;

(iii)Section 4.04 “Repurchase Upon Release Trigger Event”;

(iv)Section 4.05 “Limitation on Affiliate Transactions”;

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(v)Section 4.06 “Liens and Negative Pledge”;

(vi)Section 4.07 “Future Guarantors”; and

(vii)Section 4.14 “After Acquired Property”;

(2)each of the definitions herein related to the Replaced Covenants that is identified as a “Replaced Definition” on Exhibit E will be amended and restated in its entirety to become the corresponding revised definition included in Exhibit E (“Revised Definition”); and each of the definitions herein that is identified as a “Deleted Definition” on Exhibit E will be deleted;

(3)the following covenants (the “Terminated Covenants”) will be terminated and, thereupon, the Company and the Restricted Subsidiaries will no longer be subject to (and shall not be required to comply with) the Terminated Covenants:

(i)Section 4.15 “No Restrictive Agreements”;

(4)each of the Subsidiary Guarantors (other than any Category 1 Subsidiary) shall be released from its Note Guarantee pursuant to Section 10.05(5); and

(5)the Collateral (other than any Category 1 Collateral) shall be released from the Collateral Agent’s Lien securing the Secured Obligations pursuant to Section 11.05(9).

(b)The Company shall deliver an Officer’s Certificate to the Trustee indicating the occurrence of any Collateral Release/Covenant Revision Trigger Date. The Trustee shall have no duty to (i) monitor the Collateral Release/Covenant Revision Trigger Date, (ii) determine whether a Collateral Release/Covenant Revision Trigger Date has occurred, or (iii) notify Holders of any of the foregoing. The Trustee may provide a copy of the Officer’s Certificate to any Holder upon request.

(c)For purposes of this Section 4.17, Section 10.05 and Section 11.05, the following terms shall have the meanings specified below.

“Category 1 Collateral” means:

(i)	any Category 1 Property;
(ii)	any Capital Stock in any Subsidiary that owns, directly or indirectly, any Category 1 Collateral;
(iii)	any personal property owned by any Category 1 Subsidiary; and
(iv)	any amounts of Net Available Cash held in a deposit account by the Company or any Category 1 Subsidiary and constituting Category 1 Collateral in accordance with Section 4.03 or Section 4.04.

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“Category 1 Property” means:

(i)	any Property set forth in Category 1 on Annex I hereto; and
(ii)	any Property acquired with the proceeds from the sale or other disposition of, or in exchange for, any Category 1 Collateral.

“Category 1 Subsidiary” means any Subsidiary that owns, directly or indirectly, any Category 1 Collateral.

“Collateral Release/Covenant Revision Trigger Date” means the first date on which each of:

(i) either (x) the Other Secured Notes Indenture has been satisfied and discharged in accordance with Section 8.01(a) of the Other Secured Notes Indenture or (y) the covenant defeasance or legal defeasance of the Other Secured Notes Indenture has been effected in accordance with Section 8.01(b) of the Other Secured Notes Indenture; and

(ii) the ratio, expressed as a percentage of, (x) Consolidated Modified Cash NOI solely with respect to the Qualifying Category 1 Properties on a trailing four (4) fiscal quarter basis as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 4.12 hereof to (y) the aggregate principal amount of the Securities outstanding on such date, exceeds 15.0%; and

(iii) no Default or Event of Default has occurred and is continuing.

“Qualifying Category 1 Property” means, at any time, any Category 1 Property that at such time is (i) directly owned by a Qualifying Category 1 Subsidiary Guarantor and (ii) subject to a Mortgage securing the Secured Obligations.

“Qualifying Category 1 Subsidiary Guarantor” means, at any time, any Wholly Owned Subsidiary (i) that at such time (a) is a Subsidiary Guarantor and (b) directly owns solely a Category 1 Property and (ii) all the Capital Stock in which at such time has been pledged pursuant to a Security Document to secure the Secured Obligations.

Article 5
Successor Company

Section 5.01Company and Guarantors May Consolidate, Etc., Only on Certain Terms.

(a)Other than in connection with and pursuant to the express written terms of the Plan of Reorganization, the Company shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case, unless:

(1)either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by or resulting

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from such consolidation, amalgamation or merger, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company is made, (i) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Person and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of the payment and other obligations in this Indenture and the outstanding Securities and the Security Documents, on the part of the Company to be performed or observed;

(2)immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing;

(3)the successor Person shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the successor Person to be subject to the Liens securing the Secured Obligations in the manner and to the extent required under the Secured Debt Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Secured Debt Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may request; and

(4)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, lease, assignment, transfer or other conveyance of all or any of the assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the Company’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the Company to any Person.

(b)Other than in connection with and pursuant to the express written terms of the Plan of Reorganization or as otherwise permitted under this Indenture, the Operating Partnership shall not, and the Company shall not permit any Subsidiary Guarantor to, sell or otherwise dispose of all or substantially all of the assets of any Subsidiary Guarantor, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless either:

(1)immediately after giving effect to such transaction or transactions, on a pro forma basis (and treating any Indebtedness which becomes an Obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction) no Default shall have occurred and be continuing;

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(2)the Person acquiring the assets in such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) (the “Successor Guarantor”) (A) shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any state thereof or the District of Columbia and (B) assumes all obligations of the Guarantor under its Note Guarantee in this Indenture and all Security Documents to which it is a party pursuant to agreements or instruments satisfactory in form to the Trustee;

(3)in the case of the Subsidiary Guarantor, the Successor Guarantor, if applicable, shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Guarantor to be subject to the Liens securing the Secured Obligations in the manner and to the extent required under the Secured Debt Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Secured Debt Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may request; and

(4)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(5)solely in the case of a Subsidiary Guarantor (and not in the case of the Operating Partnership), the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all of the assets of the Guarantor (in each case other than to the Company or a Subsidiary Guarantor) otherwise permitted by Section 4.03 and the other provisions of this Indenture and the Net Available Cash of such sale or other disposition are applied in accordance with Section 4.03 and the other provisions of this Indenture.

Section 5.02REIT May Consolidate, Etc., Only on Certain Terms.

The REIT shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case, unless:

(1)either (A) the REIT shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the REIT) formed by or resulting from such consolidation, amalgamation or merger, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the REIT is made, (i) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Person and delivered to the Trustee, in

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form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of the payment and other obligations in this Indenture and the Limited Guarantee on the part of the REIT to be performed or observed;

(2)immediately after giving effect to such transaction, no Default or Event of Default, shall have occurred and be continuing; and

(3)the REIT shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, lease, assignment, transfer or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, lease, assignment, transfer or other conveyance of all or any of the assets of one or more Subsidiaries of the REIT (other than to the REIT or another Subsidiary), which, if such assets were owned by the REIT would constitute all or substantially all of the REIT’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the REIT to any Person.

Section 5.03Successor Person Substituted for Company or REIT.

If the Company or the REIT shall, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person, in each case in accordance with Section 5.01(a) or Section 5.02, as applicable, the successor Person formed by or resulting from such consolidation, amalgamation or merger or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the properties and assets of the Company or the REIT, as applicable, is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the REIT, as applicable, under this Indenture, with the same effect as if such successor Person had been named as the Company or the REIT, as applicable, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and all outstanding Securities and the Security Documents. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such Person and such release of the Company or the REIT, as applicable.

Article 6
Defaults and Remedies

Section 6.01Events of Default. An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(1)the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)the Company (A) defaults in the payment of the principal of, or premium on, if any, any Security when the same becomes due and payable at its Stated Maturity,

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upon optional or mandatory redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture;

(3)[Reserved];

(4)the Company, the REIT (solely with respect to the Limited Guarantee) or any Guarantor fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in clause (1) or (2) above or (14) or (15) below) or any Security Document and such failure continues for 30 days after the notice specified below; provided, that in the case of a failure to comply with Section 4.12 of this Indenture, such period of continuance of such default shall be 90 days after the notice specified below;

(5)Any Indebtedness (other than the Other Secured Notes) of the Company, the REIT, any Guarantor or any Significant Subsidiary that is or becomes recourse to the Company, the REIT, any Guarantor or any Significant Subsidiary is not paid within any applicable grace or cure period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million, or its foreign currency equivalent at the time, and such acceleration continues for 30 days after the notice specified below;

(6)the Company, any Guarantor, the REIT or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case;

(B)consents to the entry of an order for relief against it in an involuntary case;

(C)consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against the Company, the REIT, any Guarantor or any Significant Subsidiary in an involuntary case;

(B)appoints a Custodian of the Company, the REIT, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C)orders the winding up or liquidation of the Company, the REIT, any Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

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(8)(i) any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent at the time such judgment or decree is entered against the Company or any Significant Subsidiary (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers or by third party indemnities), remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed[, (ii) any judgment or decree for the payment of money in excess of $150.0 million or its foreign currency equivalent at the time such judgment or decree is entered against the REIT or the Operating Partnership (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers or by third party indemnities), remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived, the execution thereof stayed or otherwise bonded, or (iii) any warrant, writ of attachment, execution or similar process shall be issued against any property of the REIT or the Operating Partnership which exceeds, individually or together with all other such warrants, writs, executions and processes, $150.0 million and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 60 consecutive days];

(9)any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Guarantor denies or disaffirms its obligations under its Note Guarantee (other than in accordance with the terms of such Note Guarantee);

(10)the occurrence of either of the following:

(A)except as permitted by the Security Documents, any Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million, ceases to be an enforceable and perfected first priority Lien, subject to the Collateral Agency and Intercreditor Agreement and Permitted Collateral Liens and such default is not remedied within 60 days after the notice specified below; or

(B)the Company or any other Grantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Grantor set forth in or arising under any Security Document establishing Liens securing the Secured Obligations;

(11)the occurrence and continuance of an “Event of Default” under (and as defined in) the Other Secured Notes Indenture;

(12)default under any Indebtedness of or Guarantee by the Operating Partnership, the REIT, the New Bank Claim Borrower or Subsidiary of the Operating Partnership (other than the Company or a Subsidiary of the Company) with an aggregate principal amount in excess of $150.0 million, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, unless the New Bank Claim Borrower or the Operating Partnership has agreed to a foreclosure or similar arrangement for any property that does not secure or constitute collateral under the New Bank Term Loan Facility;

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(13)the Limited Guarantee is not (or is claimed by the REIT not to be) in full force and effect with respect to the Securities;

(14)failure by the Company to comply with its obligation to exchange the Securities in accordance with the terms of this Indenture upon exercise of a Holder’s exchange right, and such default continues for five Business Days; or

(15)failure by the Company to provide any notice with respect to a Make-Whole Fundamental Change or a Fundamental Change in accordance with the provisions of Section 13.02(d) or Section 14.02(d), as applicable, within the time so required to provide such notice, and such failure continues for three Business Days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) or (10)(A) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clauses (1), (2), (4), (5), (8), (9), (10), (11), (12), (13), (14) and (15), its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, upon receipt by the Trustee of written direction from the Holders of a majority in principal amount of the Securities, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest and relevant or applicable premium, Acceleration Premium or redemption price on all the Securities to be due and payable. Upon such a declaration, such principal, interest and applicable premium, Acceleration Premium or redemption price shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and interest and applicable premium, Acceleration Premium or redemption price on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee and the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except

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nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)Notwithstanding the foregoing, if an Event of Default under Section 6.01(5) has occurred and is continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default under Section 6.01(5) has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured, and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured and waived.

(c)(i) If the Securities are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default specified in Section 6.01(6) or (7) with respect to the Company (including the acceleration of claims by operation of law), the amount of principal of, accrued and unpaid interest and premium on the Securities that becomes due and payable shall equal 100% of the principal amount of the Securities plus the Acceleration Premium plus accrued and unpaid interest, if any.

(ii)In any such case the Acceleration Premium shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement the Company and the Guarantors on the one hand and the Holders on the other hand as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any Acceleration Premium payable pursuant to the above shall be presumed to be the liquidated damages sustained by each Holder as the result of the acceleration, and each of the Company and the Guarantors agrees that it is reasonable under the circumstances. The Acceleration Premium shall also be payable in the event the Securities (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. Each of the Company and the Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Acceleration Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Acceleration Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Acceleration Premium; and (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Company and the Guarantors expressly acknowledges that its agreement to pay the Acceleration Premium to the Holders as herein described is a material inducement to Holders to purchase the Securities.

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Section 6.03Other Remedies. Subject to the Collateral Agency and Intercreditor Agreement, if an Event of Default occurs and is continuing and subject to the Trustee’s receipt of written direction from the Holders of a majority in principal amount of the Securities, the Trustee may pursue any available remedy to collect the payment of principal of or interest and premium on the Securities or to enforce the performance of any provision of the Securities, this Indenture and the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, Securities) may waive an existing Default and its consequences except a Default (a) in the payment of the principal of or interest and premium on a Security, (b) arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the Securityholders shall be restored to their former position and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06Limitation on Suits. Except to enforce the right to receive payment of principal, premium or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

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(3)such Holder or Holders offer to the Trustee security or indemnity acceptable to the Trustee in its sole discretion against any loss, liability or expense;

(4)the Trustee does not comply with the written request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security (as defined in the Appendix) to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

Section 6.07Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and premium on the Securities held by such Holder, on the respective due dates expressed in the Securities (or, in the case of a redemption, on the redemption date or, in the case of a purchase, on the Fundamental Change Purchase Date, Asset Sale Excess Proceeds Offer Purchase Date or Collateral Release Excess Proceeds Offer Purchase Date) and to exchange the Securities for the consideration and in the manner specified in Article 13, or to bring suit for the enforcement of any such payment and right to exchange, shall not be impaired or affected without the consent of such Holder.

Section 6.08Collection Suit by Trustee. Subject to the Collateral Agency and Intercreditor Agreement, if an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07, and against the REIT for any amounts owed by it under the terms of the Limited Guarantee.

Section 6.09Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent and the Securityholders allowed in any judicial proceedings relative to the Company, the REIT, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and each of their agents and counsel, and any other amounts due to the Trustee or Collateral Agent, as applicable, under Section 7.07.

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No provision of this Indenture shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee or Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10Priorities. Subject to the Collateral Agency and Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Collateral Agent and their agents for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company as provided in a written direction from the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

Section 6.12Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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Article 7
Trustee

Section 7.01Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of negligence or wilful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(1)this paragraph does not limit the effect of paragraph (b) of this Section;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02Rights of Trustee.

(a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Sections 6.01(1) or 6.01(2) (but only if the Trustee is also the Paying Agent), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at its office described in Section 16.02 herein from the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this Indenture and states that it is a “Notice of Default”. In the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(g)In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be

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enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, including as Collateral Agent.

(j)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Note Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which may be incurred therein or thereby.

(k)The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee or unless written notice of such fact or matter is received by the Trustee at the corporate trust office of the Trustee specified in Section 16.02.

(l)Whenever in the administration of this Indenture or the other Note Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or wilful misconduct on its part, conclusively rely upon an Officer’s Certificate.

(m)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and the Trustee will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the other Note Documents.

(p)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(q)The permissive rights of the Trustee enumerated hereunder shall not be construed as duties.

Notwithstanding anything to the contrary in this Indenture, other than this Indenture and the Securities, the Trustee will have no duty to know or inquire as to the performance or non-performance of any provision of any other agreement, instrument, or contract, nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee.

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Section 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity (including in its capacity as the Collateral Agent) may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04Trustee’s Disclaimer. The Trustee shall not be (A) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any other Note Documents, (B) accountable for the Company’s use of its proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture,(C) responsible for the use or application of any money received by any Paying Agent other than the Trustee and (D) responsible for any statement or recital in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05Notice of Defaults. If a Default occurs and is continuing of which the Trustee has received written notice, the Trustee shall send to each Securityholder notice of the Default within 90 days after it occurs. Notwithstanding the immediately preceding sentence, except in the case of a Default involving the payment of principal of or interest or premium on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

Section 7.06TIA and Listings. As promptly as practicable after each August 15 beginning with August 15, 2022, the Trustee shall mail to each Securityholder a brief report dated as of August 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). During the same time period specified above, the Trustee also shall comply with TIA § 313(b), which section relates to the release or substitution of certain property from the Lien of this Indenture and advances made by the Trustee. The Trustee will also transmit by mail all reports as required by TIA § 313(c).

If this Indenture has been qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed in accordance with TIA § 313(d). The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services under this Indenture and the Securities as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the

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compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) Incurred by any of them in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee’s own wilful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation and removal of the Trustee hereunder. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing with 30 days’ prior written notice and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged bankrupt or insolvent;

(3)a receiver or other public officer takes charge of the Trustee or its property; or

(4)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the REIT. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its

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succession to Securityholders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by a Securityholder of at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee and shall have all of the rights, powers and duties of the Trustee under this Indenture.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

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Article 8
Discharge of Indenture; Defeasance

Section 8.01Discharge of Liability on Securities; Defeasance. (a) This Indenture and the other Note Documents (insofar as related to this Indenture and the Securities) shall, subject to Section 8.01(c), cease to be of further effect and all Collateral shall be released from the Liens securing the Notes Obligations as to all outstanding Securities when both (x) either (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or (2) will become due and payable within one year at the Stated Maturity or within 60 days as the result of the giving of any irrevocable and unconditional notice of redemption pursuant to Article 3 hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee cash in U.S. dollars or non-callable U.S. Government Obligations or a combination thereof, in amounts sufficient to pay at maturity or upon redemption all outstanding Securities, including interest and premium, if any, thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and (y) the Company pays all other sums payable hereunder by the Company. The Trustee and Collateral Agent shall acknowledge satisfaction and discharge of this Indenture (subject to Section 8.01(c)) and the other Note Documents (insofar as related to this Indenture and the Securities) on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 and the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12), 6.01(13), 6.01(14) and 6.01(15) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12), and 6.01(13) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries and Guarantors). If the Company exercises its legal defeasance option or its covenant defeasance option, (i) each Guarantor, if any, shall be released from all its obligations with respect to its Note Guarantee and (ii) the REIT shall be released from all its obligations with respect to its Limited Guarantee, in each case except to the extent necessary to guarantee any of the Company’s continuing obligations pursuant to Section 8.01(c); and (iii) all Collateral shall be released from the Liens securing the Notes Obligations.

Upon satisfaction of the conditions set forth herein, and satisfaction of the other covenants or obligations under the other Note Documents (insofar as related to the Securities and this Indenture), and upon request of the Company, the Trustee shall acknowledge in writing the

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discharge of those obligations that the Company terminates and the Collateral shall be released as to the Notes Obligations.

(c)Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 and Articles 13 and 15 and the Company’s rights in Article 15 shall survive until the Securities have been paid or exchanged for Common Stock in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)the Company irrevocably deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest and premium when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and premium when due on all the Securities to maturity or redemption, as the case may be;

(3)123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

(4)the deposit does not constitute a default under any other agreement binding on the Company;

(5)the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that since the Issue Date (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; provided that, notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the

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Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(7)in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s, the REIT’s and each Guarantor’s obligations under this Indenture, the Securities and other Note Documents (insofar as related to this Indenture and the Securities) shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the

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rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9
Amendments

Section 9.01Without Consent of Holders. The Company, the REIT, the Guarantors, the Trustee and, in the case of any Security Document, the Collateral Agent may amend any of this Indenture, the Securities or the other Note Documents without notice to or consent of any Securityholder:

(1)to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)to comply with or effect (including, without limitation, by execution of new Security Documents with respect to any transferee or surviving person and releases of any transferor from any applicable Security Documents) the provisions of Article 5;

(3)to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(4)to provide for any Guarantee of the Securities (including a Limited Guarantee if required pursuant to Section 5.02 of this Indenture), to further secure the Securities (including by any amendment or supplement to any Security Document (or schedule thereto)) or to confirm and evidence the release, termination or discharge of any Note Guarantee of or the REIT’s Limited Guarantee of the Securities or any Lien securing the Securities or any Note Guarantee when such release, termination or discharge is permitted by Section 10.05 or Section 11.05 or Section 13.02 or otherwise by this Indenture;

(5)to add to the covenants of the Company, the REIT or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, the REIT or any Guarantor;

(6)to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(7)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(8)to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents;

(9)to release or subordinate Liens on Collateral in accordance with the Security Documents;

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(10)to comply with the requirements of any securities depository with respect to the Securities;

(11)with respect to the Security Documents, as provided in the Collateral Agency and Intercreditor Agreement;

(12)to evidence and provide for the acceptance and appointment (x) under this Indenture of a successor Trustee or Collateral Agent hereunder pursuant to the requirements hereof or (y) under the Security Documents of a successor Collateral Agent thereunder pursuant to the requirements thereof;

(13)to make any change that does not adversely affect the rights of any Holder;

(14)to evidence the succession of another Person to the REIT and the assumption by any such successor of the covenants of the REIT contained herein and in the Limited Guarantee;

(15)to provide for exchange rights of Holders if any Merger Event occurs or otherwise comply with the provisions of the Indenture in the event of a Merger Event;

(16)to adjust the Exchange Rate in accordance with the terms of the Indenture;

(17)to effect amendments, supplements or modifications to the Security Documents (a) to add or remove other parties to the Other Secured Notes Indenture or the Security Documents in respect of any Other Secured Notes Obligations permitted to be incurred under this Indenture and the Collateral Agency and Intercreditor Agreement or (b) at the direction of the Other Secured Notes Trustee, that (i) only affect the rights of the Other Secured Noteholders, (ii) are administrative or ministerial in nature or correct typographical errors or omissions, (iii) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (iv) do not otherwise materially adversely affect the rights of Holders of the Securities; or

(18)to implement the express written terms of the Plan of Reorganization.

Upon the written request of the Company accompanied by a Board Resolution of the Company authorizing the execution of any such amended or supplemental indenture or any amendment or supplement to any Security Document, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company, the REIT and the Guarantors in the execution of (and (in the case of any Security Document) shall direct the Collateral Agent to execute (and deliver to the Collateral Agent its written consent to the execution by the Collateral Agent of)) such amended or supplemental indenture or such Security Document amendment or supplement authorized or permitted by the terms of this Indenture, unless such amended or supplemented indenture or such Security Document amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into (or, in the case of any Security Document, so direct and deliver its consent to the Collateral Agent with respect to) such amended or supplemental indenture or such Security Document amendment or supplement.

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After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02With Consent of Holders. The Company, the REIT, the Guarantors, the Trustee and the Collateral Agent (in the case of any Security Document), if applicable, may amend this Indenture, the Securities or the other Note Documents with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and any past default or compliance with any provisions of this Indenture, the Securities or the other Note Documents may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1)reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2)reduce the rate of or extend the time for payment of interest on any Security;

(3)reduce the principal of or extend the Stated Maturity of any Security;

(4)reduce the amount payable upon the redemption of the Securities or change the time at which any Security may be redeemed as described in Section 3.07(b);

(5)(a) after the obligation of the Company to make an Asset Sale Excess Proceeds Offer with respect to an Asset Sale has arisen in accordance with Section 4.03, reduce the Asset Sale Excess Proceeds Offer Price or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Asset Sale Excess Proceeds Offer Price; or (b) after the obligation of the Company to make an Collateral Release Excess Proceeds Offer with respect to an Release Trigger Event has arisen in accordance with Section 4.04, reduce the Collateral Release Excess Proceeds Offer Price or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Collateral Release Excess Proceeds Offer Price;

(6)make any Security payable in money other than that stated in the Security;

(7)impair the right of any Holder to receive payment of principal of and interest and relevant or applicable premium, Acceleration Premium or redemption price on such Holder’s Securities or to receive payment or delivery of Common Stock (including, in connection with a Make-Whole Fundamental Change, Additional Shares) or cash or other consideration, together with cash in lieu thereof in respect of any fractional shares, due upon exchange of such Holder’s Securities, in each case, on or after the due dates therefor or to institute suit for the enforcement of any payment or delivery on or with respect to such Holder’s Securities;

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(8)expressly subordinate the Securities or any Note Guarantee in right of payment or otherwise modify the ranking in right of payment thereof to any other Indebtedness of the Company, the REIT or the Guarantors;

(9)make any change in the provisions of the Collateral Agency and Intercreditor Agreement or this Indenture dealing with the application of proceeds of the Collateral that would adversely affect the Securityholders;

(10)make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(11)make any change in, or release other than in accordance with the provisions of this Indenture, any Note Guarantee that would adversely affect the Securityholders;

(12)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration); or

(13)reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Securities given in connection with a tender of such Holder’s Securities shall not be rendered invalid by such tender.

In addition, any amendment to, or waiver of, the provisions of the Note Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Securities or subordinating Liens securing the Securities (except as permitted by the terms of the Note Documents) will require the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding.

Upon the written request of the Company and the REIT accompanied by a resolution of the Board of Directors of the Company and a resolution of the Board of Directors of the REIT authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver permitted under the terms of this Section, and upon receipt by the Trustee (and the Collateral Agent to the extent applicable) of the documents described in Section 9.06, the Trustee (and the Collateral Agent to the extent applicable) shall join with the Company and the REIT in the execution of such supplemental indenture or supplement or amendment to the Note Documents. After an amendment under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

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Section 9.03Compliance with Trust Indenture Act. Subject to Section 16.06, every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

A consent to any amendment, supplement or waiver under this Indenture or any amendment or supplement to any Note Document by any Holder given in connection with a purchase, tender or exchange of such Holder’s Securities shall not be rendered invalid by such purchase, tender or exchange.

Section 9.04Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall be a continuing consent and shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 120-day period. After an amendment or waiver becomes effective, it will bind every Holder, unless it makes a change described in any of clauses (1) through (13) of Section 9.02, in which case, the amendment or waiver will bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder’s Security.

Section 9.05Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06Trustee To Sign Amendments. The Trustee shall sign (or, in the case of any Security Document, the Trustee shall direct the Collateral Agent to sign) any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent as applicable. If an amendment, supplement or waiver adversely affects the rights, duties,

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liabilities or immunities of the Trustee or Collateral Agent, the Trustee or the Collateral Agent, as applicable, may but need not sign (or, in the case of any Security Document, the Trustee, may, but need not, direct the Collateral Agent to sign) such amendment, supplement or waiver. In signing (or so directing the Collateral Agent to sign) any amendment, supplement or waiver, each of the Trustee and the Collateral Agent shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and the other Note Documents.

Section 9.07Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 9.07.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depository or its nominee that is a Holder of a Global Security, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by Holders, and a Depository or its nominee that is a Holder of a Global Security may duly appoint in writing as its agent or agents members of, or participants in, such Depository holding interests in such Global Security in the records of such Depository; and (ii) with respect to any Global Security the Depository for which is The Depository Trust Company (“DTC”), any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Security, and such Act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the

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authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)The ownership of Securities shall be proved by the Register.

Section 9.08Amendment Affecting Collateral Agent. No amendment or supplement to this Indenture or any Security Document shall adversely affect the rights, duties, liabilities or immunities of the Collateral Agent without the written consent of the Collateral Agent.

Article 10
Note Guarantees

Section 10.01Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder, the Trustee and the Collateral Agent and its successors and assigns (a) the full and punctual payment of principal of and interest and premium on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Securities and the other Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities and the other Note Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under any of the Note Documents or any other agreement or otherwise; (2) any extension or renewal of any Note Document; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Note Documents or any other agreement; (4) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any of them; (5) the failure of any Holder, or the Trustee and Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except, as set forth in Section 10.05, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01, 10.02 or 10.05, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever

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or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest and premium on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest and premium on any Notes Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Notes Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent, as applicable, an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders, the Trustee or the Collateral Agent.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) Incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section.

Section 10.02Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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Section 10.03No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.04Note Guarantee Evidenced by Indenture; No Notation of Note Guarantee. The Note Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a Guaranty Supplemental Indenture thereto) and not by an endorsement on, or attachment to, any Security of any Note Guarantee or notation thereof. To effect any Note Guarantee of any Guarantor not a party to this Indenture on the Issue Date, such future Guarantor shall execute and deliver a Guaranty Supplemental Indenture substantially in the form of Annex A hereto, which Guaranty Supplemental Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall be and remain in full force and effect notwithstanding any failure to endorse on any Security a notation of such Note Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of each of the Guarantors.

Section 10.05Release of Guarantor. A Guarantor will be automatically and unconditionally released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.06):

(1)solely in the case of a Subsidiary Guarantor (and not in the case of the Operating Partnership), in connection with any sale or other disposition of the Capital Stock of such Subsidiary Guarantor or such Subsidiary Guarantor’s direct or indirect parent (including by way of merger or consolidation) other than to the Company or a Subsidiary of the Company, if such transaction at the time of such disposition complies with Section 4.03 hereof and the Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of such transaction;

(2)if the Company effects either its legal defeasance option or its covenant defeasance option in accordance with Section 8.01(b) hereof or if it satisfies and discharges this Indenture in accordance with Section 8.01(a) hereof;

(3)any Subsidiary Guarantor becoming an Excluded Non-Guarantor Subsidiary;

(4)upon the merger, amalgamation or consolidation or liquidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor, in each case in compliance with the applicable provisions of this Indenture or upon the liquidation

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of such Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; provided that the Company or Subsidiary Guarantor acquiring any assets of such Subsidiary Guarantor upon such merger, amalgamation or consolidation or liquidation shall comply with Section 4.14 with respect to such assets and such merger, amalgamation or consolidation or liquidation shall comply with Section 5.01; or

(5)any Subsidiary Guarantor (other than any Category 1 Subsidiary), upon the Collateral Release/Covenant Revision Trigger Date.

At the request of the Company, upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that any of the conditions described in the foregoing clauses (1) — (5) has occurred, the Trustee and the Collateral Agent, as applicable shall execute and deliver such instrument reasonably requested by the Company or such Guarantor evidencing such release.

Section 10.06Contribution. Each Guarantor agrees that, until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Securities, the Note Guarantees, this Indenture and the Security Documents, such Guarantor waives any claim, and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by such guarantor of its Note Guarantee, whether by subrogation or otherwise, against either the Company or any other Guarantor. Each Guarantor agrees that all Indebtedness and other monetary obligations so arising owed to such Guarantor by the Company or any other Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the obligations of the Company or such other Guarantor, as applicable, with respect to the Securities, the Note Guarantees, this Indenture and the Security Documents. Subject to the two preceding sentences, each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11
Collateral and Security

Section 11.01Security Documents.

The payment of principal of, and premium, if any, and interest, if any, on the Securities and all other Notes Obligations, when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Securities or by any Subsidiary Guarantor pursuant to the Note Guarantees, and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Securities, the Note Guarantees and the Security Documents are secured as provided in the Security Documents.

The Collateral will secure, on an equal and ratable basis as specified in the Collateral Agency and Intercreditor Agreement, the Notes Obligations and the Other Secured Notes Obligations and will be pledged by the Company and the Subsidiary Guarantors to the Collateral Agent for the benefit of the Secured Parties. The Collateral pledged by the Company will secure, on an equal and ratable basis as so specified, the Securities and the other Secured Notes issued under the Other Secured Notes Indenture and the Company’s Obligations under the Security

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Documents; and the Collateral pledged by any Subsidiary Guarantor will secure, on an equal and ratable basis as so specified, the Note Guarantee of such Subsidiary Guarantor and the guarantee by such Subsidiary Guarantor of the Other Secured Notes issued under the Other Secured Notes Indenture and such Subsidiary Guarantor’s Obligations under the Security Documents. Only the Collateral Agent will be entitled to enforce the Liens granted under the Security Documents.

Section 11.02Further Assurances; Opinions; Real Property Collateral Requirements.

(a)The Subsidiary Guarantors will, and the Company will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may request, to assure and confirm that the Collateral Agent at all times holds, for the benefit of the holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Collateral Liens) upon the Collateral as contemplated by this Indenture and the Security Documents and to comply with the applicable provisions of the TIA.

(b)The Company shall furnish or cause to be addressed and furnished to the Trustee and (in the case of clauses (1) and (3)) the Collateral Agent:

(1)on the Issue Date, Opinions of Counsel substantially in the form of the Opinions of Counsel delivered on the Issue Date to the Other Secured Notes Trustee relating to (i) any of the Collateral or the Security Documents and (ii) the due authorization, execution and delivery of the Securities, this Indenture, the Note Guarantees and the Security Documents, and the validity and enforceability of such documents; provided that in the case of the preceding clause (ii) no such Opinions of Counsel shall be required on the Issue Date to the extent such matters have been addressed to the reasonable satisfaction of the Trustee and Collateral Agent in the Bankruptcy Order;

(2)at the time of delivery thereof after the Issue Date, Opinions of Counsel substantially in the form of any Opinions of Counsel delivered after the Issue Date to the Collateral Agent relating to any of the Collateral or the Security Documents; and

(3)on or before the Issue Date, the Real Property Collateral Requirements.

(c)At any time and from time to time, the Company will, and will cause each of its Subsidiaries (other than any Excluded Non-Guarantor Subsidiaries) to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the holders of the Secured Obligations.

(d)The Company and the Subsidiary Guarantors will at all times comply with the provisions of TIA §314(b).

(e)To the extent required, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security

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Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

(f)To the extent required, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

(1)all documents required by TIA §314(d); and

(2)an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

(g)If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 11.02, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to this Indenture, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 11.03Collateral Agent.

(a)Wilmington Savings Fund Society, FSB will serve as the Collateral Agent for the benefit of the Holders of the Securities and other Secured Obligations from time to time.

(b)The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or bailees to hold Collateral or to take such other action as it deems necessary or appropriate.

(c)Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Collateral Agent’s Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Collateral Agent’s Liens or Security Documents or any delay in doing so.

(d)The Collateral Agent will be subject to such directions as may be given it by the Trustee and by the Other Secured Notes Trustee from time to time as required or permitted by this Indenture and the Collateral Agency and Intercreditor Agreement. The relative rights with respect to control of the Collateral Agent will be specified in the Collateral Agency and Intercreditor Agreement. Except as provided in the Collateral Agency and Intercreditor Agreement and otherwise, except as directed in writing by the Holders of a majority in principal amount of

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(x) the Securities and (y) the Other Secured Notes then outstanding, voting together as a single class, the Collateral Agent will not be obligated or permitted:

(1)to act upon directions purported to be delivered to it by any other Person; or

(2)to foreclose upon or otherwise enforce any Lien or other remedy at law or pursuant to any Security Document.

(e)The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents, as the case may be.

(f)The Collateral Agent will be accountable only for amounts that it actually receives as a result of the Collateral Agent’s Lien or Security Documents.

(g)In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits as set forth in the Collateral Agency and Intercreditor Agreement.

(h)The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(i)The Collateral Agent shall have all the rights and protections provided in the Security Documents.

(j)The Collateral Agent shall have all of the rights, duties, liabilities and immunities specified as those of the Collateral Agent in this Indenture.

Section 11.04Security Documents and Note Guarantees.

(a)Each Holder, by its acceptance of any Securities and Note Guarantees, hereby (i) authorizes the Trustee and the Collateral Agent, as applicable, on behalf of and for the benefit such Holder of Securities, to be the agent for and representative of such Holder with respect to the Note Guarantees, the Collateral and the Security Documents and (ii) irrevocably appoints the Collateral Agent to act as such Holder’s agent and Collateral Agent under the Collateral Agency and Intercreditor Agreement.

(b)Each Holder, by its acceptance of any Securities and the Note Guarantees, (i) consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time in accordance with their terms; (ii) authorizes and directs each of the Collateral Agent and Trustee to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to execute and deliver the Collateral Agency and Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and other holders of the Secured Obligations as set forth

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in the Security Documents to which they are a party to perform its respective obligations and exercise its respective rights under the Security Documents in accordance therewith; and (iii) irrevocably authorizes the Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Agency and Intercreditor Agreement, together with any other incidental rights, power and discretions.

(c)Anything contained in any of this Indenture or the Security Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Security Documents may be exercised solely by the Collateral Agent.

(d)Subject to the provisions of the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(e)Where Section 4.14 or any other provision of this Indenture or any Security Document requires that additional property or assets be added to the Collateral, the Company shall (x) cause a valid, enforceable, and perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien on or in such property or assets (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and (y) deliver to the Trustee and the Collateral Agent the documents required by Section 4.14 and the following:

(1)a request from the Company that such Collateral be added;

(2)[Reserved];

(3)an Officer’s Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the Fair Market Value required by this Indenture;

(4)an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have

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been complied with, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Security Document being entered into; and

(5)such financing statements or other filings or recording instruments, if any, as the Company shall deem necessary to perfect the Collateral Agent’s Lien in such Collateral, except, solely in the case of personal property, to the extent such actions are not required pursuant to the applicable Security Document.

(f)Each of the Collateral Agent and the Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed to the Collateral Agent or the Trustee under the Security Documents and, subject to the terms of the Security Documents, the Trustee is authorized and empowered to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(g)Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Agent to enter into one or more amendments to the Collateral Agency and Intercreditor Agreement or enter into any additional intercreditor agreement or any amendments or supplements to the Security Documents in accordance with the provisions of this Indenture, the Collateral Agency and Intercreditor Agreement and the Security Documents.

Section 11.05Release of Collateral Agent’s Lien.

Subject to the conditions and provisions of the Security Documents, the Collateral Agent shall cause the Collateral to be released from the Collateral Agent’s Lien with respect to the Secured Obligations:

(1)in whole, upon payment in full of the Securities, the Other Secured Notes and all other Secured Obligations that are outstanding, due and payable at the time the Securities and the Other Secured Notes are paid in full;

(2)with respect to the Notes Obligations only, upon satisfaction and discharge of this Indenture as set forth in Section 8.01(a);

(3)with respect to the Notes Obligations only, upon a legal defeasance or covenant defeasance as set forth in Section 8.01(b);

(4)with respect to the Notes Obligations only, upon payment in full of the Securities and all other Notes Obligations that are outstanding, due and payable at the time the Securities are paid in full;

(5)with respect to the Other Secured Notes Obligations only, upon (i) payment in full of the Other Secured Notes and all other Other Secured Notes Obligations that are outstanding, due and payable at the time the Other Secured Notes are paid in full, and in connection therewith, the related indenture is satisfied and discharged or (ii) satisfaction

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and discharge of, or a legal defeasance or covenant defeasance under, the Other Secured Notes Indenture, in accordance with the terms thereof;

(6)as to any Collateral that constitutes all or substantially all of the Collateral, (i) with respect to the Notes Obligations only, with the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding or (ii) with respect to the Other Secured Notes Obligations only, with the consent of the Other Secured Noteholders of at least 66-2/3% in principal amount of the Other Secured Notes then outstanding under the Other Secured Notes Indenture (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities or the Other Secured Notes);

(7)subject to the provisions of the Collateral Agency and Intercreditor Agreement as to any Collateral which constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of (x) the Securities and (y) all Other Secured Notes issued under the Other Secured Notes Indenture then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities);

(8)as to any Collateral:

(i)that is (or is deemed to be) (A) sold or otherwise disposed of by the Company or any Subsidiary (to a Person other than the Company or any Subsidiary) in a Collateral Disposition permitted by the Other Secured Notes Indenture and this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of this Indenture and so long as all Net Available Cash is deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien) and applied as required by this Indenture or (B) sold or otherwise disposed of by the Company or any Subsidiary (to a Person other than the Company or any Subsidiary) in a transaction that is deemed not to be an Asset Sale pursuant to, and that satisfies all terms and conditions specified in clauses (B), (C), (D), (E), (G), (I), (M), (N), (O), or (P) of the definition of “Asset Sale” and that is otherwise permitted by the Other Secured Notes Indenture and this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of this Indenture,

(ii)constituting Excluded Released Property of the type described in clause (1)(a), (2) or (3) of the definition of Excluded Released Property,

(iii)constituting Capital Stock in any Subsidiary that directly owns solely any Property set forth in Category 8 on Annex I hereto, which

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Capital Stock constitutes Property Collateral released upon the delivery of an Officers’ Certificate to the Trustee attaching a Board Resolution,

(iv)that becomes Excluded Released Property of the type described in clause (4) of the definition of Excluded Released Property,

(v)that constitutes (A) Asset Sale Excess Proceeds that are not required to be applied to the repurchase of Securities or Other Secured Notes in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (B) Pending Use Cash, upon the application of such Pending Use Cash for a Permitted Excess Cash Use in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (C) Pending Use Cash, upon the application of such Pending Use Cash for the repurchase of Securities and Other Secured Notes in accordance with Section 4.03 of this Indenture and the Other Secured Notes Indenture, (D) Pending Redemption Cash, upon the application of such Pending Redemption Cash for the redemption or repurchase, as applicable, of Securities and Other Secured Notes in accordance with Section 4.04 of this Indenture and the Other Secured Notes Indenture, or (E) Issue Date Redemption Cash, upon application of such Issue Date Redemption Cash for redemption of Other Secured Notes in accordance with Section 3.07(c) of the Other Secured Notes Indenture, or

(vi)that is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee and its guarantee of the Other Secured Notes pursuant to Section 10.05 (other than clause (4) thereof), concurrently with the release thereof; or

(9)as to any Collateral (other than any Category 1 Collateral), on the Collateral Release/Covenant Revision Trigger Date.

Subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Secured Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral that may be deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate or otherwise use the Collateral and to collect, invest and dispose of any income therefrom unless an Actionable Event of Default (as defined in the Collateral Agency and Intercreditor Agreement) has occurred. Upon such an Actionable Event of Default, the Collateral Agent will be entitled to foreclose upon and sell the Collateral or any part thereof as provided in the Security Documents.

The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this

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Article 11 will not be deemed for any purpose to be an impairment of the Lien and the Collateral in contravention of the terms of this Indenture.

Section 11.06Collateral Agent to Sign Releases.

The Collateral Agent shall execute any release, quitclaim, termination, supplement or waiver authorized pursuant to and adopted in accordance with this Article 11 and the provisions of any applicable Security Document. The Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate, copies of which shall also be provided to the Trustee and the Other Secured Notes Trustee, each stating that the execution of any release, quitclaim, termination, supplement or waiver authorized pursuant to this Article 11 is authorized or permitted by this Indenture and such Security Documents. For the avoidance of doubt, such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent.

Section 11.07Relative Rights.

The Security Documents define the relative rights, as lienholders, of holders of Secured Obligations. Nothing in this Indenture or the Security Documents shall:

(a)impair, as between the Company and any Guarantor, on the one hand, and Holders of Securities, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium and interest on any Security in accordance with its terms or the obligation of any Guarantor under its Note Guarantee or the obligation of the Company or any Guarantor to perform any other obligation of the Company or any Guarantor under this Indenture, the Securities, the Note Guarantees or the Security Documents;

(b)restrict the right of any Holder to sue for payments that are then due and owing, in a matter not inconsistent with the provisions of the Security Documents; or

(c)prevent the Trustee or any Holder from exercising against the Company or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Security Documents).

Section 11.08Junior Lien Intercreditor Agreement.

If a Junior Lien Intercreditor Agreement is entered into, this Article 11 and the provisions of each other Security Document will be subject to the terms, conditions and benefits set forth in the Junior Lien Intercreditor Agreement. The Company and each Guarantor consents to, and agrees to be bound by, the terms of the Junior Lien Intercreditor Agreement, if any, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Junior Lien Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent on behalf of each Holder to enter into the Junior Lien Intercreditor Agreement as [“Priority Lien Representative” (as such term is defined in the Junior Lien Intercreditor Agreement)] on behalf of such Holders as [“Priority Lien Secured Parties” (as such term is defined in the Junior Lien Intercreditor Agreement)]. In addition, each Holder authorizes and instructs the Collateral Agent to enter into any amendments or joinders to the Junior

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Lien Intercreditor Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of any Holder or the Trustee, to add additional Indebtedness as Junior Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such additional Indebtedness shall rank junior to the Liens on such Collateral securing the Secured Obligations and rank equally with the Liens on such Collateral securing the Junior Lien Debt then outstanding to the extent permitted by this Indenture and the Security Documents. The Trustee and the Collateral Agent shall be entitled to rely upon an Officer’s Certificate or an Opinion of Counsel certifying that any such amendment is authorized or permitted under the Note Documents.

Article 12
Limited Guarantee

Section 12.01Limited Guarantee Agreement

(a)The REIT by its execution of this Indenture hereby agrees with each Holder of a Security authenticated and delivered by the Trustee, and with the Trustee on behalf of such Holder as set forth in this Article 12:

(b)The REIT, in accordance with the terms hereof, as primary obligor and not merely as a surety, irrespective of the validity and the legal effects of the Securities, irrespective of restrictions of any kind on the performance by each of (i) the New Bank Claim Borrower, (ii) the Company, (iii) the Operating Partnership and (iv) the Subsidiary Guarantors of their respective obligations under the Securities, and waiving all rights of objection and defense arising from the Securities, but subject to the limitations set forth below, hereby guarantees to the Holders (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Securities and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Company owing to the Holders of every kind, nature and description, under or in respect of the Indenture or the Securities or the other Note Documents, for losses solely suffered by reason of fraud or willful misrepresentation by the New Bank Claim Borrower, the Company, the Operating Partnership, the Subsidiary Guarantors and each of their respective affiliates or the REIT (and for no other reason). Any diligence, presentment, demand, protest or notice, whether in relation to the REIT, the Company, or any other person, from a Holder, in respect of any of the REIT’s obligations under the Limited Guarantee is hereby waived.

(c)The obligations of the REIT under this Article 12 constitute unsecured and unsubordinated obligations of the REIT and the REIT undertakes that its obligations hereunder will rank equally in right of payment with all other unsecured and unsubordinated obligations of the REIT.

(d)Subject to the limitations set forth above, the Limited Guarantee is a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security until all principal, premium and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Securities) have been paid in full and all other actual or contingent obligations of the Company in relation to the Securities or under the Indenture have been satisfied in full. Notwithstanding the foregoing, if any

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payment received by any Holder is, on the subsequent bankruptcy or insolvency of the Company or the Subsidiary Guarantors, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the REIT and the Limited Guarantee will continue to apply as if such payment had at all times remained owing by the Company.

(e)Until all principal, premium (if any) and interest and all other monies payable by the Company in respect of any Securities shall be paid in full, (i) no right of the REIT, by reason of the performance of any of its obligations under this Article 12, to be indemnified by the Company or to take the benefit of or enforce any security or other guarantee or indemnity against the Company in connection with the Securities shall be exercised or enforced and (ii) the REIT shall not (a) by virtue of this Article 12 or any other reason be subrogated to any rights of any Holder or (b) claim in competition with the Holders against the Company. If the REIT receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Holders by the Company under or in connection with the Securities to be paid in full on behalf and for the benefit of the Holders and shall promptly pay or transfer the same to the Holders as they may direct to the extent such amount shall be due and unpaid by the Company to the Holders.

Section 12.02Release of Limited Guarantee

The REIT’s Limited Guarantee shall be released if the Company exercises its legal defeasance option under Section 8.01(b)(1) hereof or its covenant defeasance option under Section 8.01(b)(2) or if the Company’s obligations under the Indenture are discharged pursuant to Section 8.01(a) hereof. At the written instruction of the Company, the Trustee shall execute and deliver any documents, instructions or instruments evidencing any such release.

Section 12.03Limitation of Limited Guarantee

Notwithstanding any provision of the Limited Guarantee, any such guarantee by the REIT is hereby limited to the extent, if any, required so that its obligations under such guarantee shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

Section 12.04Limited Guarantee Evidenced by Indenture; No Notation of Limited Guarantee. The Limited Guarantee of the REIT shall be evidenced solely by its execution and delivery of this Indenture and not by an endorsement on, or attachment to, any Security of the Limited Guarantee or notation thereof.

The REIT hereby agrees that the Limited Guarantee set forth in Article 12 hereof shall be and remain in full force and effect notwithstanding any failure to endorse on any Security a notation of the Limited Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Limited Guarantee set forth in this Indenture on behalf of the REIT.

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Article 13
Exchange of Securities

Section 13.01Exchange Privilege

(a)Subject to the conditions and upon compliance with the provisions of this Article 13, a Holder shall have the right to surrender for exchange all or any portion (if the portion to be exchanged is $1.00 principal amount or an integral multiple thereof) of its Securities with the Company at any time until the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date. Upon exchange of Securities, the holder shall be entitled to receive from the Company the amounts and types of consideration due upon exchange specified in Section 13.04 based on the applicable Exchange Rate then in effect and the exchange amount for the Securities being exchanged on the applicable Exchange Date. The Exchange Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

(b)The Securities may not be exchanged after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

Section 13.02Increase of Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change

(a)If a Holder elects to exchange any Securities pursuant to Section 13.03 in connection with a Make-Whole Fundamental Change, then the Company shall increase the Exchange Rate for such Securities so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) under the circumstances and as set forth below. An exchange of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the related Notice of Exchange is received by the Exchange Agent during the period that begins on (and includes) the Effective Date of such Make-Whole Fundamental Change and ends on (and includes) the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (1) of the proviso in clause (iv) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)The number of Additional Shares, if any, by which the Exchange Rate shall be increased for exchanges in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto (for purposes of this Section 13.02, the “table”), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price.

The exact Stock Prices and Effective Dates may not be set forth in the table, in which case:

(i)if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

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(ii)if the Stock Price is greater than $[___] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table pursuant to subsection (c) below), no Additional Shares shall be added to the Exchange Rate; and

(iii)if the Stock Price is less than $[___] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table pursuant to subsection (c) below), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate after being so increased exceed [_____] shares of Common Stock (the “Maximum Exchange Rate”) per $1,000 in exchange amount of Securities being exchanged, subject to adjustment in the same manner as the Exchange Rate is adjusted pursuant to Section 13.06.

(c)The Stock Prices set forth in the first row of the table (i.e., the column headers) and the number of Additional Shares in the table shall be adjusted as of the time at which the Exchange Rate of the Securities is adjusted as set forth in Section 13.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The numbers of Additional Shares within the table attached as Schedule A hereto shall each be adjusted in the same manner and at the same time as the Exchange Rate is adjusted as set forth in Section 13.06. The Company will likewise make appropriate adjustments to such Stock Prices and numbers of Additional Shares where an Exchange Rate adjustment otherwise required to be made pursuant to the provisions of Section 13.06(a) through (e) is not made in accordance with the provisions of Section 13.06 that permit or require participation by Holders in a Received Dividend or other transaction in lieu of such Exchange Rate adjustment.

(d)The Company shall provide notice in writing of an anticipated Make-Whole Fundamental Change to all Holders of the Securities, the Trustee and the Exchange Agent no later than the 15th Scheduled Trading Day prior to the date on which a Make-Whole Fundamental Change described in clause (iv) of the definition of the term “Fundamental Change” is anticipated to become effective and no later than two Business Days after the Company shall learn of the occurrence of a Make-Whole Fundamental Change described in clause (i) of the definition of the term “Fundamental Change,” to the extent practicable.

Section 13.03Exercise of Exchange Privilege

(a)Before any Holder of a Security shall be entitled to exchange such Security or any portion thereof having a principal of $1.00 or an integral multiple thereof, such Holder shall (i) in the case of a Global Security, surrender such Securities for exchange by transferring such Security to the Exchange Agent through the facilities of the Depository and comply with the applicable exchange procedures of the Depository in effect at that time, and furnish appropriate endorsements, and transfer documents if required by the Company or the Exchange Agent, and, if required, pay the funds equal to interest payable on the next Interest Payment Date as set forth in Section 13.04(e), and, if required, pay all taxes or duties, if any, as set forth in Section 13.10 and

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(ii) in the case of a Physical Note, (A) complete and manually sign and deliver an irrevocable written notice to the Exchange Agent in the Form of Notice of Exchange set forth in Exhibit D hereto (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and shall state in writing therein the exchange amount of Securities to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the exchange obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and, if required, accompanied by appropriate endorsements and transfer documents), at the office of the Exchange Agent, (C) if required, pay all transfer or similar taxes, if any, as set forth in Section 13.10 and (D) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 13.04(e). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of Common Stock upon exchange of the Securities, unless the tax is due because the Holder requests such shares or any portion of Securities not exchanged to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. The “Exchange Date” (in the case of Holder-elected exchange pursuant to Section 13.03) is the first Business Day on which the Holder of a Security has satisfied all of the applicable requirements for exchange of such Security set forth in this Section 13.03(a).

If the Holder of a Security has submitted such Security for purchase upon a Fundamental Change, such Holder may not surrender such Security for exchange until the Holder validly withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Expiration Time, in accordance with Section 14.02. If a Holder submits its Securities for required repurchase upon a Fundamental Change, the Holder’s right to withdraw the Fundamental Change Purchase Notice and exchange the Securities that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

If the Holder of a Security has submitted such Security for purchase upon an Asset Sale Excess Proceeds Offer, such Holder may not surrender such Security for exchange until the Holder validly withdraws its election to such Holder’s Security purchased prior to the Asset Sale Excess Proceeds Termination Date, in accordance with Section 4.03. If a Holder submits its Securities for required repurchase upon an Asset Sale Excess Proceeds Offer, the Holder’s right to withdraw the election to such Holder’s Security purchased and exchange the Securities that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Asset Sale Excess Proceeds Termination Date.

If the Holder of a Security has submitted such Security for purchase upon a Collateral Release Excess Proceeds Offer, such Holder may not surrender such Security for exchange until the Holder validly withdraws its election to such Holder’s Security purchased prior to the Collateral Release Excess Proceeds Termination Date, in accordance with Section 4.04. If a Holder submits its Securities for required repurchase upon a Collateral Release Excess Proceeds Offer, the Holder’s right to withdraw the election to such Holder’s Security purchased and exchange the Securities that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Collateral Release Excess Proceeds Termination Date.

(b)A Holder may exchange fewer than all of such Holder’s Securities so long as the Securities exchanged are a multiple of $1.00 in principal amount. In case any Definitive

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Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall, upon receipt of an Officer’s Certificate, authenticate and deliver to or (subject to Section 13.10) upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Definitive Note or Definitive Notes in authorized denominations in an exchange amount equal to the unexchanged portion of the surrendered Definitive Notes.

Section 13.04Settlement of Exchange Obligation

(a)Upon exchange of any Security (whether upon election of a Holder pursuant to Section 13.03 or upon election by the Company pursuant to Section 15.01), the Company will satisfy its exchange obligation by paying or delivering, as the case may be, to exchanging Holders, in respect of the exchange amount of Securities being exchanged, at the Company’s option (subject to Section 13.09), either (1) solely cash (“Cash Settlement”), (2) shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 13.05 (“Physical Settlement”) or (3) a combination of cash in a particular Specified Dollar Amount and shares of Common Stock, if any (“Combination Settlement”). The Company will have the right to elect the Settlement Method and (if applicable) the Specified Dollar Amount applicable to any exchange of a Security of any Exchange Date; provided that

(i)the Company shall always use the same Settlement Method and Specified Dollar Amount, if applicable, for all exchanges occurring on any given Exchange Date and for all exchanges on any Exchange Date on or after the Final Settlement Method Election Date;

(ii)the Company shall initially be deemed to have elected Cash Settlement;

(iii)if the Company elects (subject to Section 13.09) a different Settlement Method and/or to set or reset the Specified Dollar Amount for any Exchange Date, the Company shall deliver a notice (the “Settlement Notice”) of the relevant Settlement Method and/or Specified Dollar Amount, and the effective date of such Settlement Method and/or Specified Dollar Amount (which shall be no earlier than the Business Day preceding the date on which the Settlement Notice is delivered) to the Holders, the Trustee and the Exchange Agent (if not the Trustee) no later than the close of business on the Business Day immediately after such Exchange Date;

(iv)if the Company elects to use Combination Settlement and fails to specify a Specified Dollar Amount in the Settlement Notice relating to its election of Combination Settlement, the Company shall be deemed to have elected a Specified Dollar Amount equal to $1,000; and

(v)the Company shall not have the right to change the Settlement Method or the Specified Dollar Amount on or after the Final Settlement Method Election Date.

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The amount of cash, if any, and the number of shares of Common Stock, if any, that the Company, is required to pay or deliver, as the case may be, in respect of any exchange of Securities (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects to satisfy the Company’s exchange obligation through Physical Settlement, the Company shall pay or deliver, as the case may be, to the exchanging Holder in respect of the exchange amount of the Securities being exchanged a number of shares of Common Stock equal to the product of (x) the quotient of the (i) aggregate exchange amount of the Securities being exchanged on the Exchange Date divided by (ii) $1,000 times (y) the Exchange Rate in effect on the Exchange Date (plus cash in lieu of fractional shares as set forth in Section 13.05);

(B)if the Company elects to satisfy the Company’s exchange obligation through Cash Settlement, the Company shall pay to the exchanging Holder, in respect of the exchange amount of the Securities being exchanged, cash in an amount equal to the product of (x) the quotient of the (i) aggregate exchange amount of the Securities being exchanged on the Exchange Date divided by (ii) $1,000 times (y) the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its exchange obligation through Combination Settlement, the Company shall deliver to Holders, in respect of the exchange amount of the Securities being exchanged, an amount of cash and shares of Common Stock equal to the product of (x) the quotient of the (i) aggregate exchange amount of the Securities being exchanged on the Exchange Date divided by (ii) $1,000 times (y) the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period (plus cash in lieu of fractional shares as set forth in Section 13.05).

Payment or delivery, as the case may be, of the consideration due upon exchange shall be made on the second Business Day after the Exchange Date, unless such Exchange Date occurs on or after the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date (such date, the “Settlement Date”).

(b)Each exchange shall be deemed to have been effected immediately prior to the close of business on the relevant Exchange Date; provided, however, that, in the case of Physical Settlement or Combination Settlement, the Person in whose name any shares of Common Stock shall be issuable upon such exchange shall be treated as the holder of record of such shares as of the close of business on the Exchange Date (in the case of Physical Settlement) or as of the close of business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(c)Any cash amounts due upon exchange by a Holder of Securities surrendered for exchange shall be paid by the Company (or the Company shall cause such cash amounts to be

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paid) to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the full number of any shares of Common Stock due upon exchange (together with any cash in lieu of fractional shares).

(d)Upon exchange of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. All Definitive Notes delivered for exchange shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

(e)Upon exchange, the Company shall not adjust the Exchange Rate to account for accrued and unpaid interest on the Securities, but the Settlement Amount receivable upon exchange will account for accrued and unpaid interest on the Securities being exchanged inasmuch as the exchange amount with respect to such Securities will include as part thereof any accrued and unpaid interest to the Exchange Date. Except as set forth in this subsection (e), the Company’s settlement of the exchange of a Security by delivery to the Holder of the Settlement Amount (including any cash payment for fractional shares) pursuant to this Section 13.04 shall be deemed to satisfy its obligation to pay the principal amount of such Security and to pay accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, if a Security is exchanged pursuant to Section 13.01, such that the Exchange Date therefor is after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, (i) the Holder of such Security at the close of business on such Regular Record Date shall receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding such exchange; (ii) such Security so surrendered for exchange such that the Exchange Date therefor is during the period after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of funds equal to the interest that will be payable on such Interest Payment Date on the Security so exchanged; and (iii) notwithstanding the payment of interest on such Security on the corresponding Interest Payment Date pursuant to clause (i) above, as a result of the payment requirements set forth in clause (ii) above, for purposes of clause (ii) the definition of “exchange amount,” when used with respect to such Security, such interest shall nonetheless be deemed unpaid; provided, however, that no such payment need be made to the extent of any overdue interest, if any overdue interest remains unpaid at the time of exchange with respect to such Security.

Section 13.05Fractions of Shares

The Company shall not issue any fractional share of Common Stock upon exchange of the Securities and shall instead pay cash in lieu of any fractional share of Common Stock otherwise issuable upon exchange equal to the product of (x) such fraction and (y) the Daily VWAP of the shares of Common Stock on the relevant Exchange Date (in the case of Physical Settlement) or on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for exchange, if the Company has elected to satisfy its exchange

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obligation through Combination Settlement, the full number of shares of Common Stock that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional share remaining after such computation shall be paid in cash. In addition, if more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock that shall be issued upon exchange thereof shall be computed on the basis of the aggregate exchange amount of Securities (or specified portions thereof) so surrendered. Neither the Trustee nor the Exchange Agent will have any duty to make any such computation.

Section 13.06Adjustment of Exchange Rate

The Exchange Rate shall be adjusted, without duplication, from time to time by the Company as follows, except that the Exchange Rate shall not be adjusted if Holders of the Securities participate as specified in Section 13.06(q) below in any of the dividends or distributions described in this Section 13.06 (other than (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding the Securities, without having to exchange their Securities as if they held a number of shares of Common Stock equal to the product of (i) the applicable Exchange Rate in effect immediately after the close of business on the date for determination of holders of Common Stock entitled to receive such distribution, times (ii) the quotient of the (x) aggregate principal amount of Securities held by such Holders at such time divided by (y) $1,000 (any such dividend or distribution to the holders of Common Stock in which Holders of Securities participate, a “Received Dividend”):

(a)If the REIT issues or otherwise distributes shares of Common Stock as a dividend or distribution to all or substantially all holders of the shares of Common Stock (other than any Received Dividend), or if the REIT effects a share split or share combination of the Common Stock, the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0 x	OS’
OS0

where,

ER0 =

the Exchange Rate in effect immediately prior to the open of business on the “ex” date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

ER’ =

the new Exchange Rate in effect immediately after the open of business on such “ex” date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such “ex” date or immediately prior to the open of business

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on the effective date of such share split or share combination, as the case may be; and
OS’ =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 13.06(a) shall become effective immediately after the open of business on the “ex” date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced or declared but not so paid or made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than (i) as a result of a reverse share split, share combination or equivalent action thereto or (ii) with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 13.06, “effective date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)If the REIT distributes to all or substantially all holders of shares of Common Stock any rights or warrants entitling them for a period of not more than 45 days from the record date of such distribution to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the shares of Common Stock on the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced (other than any Received Dividend), the Exchange Rate shall be increased based on the following formula:

ER’ = ER0 x	OS0 + X
OS0 + Y

where,

ER0 =	the Exchange Rate in effect immediately prior to the open of business on the “ex” date for such distribution;
ER’ =	the new Exchange Rate in effect immediately after the open of business on the “ex” date for such distribution;
OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the “ex” date for such distribution;

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X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the date “ex” date for such distribution.

Any increase in the Exchange Rate made under this Section 13.06(b) shall become effective immediately after the open of business on the “ex” date for such distribution.

For purposes of this Section 13.06(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than such average of Last Reported Sale Prices of the shares of Common Stock, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the REIT for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that any such rights or warrants are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be decreased, effective as of the time of such expiration, to the Exchange Rate that would then be in effect if such rights or warrants had not been so distributed. If any such dividend or distribution in this clause (b) is announced or declared but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the two immediately preceding sentences).

(c)If the REIT distributes shares of the Company’s Capital Stock, evidences of the REIT’s indebtedness, other assets or property of the REIT or rights or warrants to acquire its Capital Stock or other securities to all or substantially all holders of shares of Common Stock, excluding:

(i)dividends or distributions of shares, or of rights or warrants to purchase or subscribe for shares, of Common Stock as to which the provisions of Section 13.06(a) or Section 13.06(b) shall apply;

(ii)dividends or distributions paid exclusively in cash as to which the provisions of Section 13.06(d) shall apply;

(iii)dividends or distributions of Reference Property pursuant to a Merger Event specified in Section 13.12;

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(iv)any distribution constituting a Received Dividend; and

(v)Spin-Offs as to which the provisions set forth below in this Section 13.06(c) shall apply

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights or warrants, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

ER’ = ER0 x	SP0
SP0 - FMV

where,

ER0 =	the Exchange Rate in effect immediately prior to the open of business on the “ex” date for such distribution;
ER’ =	the new Exchange Rate in effect immediately after the open of business on the “ex” date for such distribution;
SP0 =

the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the “ex” date for such distribution.

Any increase made under the portion of this Section 13.06(c) set forth above shall become effective immediately after the open of business on the “ex” date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding such Security, without having to exchange such Security, the amount and kind of Distributed Property that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect immediately after the close of business on the date for determination of holders of Common Stock entitled to receive such distribution times (ii) the quotient of (x) the aggregate principal amount of such Security divided by (y) $1,000, and Section 13.06(q) shall apply to such distribution as if such distribution were a Received Dividend. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such distribution. For the avoidance of doubt, if the application of the foregoing formula would result in a

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decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 13.06(c) where there has been a payment of a dividend or other distribution on the shares of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the REIT, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

ER’ = ER0 x	FMV + MP0
MP0

where,

ER0 =	the Exchange Rate in effect immediately prior to the close of business on the “ex” date of the Spin-Off;
ER’ =	the new Exchange Rate in effect immediately after the open of business on the “ex” date of the Spin-Off;
FMV =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to shares of Common Stock were to such Capital Stock or similar equity interest) over the 10 consecutive Trading Day period commencing on (and including) the “ex” date of the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the shares of Common Stock over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall become effective and be given effect at the open of business on the “ex” date of such Spin-Off; provided, however, that (x) in respect of any exchange of Securities for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, in determining the Exchange Rate, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the “ex” date of such Spin-Off to (but excluding) such Exchange Date; and (y) in respect of any exchange of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, in determining the Exchange Rate on such Trading Day, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the “ex” date of such Spin-

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Off to (but excluding) such Trading Day. If the “ex” date of the Spin-Off is less than 10 Trading Days prior to (and including) the end of the Observation Period with respect to any exchange, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely with respect to that exchange, with such lesser number of Trading Days as have elapsed from and including the “ex” date for the Spin-Off to (and including) the last Trading Day of such Observation Period.

If any such distribution described in this Section 13.06(c) is declared or announced but not paid or made, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 13.06(c) (and subject in all respects to Section 13.06(i)), rights or warrants distributed by the REIT to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of the REIT’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.06(c) (and no adjustment to the Exchange Rate under this Section 13.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 13.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and “ex” date with respect to new rights or warrants with such rights (in which case the existing rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other such event (of the type described in the immediately preceding sentence) with respect thereto that was deemed to effect a distribution of rights or warrants, in each case for which an adjustment to the Exchange Rate under this Section 13.06(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted, effective as of the date of such final redemption or purchase, to give effect to such distribution, deemed distribution or Trigger Event or other such event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders

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of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted, effective as of such expiration or termination date, as if such rights and warrants had not been issued.

For purposes of Section 13.06(a), Section 13.06(b), Section 13.06(d) and this Section 13.06(c), if any dividend or distribution to which this Section 13.06(c) or Section 13.06(d) is applicable (other than a Spin-Off) has the same “ex” date as one or both of:

(A)a dividend or distribution of shares of Common Stock to which Section 13.06(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights or warrants to which Section 13.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.06(c) or Section 13.06(d), as the case may be, is applicable (the “Clause C or D Distribution”) and any Exchange Rate adjustment required by this Section 13.06(c) or Section 13.06(d), as the case may be, with respect to such Clause C or D Distribution shall first be made, and (2) the “ex” date for the Clause B Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution and any Exchange Rate adjustment required by Section 13.06(b) with respect to the Clause B Distribution shall then be made immediately after the adjustment pursuant to clause (1), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the open of business on the “ex” date” within the meaning of Section 13.06(b), and (3) the “ex” date for the Clause A Distribution, if any, shall be deemed to immediately follow the “ex” date for the Clause C or D Distribution or the Clause B Distribution, as the case may be, and any Exchange Rate adjustment required by Section 13.06(a) with respect to the Clause A Distribution shall then be made immediately after the adjustments pursuant to clauses (1) and (2), except that, if determined by the Company, any shares of Common Stock that become outstanding as a result of the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the open of business on such “ex” date” within the meaning of Section 13.06(a).

(d)If (x) the REIT distributes any cash dividend or distribution to all or substantially all holders of shares of Common Stock (other than (i) any distribution of Reference Property pursuant to a Merger Event specified in Section 13.12 and (ii) any Received Dividend) and (y) the amount distributed per share of Common Stock in such dividend or distribution exceeds

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the Dividend Available Threshold Amount with respect to such dividend or distribution, the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0 x	SP0 - DATA
SP0 – C

where,

ER0 =	the Exchange Rate in effect immediately prior to the open of business on the “ex” date for such dividend or distribution;
ER’ =	the new Exchange Rate in effect immediately after the open of business on the “ex” date for such dividend or distribution;
SP0 =

the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution;

DATA =	the Dividend Available Threshold Amount with respect to such dividend or distribution; and
C =	the amount of such cash dividend or distribution the Company distributes to one share of Common Stock.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted pursuant to this Section 13.06. Any increase in the Exchange Rate made under this Section 13.06(d) shall become effective immediately after the open of business on the “ex” date for such dividend or distribution. If any dividend or distribution described in this Section 13.06(d) is announced or declared but not so paid or made, the new Exchange Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been announced or declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding Securities, without having to exchange such Security, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect on the “ex” date for such cash dividend or distribution times (ii) the quotient of (x) the aggregate principal amount of such Security divided by (y) $1,000, and Section 13.06(q) shall apply to such dividend or distribution as if such dividend or distribution were a Received Dividend. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

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(e)If the REIT or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for shares of Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Days commencing on (and including) the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

ER’ = ER0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

ER0 =

the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER’ =

the new Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0 =

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ =

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange pursuant to such tender or exchange offer); and

SP’ =

the average of the Last Reported Sale Prices of the shares of Common Stock over the 10 consecutive Trading Day period commencing on (and including) the Trading Day next succeeding the date such tender or exchange offer expires.

The increase in the Exchange Rate under this Section 13.06(e) shall be determined on the last Trading Day of such 10 Trading Day period but shall become effective and be given effect at the close of business on the 10th Trading Day immediately following (and including) the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that (x) in respect of any exchange of Securities for which Physical Settlement is applicable, if the relevant Exchange Date occurs within such 10 Trading Day period, in determining the Exchange Rate, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number

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of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the expiration date of such tender or exchange offer to (but excluding) such Exchange Date; and (y) in respect of any exchange of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within such 10 Trading Day period, in determining the Exchange Rate as of such Trading Day, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the expiration date of such tender or exchange offer to (but excluding) such Trading Day. If the Trading Day next succeeding such expiration date is less than 10 Trading Days prior to (and including) the end of the Observation Period with respect to any exchange, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced, solely with respect to that exchange, with such lesser number of Trading Days as have elapsed from (and including) the Trading Day next succeeding the expiration date to (and including) the last Trading Day of such Observation Period.

If the REIT or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but the REIT or Subsidiary is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the new Exchange Rate shall be decreased, effective as of the date the Board of Directors determines that applicable law so prevents, or rescinds, such purchases, to the Exchange Rate that would be in effect if such tender or exchange offer had not been made or had been made only in respect of such purchases that had been effected. For the avoidance of doubt, if the application of the formula in the preceding paragraph would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the readjustment of the Exchange Rate as described in the immediately preceding sentence).

(f)If:

(i)the Company elects (or is deemed to have elected) to satisfy its exchange obligation through Combination Settlement and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Securities that a Holder has exchanged,

(ii)any distribution or transaction that requires an adjustment to the Exchange Rate pursuant to (a), (b), (c), (d) and (e) of this Section 13.06 has not yet resulted in an adjustment to the Exchange Rate on the Trading Day in question, and

(iii)such Holder will not be entitled to participate in the relevant distribution or transaction as a holder of the shares such Holder will receive in respect of such Trading Day (because such Holder will not be a holder of record of such shares on the related record date), then the Company shall adjust the number of shares that the Company will deliver to such Holder in respect of the relevant Trading Day as the Company reasonably determines to be appropriate to

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reflect the relevant distribution or transaction, without duplication of any adjustment made pursuant to the provisions set forth under Section 13.07.

If:

(x)the Company elects (or is deemed to have elected) Physical Settlement to satisfy the Company’s exchange obligation to a Holder (other than cash in lieu of any fractional share),

(y)any distribution or transaction that requires an Exchange Rate adjustment pursuant to subsection (a), (b), (c), (d) or (e) of this Section 13.06 has not yet resulted in an adjustment to the Exchange Rate on a given Exchange Date, and

(z)such Holder will not be entitled to participate in the relevant distribution or transaction as a holder of the shares such Holder will receive on settlement of the related exchange (because such Holder will not be a holder of record of such shares on the related record date), then the Company shall adjust the number of shares that the Company will deliver to such Holder in respect of such exchange of Securities in a manner the Company reasonably determines to be appropriate to reflect the relevant distribution or transaction without duplication of any adjustment made pursuant to the provision set forth under Section 13.07.

(g)Notwithstanding this Section 13.06 or any other provision of the Indenture or the Securities, if an Exchange Rate adjustment becomes effective on any “ex” date as specified in Section 13.06(a) through (e), and either (i) a Holder has converted its Security for Physical Settlement on an Exchange Date that is on or after such “ex” date and on or prior to the related record date and such Holder would be treated as the record holder of shares of Common Stock as of the related Exchange Date pursuant to Section 13.04(b) based on an adjusted Exchange Rate otherwise becoming effective on such “ex” date or (ii) a Holder has exchanged a Security for Combination Settlement with the last Trading Day of the related Observation Period ending on or after such “ex” date and on or prior to the related record date and such Holder would be treated as the record holder of shares of Common Stock as of the last Trading Day of such Observation Period pursuant to Section 13.04(b) based on an adjusted Exchange Rate for such “ex” date, then, in the case of (i) or (ii), notwithstanding the foregoing Exchange Rate adjustment provisions, the Exchange Rate adjustment otherwise becoming effective on such “ex” date shall not be made for such exchanging Holder; and, instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock such Holder is entitled to receive upon exchange on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)Except as stated in this Indenture, the Company will not adjust the Exchange Rate for the issuance or acquisition of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. The applicable Exchange Rate will not be adjusted:

(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest

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payable on the REIT’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)upon the issuance of any shares of Common Stock or restricted stock units or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the REIT or any of its Subsidiaries;

(iii)upon the issuance of any shares of Common Stock pursuant to any right or warrant or exercisable, exchangeable or convertible security not described in this Section 13.06(h) and outstanding as of the Issue Date;

(iv)upon the repurchase of any shares of Common Stock pursuant to an odd lot tender offer or an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 13.06(e);

(v)for a change solely in the par value of the shares of Common Stock; or

(vi)for accrued and unpaid interest, if any.

(i)If the REIT adopts a shareholder rights plan, then upon exchange of the Securities, in addition to the shares of Common Stock, if any, Holders will receive from the Company a corresponding amount of rights consistent with the rights distributed by the REIT to other holders of Common Stock under such rights plan, unless prior to any exchange, the shareholder rights plan expires or terminates or the rights have separated from the shares of Common Stock in accordance with such rights plan, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if the REIT distributed, to all holders of shares of Common Stock, Distributed Property consisting of such rights as described in Section 13.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to a shareholder rights plan will not otherwise trigger an Exchange Rate adjustment pursuant to Section 13.06(b) or (c).

(j)In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 13.06, and to the extent permitted by applicable law and applicable listing rules of any U.S. national securities exchange on which the shares of Common Stock are then listed, (i) the Company in its sole discretion from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days and (ii) the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Security at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

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(k)Adjustments to the Exchange Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l)For purposes of this Section 13.06, (i) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the REIT so long as the REIT does not make or issue any dividend or distribution on shares of Common Stock held in the treasury of the REIT but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) the dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the REIT shall be deemed a dividend or distribution of shares of Common Stock.

(m)[Reserved]

(n)Irrespective of any adjustment in the Exchange Rate applicable or the amount or kind of shares into which the Securities are exchanged, the Securities theretofore or thereafter issued may continue to express the same Exchange Rate initially applicable or amount or kind of shares initially issuable upon exchange of the Securities pursuant to this Indenture.

(o)[Reserved]

(p)Prior to the date for determination of holders of shares of Common Stock entitled to receive a distribution constituting a Received Dividend, the Company shall deliver a written notice to the Trustee that the Company intends to treat such distribution as a “Received Dividend” hereunder. If the Company shall have given such a notice to the Trustee of its intention to treat a distribution as a Received Dividend, the Company and the REIT shall not permit any tender or exchange offer to which Section 13.06(e) applies to expire on, or on any day within the period of 10 Trading Days ending on (and including) the Trading Day next preceding, such date for determination.

(q)At the same time the REIT makes a distribution constituting a Received Dividend to holders of Common Stock, the Company shall distribute, to each Person who was the Holder of a Security that was outstanding immediately after the close of business on the date for determination of holders of shares of Common Stock entitled to receive such distribution (whether or not such Security is outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect at such time times (ii) the quotient of (x) the aggregate principal amount of such Security divided by (y) $1,000.

Section 13.07Adjustments of Prices

Whenever any provision of this Indenture requires the Company to calculate (i) the Last Reported Sale Prices, the Daily VWAPs or the Daily Exchange Values over a span of multiple days (including an Observation Period, a Valuation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change) or (ii) the Dividend Available Threshold Amount by reference to the respective amounts distributed per share of Common Stock in dividends having multiple “ex” dates in a fiscal quarter, the Company shall make any adjustments to each that it reasonably determines to be appropriate to account for any adjustment

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to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate (or changes to the market price per share of Common Stock resulting from any such event) where the “ex” date, Effective Date or expiration date, as the case may be, of the event occurs at any time during the period when such Last Reported Sale Prices, Daily VWAPs or Daily Exchange Values are to be calculated (in the case of clause (i) above) or during the fiscal quarter with respect to which the Dividend Available Threshold Amount is to be calculated by reference to such multiple per share amounts (in the case of clause (ii) above), without duplication of any adjustment made pursuant to Section 13.06. The Company will likewise make appropriate adjustments where an Exchange Rate adjustment otherwise required to be made pursuant to the provisions of Section 13.06(a) through (e) is not made in accordance with the provisions of Section 13.06 that permit or require participation by Holders in a distribution in lieu of such Exchange Rate adjustment. The Company shall deliver an Officers’ Certificate to the Trustee and any Exchange Agent setting forth any such adjustment referred to in this Section 13.07 and an explanation of the basis thereof. Neither the Trustee nor the Exchange Agent shall have any responsibility for any of the foregoing calculations or determinations.

Section 13.08Notice of Adjustments of Exchange Rate

Whenever the Exchange Rate is adjusted as herein provided, the Company shall compute the adjusted Exchange Rate in accordance herewith and shall prepare a certificate signed by the Chief Financial Officer or principal accounting officer of the Company setting forth the adjusted Exchange Rate and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall promptly be filed with the Trustee and with the Exchange Agent (if other than the Trustee), and the Company shall also notify the Holders through the Trustee and the Exchange Agent (if other than the Trustee) of the adjustment. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 13.09Certain Covenants

The Company shall not elect to satisfy its obligation to exchange the Securities (whether pursuant to a Holder-elected exchange under Section 13.03 or a Company Optional Exchange under Section 15.01) by any Settlement Method other than Cash Settlement, unless on the relevant Exchange Date for such exchange:

(a)The REIT has authorized for issuance and available, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury that are not committed for any other purpose, free from preemptive rights, a number of shares of Common Stock equal to the number of shares of Common Stock required to settle all exchanges occurring on the applicable Exchange Date.

(b)All shares of Common Stock to be issued and delivered upon exchange of Securities have been duly authorized and validly issued and are fully paid and non-assessable, free of restrictions on transfer and free from all taxes, liens and charges with respect to the issue thereof (other than taxes payable by the Holder in respect of any issuance in a different name as specified in Section 13.10).

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(c)The Exchange Price is an amount equal to or in excess of the then par value, if any, of the shares of Common Stock to be issued upon exchange of the Securities upon exchange of the Securities.

(d)If any shares of Common Stock to be issued or delivered upon exchange of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued or delivered upon exchange, the REIT has secured such registration or obtained such approval, as the case may be.

(e)Following the Initial Listing Date, if on the relevant Exchange Date the Common Stock is listed on any U.S. national securities exchange or automated quotation system, the Common Stock to be issued upon exchange of the Securities is listed on such exchange or automated quotation system.

Section 13.10Taxes on Exchanges

The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance of shares of Common Stock upon any exchange of Securities hereunder; provided, that the Company shall not be required to pay any tax that is due because the exchanging Holder requests such shares or any portion of Securities not exchanged to be issued in a name other than such Holder’s name, in which case the Holder shall pay that tax and the Exchange Agent shall not deliver the certificates representing or effect a book-entry transfer through the Depository for the shares of Common Stock being issued or such unexchanged Securities in a name other than the Holder’s name until the Trustee receives the amount of any such tax or duty or the Holder has established to the satisfaction of the Company that such tax or duty has been paid.

Section 13.11Notice to Holders Prior to Certain Actions

In case of any:

(a)action by the Company, the REIT or one of their Subsidiaries that would require an adjustment to the Exchange Rate under Section 13.06;

(b)Merger Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the REIT, the Company or any of their Subsidiaries,

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture excluding, for the avoidance of doubt, Section 13.08), the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the Security Register, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if the date on which the Company first knows of the applicable date specified in clause (x) or (y) below is later than such applicable date, no more than two Business Days after such date on which the Company first has such knowledge), or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, a notice stating (x) the date

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as of which the holders of record of shares of Common Stock are to be determined for the purpose of such action by the REIT or one of its Subsidiaries or, in the case of a share split or share combination, the effective date of such share split or share combination or, in the case of a tender or exchange offer, the date on which such tender offer or exchange offer commences, or (y) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such event or the operation of any provision herein consequent on or relating to such event.

If at any time the Company or the REIT shall cancel any of the proposed transactions for which notice has been given under this Section 13.11 prior to the consummation hereof, the Company shall cause to be filed with the Trustee and the Exchange Agent and to be sent to each Holder at such Holder’s address appearing on the Security Register, as promptly as practicable, notice of such cancellation.

Section 13.12Provision in Case of Merger Event

(a)In the event of:

(i)any recapitalization, reclassification or change of the shares of Common Stock (other than as a result of a stock split or reverse stock split or subdivision or combination involving solely Common Stock);

(ii)any consolidation, merger or combination involving the REIT;

(iii)any sale, lease or other transfer of the assets of the REIT substantially as an entirety; or

(iv)any statutory share exchange,

in each case, as a result of which the shares of Common Stock are converted into, or exchanged for, stock, other securities, other property or assets (including cash) or any combination thereof (any such event, a “Merger Event”), then at the effective time of such Merger Event, the right to exchange each $1,000 exchange amount of Securities being exchanged based on a number of shares of Common Stock equal to the Exchange Rate will be changed into a right to exchange such exchange amount based on the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive) upon such Merger Event; and at or prior to the effective time of such Merger Event, the Company, the REIT (or other Person that become the “REIT” pursuant to Section 5.02 as a result of such Merger Event) and any other issuer of securities constituting Reference Property, shall execute and deliver to the Trustee a supplemental indenture in accordance with Section 9.01 providing for such change in the right to exchange each $1,000 exchange amount of Securities;

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provided, however, that, at and after the effective time of such Merger Event:

(A)the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Securities, in accordance with Section 13.04 hereof; and

(B)(i) any amount payable in cash upon exchange of the Securities as set forth under Section 13.04 hereof will continue to be payable in cash, (ii) any shares of Common Stock that the Company would have been required to deliver upon exchange of the Securities as set forth under Section 13.04 hereof will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have owned or been entitled to receive in such Merger Event and (iii) the Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive in such Merger Event.

If the Merger Event causes a holder of Common Stock to own or receive more than a single type of consideration (determined based in part upon any form of shareholder election), then:

(1)the amount and type of Reference Property that a holder of shares of Common Stock would have owned or been entitled to receive in such Merger Event (and for which the Securities will be exchangeable) will be deemed to be the weighted average of the types and amounts of consideration actually owned or received by the holders of shares of Common Stock;

(2)the unit of Reference Property shall refer to the consideration referred to in clause (1) attributable to one share of Common Stock; and

(3)the Company shall adjust the Dividend Threshold Amount based on the relative values of the common stock or similar common equity interests and (if applicable) any non-stock consideration comprising the Reference Property.

The Company shall notify, in writing, the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the types and amounts of consideration comprising a unit of Reference Property and of any adjustment to the Dividend Threshold Amount as soon as practicable after such determination is made.

If the holders of shares of Common Stock own or receive only cash in such Merger Event, then for all exchanges for which the Exchange Date occurs after the effective date of such Merger Event:

(A)the consideration due upon exchange of Securities shall be solely cash in an amount equal to the product of (i) the quotient of (x) the exchange amount of the Securities being exchanged on the Exchange Date divided by (y) $1,000 times (ii) the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 13.02), times (iii) the price paid per share of Common Stock in such Merger Event; and

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(B)the Company shall satisfy the Company’s exchange obligation by paying cash to converting Holders on the second Business Day immediately following the Exchange Date.

The Company shall not become a party to any Merger Event unless the terms thereof are consistent with this Section 13.12. Such supplemental indenture described in the first paragraph of this Section 13.12 (a) shall provide for anti-dilution and other adjustments, and covenants for protection of the interests of the Holders of Securities, in respect of the Reference Property that the Board of Directors shall determine to be as nearly equivalent as is practicable to the adjustments and covenants provided for in this Article 13 in respect of Common Stock.

(b)When the Company executes and delivers a supplemental indenture pursuant to Section 13.12(a), the Company shall promptly (i) deliver to the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent in this Indenture to such execution and delivery have been complied with, and (ii) mail notice thereof to each Holder at its last address appearing on the Security Register. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within 60 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)Neither the Company nor the REIT shall become a party to any Merger Event unless its terms are consistent with this Section 13.12. None of the foregoing provisions shall affect the right of a holder of Securities to exchange its Securities into cash or shares of Common Stock, as applicable, as set forth in Section 13.04(a) prior to the effective time of such Merger Event.

(d)The above provisions of this Section 13.12 shall similarly apply to successive Merger Events.

(e)Notwithstanding the Exchange Rate adjustment provisions described in Section 13.06(a) through (e), no adjustment to the Exchange Rate shall be made pursuant to such provisions in the event of any dividend, distribution, share split, share combination or issuance upon a Merger Event to which the provisions under this Section 13.12 apply.

Section 13.13No Voting or Dividend Rights

Except as may be specifically provided for herein, until the exchange record date in respect of the exchange of such Security:

(a)no Holder of such Security shall have or exercise any rights by virtue hereof as a holder of shares of Common Stock, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of shares of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of shares of Common Stock;

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(b)the consent of any such Holder as a holder of shares of Common Stock shall not be required with respect to any action or proceeding of the REIT;

(c)no such Holder, by reason of the ownership or possession of such Security, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of shares of Common Stock prior to, or for which the relevant record date preceded, the exchange record date in respect of the exchange of such Security; and

(d)no such Holder shall have any right not expressly conferred hereunder or by applicable law with respect to such Security held by such Holder.

For purposes of this Section 13.13, “exchange record date” means, in respect of the exchange of any Security, the date specified in Section 13.04(b) upon which the Person in whose name shares of Common Stock are issuable upon exchange of such Security shall be treated as the holder of record of such shares of Common Stock upon the exchange of such Security.

Section 13.14No Responsibility of Trustee for Exchange Provisions

(a)The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to determine, or be accountable for any failure of the Company to determine, or be deemed to make any representation as to,

(i)the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same;

(ii)the validity or value (or the type or amount) of any shares of Common Stock or cash or, after a Merger Event, Reference Property that may at any time be issued or delivered upon the exchange of any Security;

(iii)the correctness of any provisions contained in any supplemental indenture entered into pursuant to the first paragraph of Section 13.12(a) relating either to the type or amount of Reference Property receivable by Holders upon the exchange of their Securities after any Merger Event or to any adjustment to be made with respect thereto;

(iv)whether any event contemplated by Section 13.01(b) has occurred that makes the Securities eligible for exchange or no longer eligible therefor until the Company has sent to the Trustee and any other Exchange Agent a notice referred to in Section 13.01(b) with respect to the commencement or termination of such exchange rights, on any which notices the Trustee and any other Exchange Agent may conclusively rely; or

(v)the applicable Daily VWAP or Last Reported Sale Price or any Settlement Amount.

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(b)Neither the Trustee nor any other Exchange Agent shall at any time be under any duty or responsibility to cause the REIT to, or be accountable for any failure of the REIT to, issue, transfer or deliver any shares of Common Stock or cash or, after a Merger Event, Reference Property upon the surrender of any Security for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13.

Article 14
Repurchase of Securities at Option of Holders

Section 14.01Intentionally Omitted

Section 14.02Repurchase at Option of Holders Upon a Fundamental Change

(a)If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Securities or any portion thereof that is equal to $1.00 or a multiple of $1.00 principal amount, on the date the (“Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date on which the Company gives the Fundamental Change Purchase Right Notice (as defined below) at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if Securities are purchased pursuant to this Section 14.02 on a Fundamental Change Purchase Date that falls after the close of business on a Regular Record Date but on or prior to the close of business on the related Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record on such Regular Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Securities being purchased.

(b)Holders may exercise the right to require the Company to purchase (and the Company shall be required thereupon to purchase) Securities under this Section 14.02, at the option of the Holder thereof, upon:

(i)delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Security during the period between the delivery of the Fundamental Change Purchase Right Notice and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii)(A) if Definitive Securities, delivery of such Securities to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements, if the Securities are Definitive Securities) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) or (B) if Global Securities, book-entry transfer of such Securities to the Trustee (or other Paying Agent appointed by the Company), in each case, at any time during period between the delivery of the Fundamental Change Purchase Notice and the Fundamental Change Expiration Time, such delivery or book-entry transfer being

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a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(c)The Fundamental Change Purchase Notice be in the form of Attachment 2 hereto and shall state:

(A)if Definitive Securities, the certificate numbers of Securities to be delivered for purchase;

(B)the portion of the principal amount of Securities to be purchased, which must be $1.00 or an integral multiple thereof; and

(C)that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture;

provided, however, that if the Securities are Global Securities, the Fundamental Change Purchase Notice must comply with the Applicable Procedures.

The Company shall be required to purchase on the Fundamental Change Purchase Date, pursuant to this Article 14, any Securities as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn (and the other requirements specified in Section 14.02(b) for exercise of the Holder’s right to require purchase of such Securities shall be satisfied) prior to the Fundamental Change Expiration Time.

Securities to be purchased pursuant to this Section 14.02 shall be paid for in cash.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 14.03.

If any Security is to be purchased only in part, (i) if such Security is a Definitive Security, such Definitive Security shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Security so surrendered, or, (ii) if such Security is a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby for the purchased portion of the principal of such Global Security.

(d)The Company shall give the Trustee and Paying Agent and each Holder a written notice of the Fundamental Change within [30 calendar] days after the effective date of such Fundamental Change (such notice, the “Fundamental Change Purchase Right Notice”) and of the purchase right at the option of Holders arising as a result thereof. Such notice shall be either by first class mail or, with respect to Global Securities, in accordance with the Applicable Procedures.

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The Fundamental Change Purchase Right Notice shall specify (if applicable):

(i)the events causing the Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the Fundamental Change Expiration Time and that such time is the deadline prior to which a Holder must exercise the purchase right pursuant to this Article 14;

(iv)the Fundamental Change Purchase Price;

(v)the Fundamental Change Purchase Date;

(vi)the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii)that Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Section 14.03;

(ix)that the Holder shall have the right to withdraw the Fundamental Change Purchase Notice as to any Securities prior to the Fundamental Change Expiration Time; and

(x)the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 14.02.

Notwithstanding anything herein to the contrary, the Company shall not be required to deliver a Fundamental Change Notice or to purchase any Securities upon the occurrence of a Fundamental Change if the Company has delivered a notice of redemption of all of the Securities in accordance with Section 3.07(b), unless and until there is a default in the payment of the redemption price.

Contemporaneously with providing such Fundamental Change Purchase Right Notice, the Company shall publish a notice containing the information in such notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

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(e)Notwithstanding anything to the contrary herein, no Securities may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of such Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company’s in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities held by it during the acceleration of such Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be canceled any instructions for book-entry transfer of such Securities in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice will respect thereto shall be deemed to have been withdrawn.

Section 14.03Withdrawal of Fundamental Change Purchase Notice

A Holder may withdraw a Fundamental Change Purchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 14.03 at any time prior to the Fundamental Change Expiration Time, specifying:

(i)the principal amount of the Securities with respect to which such notice of withdrawal is being submitted,

(ii)if such Securities are Definitive Securities, the certificate numbers of the withdrawn Securities, and

(iii)the principal amount, if any, of such Security that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1.00 or an integral multiple thereof;

provided, however, that, in the case of Global Securities, the withdrawal notice must comply with Applicable Procedures of the Depository.

The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 14.03.

Section 14.04Deposit of Fundamental Change Purchase Price

(a)Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money (in immediately available funds if deposited on the Fundamental Change Purchase Date) sufficient to pay on the Fundamental Change Purchase Date the Fundamental Change Purchase Price with respect to all of the Securities to be repurchased on such date. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for each Security as to which a Fundamental Change Repurchase Notice has been delivered (and not withdrawn) prior to the Fundamental Change Expiration Time

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shall be made on the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Purchase Price in Section 14.02), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.02, by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Security Register; provided, however, that payments in respect of Global Securities shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee.

(b)If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Fundamental Change Purchase Date all the Securities or portions thereof that are to be purchased on the Fundamental Change Purchase Date, then, on and after the Fundamental Change Purchase Date, (i) such Securities shall cease to be outstanding and interest, if any, shall cease to accrue on such Securities, whether or not book-entry transfer of the Securities has been made and whether or not the Securities have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Securities shall terminate, other than (A) the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities, and (B) if the Fundamental Change Purchase Date falls after the close of business on a Regular Record Date but on or prior to the close of business on related Interest Payment Date the right of the Holder of record on such Regular Record Date to receive the interest payable in respect of such Interest Payment Date.

Section 14.05Covenant to Comply with Applicable Laws Upon Repurchase of Securities

In connection with any offer to purchase the Securities pursuant to this Article 14, the Company shall, if required:

(i)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(ii)file a Schedule TO or any successor or similar schedule under the Exchange Act, if required; and

(iii)otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights under this Article 14 to be exercised, and the obligations under this Article 14 to be performed, in each case, in the time and in the manner specified herein.

Section 14.06Repayment to the Company

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 14.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

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Article 15
Company Optional Exchange

Section 15.01Company Optional Exchange

The Company, at its option, may elect to exchange (a “Company Optional Exchange”) all or any portion of the outstanding Securities for the amounts and types of consideration due upon exchange specified in Section 13.04 based on the applicable Exchange Rate then in effect and the exchange amount for the Securities being exchanged on the applicable Exchange Date if (but only if) the Daily VWAP of the Common Stock has been at least 160% of the Exchange Price then in effect (x) on the Trading Day immediately preceding the date on which the Company provides the Exchange Notice in accordance with Section 15.02 and (y) for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Exchange Notice in accordance with Section 15.02.

Section 15.02Notice of Optional Exchange; Selection of Securities

(a)In order for the Company to exercise its right to elect a Company Optional Exchange of all or, as the case may be, any part of the outstanding Securities pursuant to Section 15.01, (i) the Company shall fix a date for exchange (an “Exchange Date”) and (ii) the Company or, at its written request received by the Trustee not less than three Scheduled Trading Days prior to date of the giving of the Exchange Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Company Optional Exchange (an “Exchange Notice”) not less than 40 nor more than 60 Scheduled Trading Days prior to the Exchange Date to each Holder of Securities so to be exchanged at its last address as the same appears on the Security Register and shall give written notice of the Exchange Date to the Paying Agent (if other than the Trustee); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Exchange Date to the Trustee. The Exchange Date must be a Business Day.

(b)The Exchange Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Exchange Notice or any defect in the Exchange Notice to the Holder of any Security shall not affect the validity of the proceedings for the exchange of any other Security.

(c)Each Exchange Notice shall specify:

(i)the Exchange Date;

(ii)the “exchange amount” on the Exchange Date for such Company Optional Exchange (including the applicable Company Optional Exchange Make-Whole Amount) applicable to each $1,000 principal amount of a Security;

(iii)the Exchange Rate on the Exchange Date for such Company Optional Exchange;

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(iv)(A) if the Exchange Date is prior to the Final Settlement Method Election Date, a statement that the Company has the right to elect Cash Settlement, Physical Settlement or Combination Settlement at any time on or prior to the Business Day prior to the Settlement Date or (B) if the Exchange Date is on or after the Final Settlement Method Election Date, the Settlement Method applicable to such Company Optional Exchange;

(v)that a Holder of a Security has the right to exchange such Security pursuant to Section 13.05 prior to the Exchange Date for such Company Optional Exchange;

(vi)a comparison of (x) the consideration to be delivered to a Holder that exchanges such Holder’s Security in a Holder-elected exchange pursuant to Section 13.03 prior to the Exchange Date for such Company Optional Exchange and (y) the consideration to be delivered in such Company Optional Exchange to such Holder on the Exchange Date for such Company Optional Exchange;

(vii)in respect of any such Holder-elected exchange prior to the Exchange Date for such Company Optional Exchange, the place or places where such Securities are to be surrendered for such exchange;

(viii)in respect of any such Holder-elected exchange prior to the Exchange Date for such Company Optional Exchange, that Holders may surrender their Securities for such exchange at any time prior to the close of business on the Business Day immediately preceding the Exchange Date in respect of such Company Optional Exchange;

(ix)in respect of any such Holder-elected exchange prior to the Exchange Date for such Company Optional Exchange, the procedures an exchanging Holder must follow to so exchange its Securities;

(x)the CUSIP or other similar numbers, if any, assigned to the Securities; and

(xi)in case the Securities are to be exchanged in part only, the identification and principal amounts of the Securities to be exchanged; and that on and after the Exchange Date, upon surrender of such Security, a new Security in principal amount equal to the unexchanged portion thereof shall be issued.

An Exchange Notice shall be irrevocable.

(d)If fewer than all of the outstanding Securities are to be exchanged in any Company Optional Exchange, the Trustee shall select the Securities or portions thereof of a Global Note or the Securities in certificated form to be exchanged (in principal amounts of $1.00 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate in accordance with the Applicable Procedures of the Depository. If any Security selected for partial exchange in any Company Optional Exchange is surrendered for a Holder-elected exchange in part after such selection, the portion of the Security surrendered for a Holder-

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elected exchange shall be deemed (so far as may be possible) to be the portion selected for such Company Optional Exchange.

Section 15.03Exchange of Securities Upon Company Optional Exchange

Any Company Optional Exchange pursuant to this Article 15 shall be made in compliance with the provisions of Sections 13.03 and 13.04 and the other applicable provisions of Article 13.

Section 15.04Restrictions on Exchange

The Company may not exchange any Securities pursuant to this Article 15 on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Exchange Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Settlement Amount with respect to such Securities).

Section 15.05Securities Exchanged in Part. Upon surrender of a Security that is exchanged in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unexchanged portion of the Security surrendered.

Article 16
MISCELLANEOUS

Section 16.01Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), such TIA-imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required to be a part of and govern this Indenture, such required provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 16.02Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

CBL & Associates HoldCo II, LLC
2030 Hamilton Place Blvd., Suite 500,
Chattanooga, Tennessee 37421-6000
Attention: [Chief Financial Officer]

if to the REIT:

CBL & Associates HoldCo II, LLC
2030 Hamilton Place Blvd., Suite 500,
Chattanooga, Tennessee 37421-6000
Attention: [Chief Financial Officer]

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if to the Trustee or Collateral Agent:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Email: phealy@wsfsbank.com
Attention: Patrick Healy

With a copy to (which shall not constitute notice):

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Email: Mark.Somerstein@ropesgray.com
Attention: Mark Somerstein, Esq.

The Company, the REIT, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be delivered pursuant to the Applicable Procedures of the depository (in the case of a Global Security) or mailed, to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar (if a Definitive Security) and shall be sufficiently given if so delivered or mailed within the time prescribed. Any notice or communication will also be so mailed or delivered electronically to any Person described in TIA § 313(c), to the extent required by the TIA. Notwithstanding any provision of this Indenture to the contrary, so long as the Securities are evidenced by Global Securities, any notice to the Securityholders shall be sufficient if given in accordance with the Applicable Procedures of the Depository within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice or communication to the Company, the REIT or any Guarantor shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Agent shall only be deemed delivered upon receipt.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee or Collateral Agent shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or the Securities, where this Indenture or any Security provides for notice of any event (including any notice of redemption or purchase) to a Securityholder of a Global Security (whether by mail or otherwise), such notice

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shall be sufficiently given if given to the Depository pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 16.03Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the REIT, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 16.04Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the REIT to the Trustee to take or refrain from taking any action under this Indenture, the Company or the REIT shall furnish to the Trustee:

(1)an Officer’s Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 16.05Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and shall include:

(1)a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document,

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but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 16.06When Securities Disregarded. Notwithstanding anything to the contrary in this Indenture or any other Note Document, Section 316(a) of the TIA (including the last sentence thereof) is hereby expressly excluded from this Indenture and the other Note Documents for all purposes. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or approval or other action of Holders, Securities owned by the Company, the REIT, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the REIT or any Guarantor shall be disregarded and deemed not to be outstanding, except that (i) Securities owned by Specified Holders shall not be so disregarded and (ii) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent approval or other action of Holders, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver, consent, approval or other action of Holders with respect to the Securities and that the pledgee is not the Company, the REIT, any Guarantor or any other Subsidiary of the Company. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 16.07Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 16.08Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

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Section 16.09Governing Law. The Laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) shall govern and be used to construe this Indenture, the Limited Guarantee and the Securities without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 16.10Force Majeure. Neither the Trustee nor the Collateral Agent shall Incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, epidemic, pandemic or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.11Waiver of Jury Trial. EACH OF THE COMPANY, THE REIT, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES, THE GUARANTY AGREEMENTS, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.12No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company, the REIT or any Guarantor shall not have any liability for any obligations of the Company or the REIT under the Securities or this Indenture or of such Guarantor under its Note Guarantee, this Indenture or any other Note Document or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such claims and liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 16.13Successors. All agreements of the Company and the REIT in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Subsidiary Guarantors in this Indenture shall bind their respective successors.

Section 16.14Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Section 16.15Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for

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convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 16.16Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.17No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.18Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Security Documents, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of Securities and the Collateral Agent (and, solely in the case of the Security Documents, the holders of Secured Obligations), any benefit or any legal or equitable right, remedy or claim under this Indenture or the Security Documents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CBL & ASSOCIATES HOLDCO II, LLC, as the
Company

By:
Name:
Title:

CBL & ASSOCIATES PROPERTIES, INC., as the
REIT

By:
Name:
Title:

GUARANTORS:

[To come.]

TRUSTEE AND COLLATERAL AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Trustee and Collateral Agent

By:
: Name
Title:

[Signature Page to Indenture]

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Annex I

Collateral and Credit Support for Securities

Category 1–

Certain Mall Assets

•	Brookfield Square
•	Dakota Square
•	Eastland Mall (including (Parcel(s) in Main Project))
•	Harford Mall
•	Laurel Park Place
•	Meridian Mall (leasehold)
•	Mid Rivers Mall
•	Monroeville Mall and Annex
•	Monroeville Mall - Anchor
•	Monroeville Mall - District
•	Northpark Mall
•	Old Hickory Mall
•	Parkway Place
•	South County Center
•	St. Clair Square (fee)
•	St. Clair Square (leasehold)
•	Stroud Mall (leasehold)
•	Stroud Mall (fee)
•	York Galleria

Certain Associated Centers & Other Properties

•	840 Greenbrier Circle

Category 2

None.

Category 3 –

•	Alamance Crossing – West
•	Brookfield Square – Bluemound Road parcel (fee)/Lifestyle Center
•	Brookfield Square – Bluemound Road parcels (leasehold)/Lifestyle Center
•	Brookfield Square – Moreland Road Outparcels[7]
•	CoolSprings Crossing
•	CoolSprings Crossing – Parcel(s) in the Main Project

[7]

Brookfield Square – Mooreland Road Outparcels. These parcels are not currently subdivided from the mall tract. Upon completion of the subdivision, these outparcels will be released from Brookfield Square in Category 1 (including a release from any mortgage or pledge related thereto) and placed in Category 3.

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Annex I

•	Cross Creek – Sears - Parcel(s) in the Main Project
•	Courtyard at Hickory Hollow
•	Cross Creek Mall – Sears
•	Dakota Square - Parcel(s) in the Main Project
•	Dakota Square – Mgmt GL Parcels
•	East Towne Mall – Outparcel
•	East Towne Mall – Parcel
•	Eastgate Mall – Sears
•	Eastgate Mall – Shops at Eastgate
•	Eastland Mall – Macy’s
•	Fayette Mall – Parcel(s) in the Main Project[8]
•	Frontier Square
•	Gunbarrel Pointe
•	Hamilton Place – Sears
•	Hamilton Place – Sears – Parcel(s) in the Main Project
•	Hanes Mall – Restaurants
•	Harford Mall – Annex
•	Jefferson Mall – Macy’s / Round 1
•	Jefferson Mall – Sears
•	Jefferson Mall – Self Development
•	Kirkwood Mall – Mgmt GL Parcels
•	Laurel Park Mall – Parcel(s) in the Main Project
•	Layton Hills Mall – Mgmt GL Parcels
•	Layton Hills Mall – Outparcel II
•	Mall del Norte TX Outparcel
•	Mayfaire Town Center – Mgmt GL Parcels
•	Meridian Mall – Parcel(s) in the Main Project (leasehold)
•	Meridian Mall – Parcel(s) in the Main Project (fee)
•	Mid Rivers Mall – Parcel(s) in the Main Project
•	Monroeville Mall - Parcel(s) in the Main Project
•	Northgate Mall – Outparcel
•	Northgate Mall Sears TBA – Outparcels
•	Northpark Mall – Parcel(s) in the Main Project
•	Northpark Mall – Mgmt GL Parcels
•	Parkdale Mall – Corner (Self Dev. Tract 4/Pad B)
•	Parkdale Mall - Macy’s
•	Parkdale Mall – Mgmt GL Parcels
•	Pearland Town Center – Mgmt GL Parcels
•	Pearland Town Center – Self Development (Parcel 8)

[8]

Fayette Mall – Parcel(s) in the Main Project is currently encumbered, but the parties hereto agree that upon such property’s release (which is expected to occur in connection with the extension and modification of the existing loan secured by Fayette Mall), such property shall be included in Category 3.

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Annex I

•	Post Oak Mall – Mgmt GL Parcels
•	Shoppes @ St. Clair
•	South County Center – Parcel(s) in the Main Project
•	South County Center – Mgmt GL Parcels
•	Southaven Towne Center – Parcel(s) in the Main Project
•	Southpark Mall – Dick’s Sporting Goods
•	St. Clair Square – Parcel(s) in the Main Project
•	Sunrise Commons
•	The Landing at Arbor Place
•	The Landing at Arbor Place – Parcel(s) in the Main Project
•	The Plaza at Fayette (including Parcel(s) in Main Project and Johnny Carino’s Redevelopment)
•	Valley View Mall – Parcel(s) in the Main Project
•	Volusia Mall – Restaurant Village
•	Volusia Mall – Sears TBA
•	WestGate Crossing
•	West Towne Crossing
•	West Towne Crossing – Parcel(s) in the Main Project
•	West Towne Mall – Restaurant District
•	York Galleria – Parcel(s) in the Main Project

Category 4 –

Joint Venture Properties

Malls

•	Coastal Grand Mall and District
•	Coastal Grand Mall – Dick’s Sporting Goods
•	Coastal Grand OP (fee)
•	Coastal Grand OP (leasehold)
•	CoolSprings Galleria
•	CoolSprings Macy’s Outparcel (leasehold)
•	Friendly Shopping Center
•	Friendly Center – Belk Homestore
•	Governor’s Square
•	Kentucky Oaks
•	Northgate Mall – JCP
•	Northgate Mall – Sears
•	Oak Park Mall
•	Outlet Shoppes at Atlanta – Tract 1A
•	Outlet Shoppes at Atlanta – Tract 1A1
•	Outlet Shoppes at Atlanta – Outparcel
•	Outlet Shoppes at Atlanta – Tract 1B and others
•	Outlet Shoppes at El Paso – OP

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Annex I

•	Outlet Shoppes at El Paso – OP II
•	Outlet Shoppes at El Paso – Phase I and Phase II
•	Outlet Shoppes at El Paso – .2763 Acre Tract
•	Outlet Shoppes at Gettysburg – Phase I
•	Outlet Shoppes at Gettysburg – Phase II
•	Outlet Shoppes at Laredo
•	Outlet Shoppes of the Bluegrass
•	Outlet Shoppes of the Bluegrass – Phase II
•	Outlet Shoppes of the Bluegrass – OP Tract 11
•	Outlet Shoppes of the Bluegrass – OP Tract 8
•	Shops at Friendly Center – Phase I and II
•	West County Center

Associated Centers

•	Coastal Grand Outparcel – Fee Outparcels
•	Governor’s Square Plaza
•	York Town Center
•	York Town Center – Former Pier 1

Community Centers

•	Ambassador Town Center
•	Fremaux Town Center Phase I and II
•	Hammock Landing – Phase I
•	Hammock Landing – Phase II
•	Pavilion at Port Orange – Phase I
•	Promenade at D’Iberville
•	Shoppes at Eagle Point

Storage

•	Eastgate Mall – Self Storage
•	Hamilton Place – Self Storage
•	Mid Rivers – Self Storage
•	Parkdale Mall – Self Storage

Other

•	Hamilton Corner – AAA Parcel
•	Hamilton Place – ALOFT Hotel
•	Statesboro – Land
•	Pavilion at Port Orange West JV – Apts

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Annex I

Other Encumbered Properties

•	Alamance Crossing – East
•	Arbor Place Main Mall (Arbor Place II, LLC)
•	Asheville Mall[9]
•	Brookfield Square – Sears and Street Shops
•	Cross Creek Mall
•	Eastgate Mall[10]
•	Fayette Mall and Fayette Mall – Sears Renovation[11]
•	Greenbriar Mall[12]
•	Jefferson Mall
•	Northwoods Mall
•	Park Plaza Mall[13]
•	Parkdale Mall
•	Parkdale Crossing (including Lifeway Christian Redevelopment)
•	Southpark Mall
•	Volusia Mall
•	Westgate Mall

Category 5

None.

Category 6

None.

Category 7 –

•	CBL Center – Phase I and II
•	Hamilton Corner
•	Hamilton Crossing and Expansion

[9]	The parties hereto agree that any interest in Asheville Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[10]	The parties hereto agree that any interest in Eastgate Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[11]

Fayette Mall – Sears Renovation is not encumbered as of the Effective Date, but the parties hereto agree that such property shall be added as collateral to the existing encumbrance as part of the upcoming extension and modification of the existing loan.

[12]	The parties hereto agree that any interest in Greenbier Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.
[13]	The parties hereto agree that any interest in Park Plaza Mall will be released upon foreclosure or conveyance of the property in satisfaction of the loan.

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Annex I

•	Hamilton Place – Regal Cinema
•	Hamilton Place – Lebcon (Land)
•	Hamilton Place Mall and OP
•	The Shoppes at Hamilton Place
•	The Terrace

Category 8 –

•	Alamance Crossing, LLC
•	Alamance Crossing - OP
•	Arbor Place - APWM, LLC
•	Arbor Place - OP
•	CBL/Cherryvale I, LLC - vacant property
•	Cross Creek – Sears - Parcel(s) in the Main Project (vacant lot 2)
•	Dakota Square OP
•	Eastgate Mall – Self-Development
•	Hanes Mall – Lot 2A
•	Gulf Coast Galleria (D’Iberville CBL Land, LLC)
•	Gulf Coast Town Center - Peripheral IV - Land
•	Gulf Coast Town Center - Phase III - Land
•	Hickory Point Mall - OP
•	Imperial Valley Commons - Kohl’s and Land
•	Imperial Valley Mall - OP
•	Jacksonville Regal Cinema Mgmt
•	Meridian Mall - Land E. Lansing (leasehold interest)
•	Meridian Mall - Township Property (leasehold interest)
•	Meridian Mall – Management Fee Parcel
•	Mid Rivers Land LLC (vacant parcels)
•	Northpark Mall/Joplin, LLC Hollywood Parcels
•	Pavilion at Port Orange – Phase II
•	Pearland Town Center – Outparcel TX Land LLC
•	Southaven Towne Center vacant parcels
•	The Landing at Arbor Place - OP

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Annex II

Release Prices Schedule

Property	Release Price ($ in millions)
Brookfield Square	19.0
Dakota Square	26.0
Eastland Mall (incl. Parcel(s) in Main Project)	5.0
Harford Mall	18.0
Laurel Park Place	9.0
Meridian Mall (leasehold)	13.0
Mid Rivers Mall	22.1
Monroeville Mall and Annex	18.7
Monroeville Mall – Anchor	4.7
Monroeville Mall – District	3.3
Northpark Mall	24.6
Old Hickory Mall	6.0
Parkway Place	42.0
South County Center	32.2
St. Clair Square (fee and leasehold)	60.0
Stroud Mall (fee and leasehold)	6.0
York Galleria	10.0
840 Greenbrier Circle	4.5

--

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APPENDIX

PROVISIONS RELATING TO SECURITIES

1.	Definitions
1.1	Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities” has the meaning set forth in Section 2.1 hereof.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor Person thereto and shall initially be the Trustee.

1.2	Other Definitions
Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Security”	2.1(b)

2.	The Securities
2.1	Form and Dating

The Securities shall be issued in the form of one or more global notes (a “Global Security” and are collectively referred to herein as “Global Securities”). The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

The Company shall execute and the Trustee shall, pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

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APPENDIX

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2Authentication. The Trustee shall authenticate and deliver on the Issue Date, an aggregate principal amount of $150,000,000 of 7.0% Exchangeable Senior Secured Notes due 2028. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3	Transfer and Exchange.
(a)	Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(A)to register the transfer of such Definitive Securities; or

(B)to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

(b)

Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and

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APPENDIX

procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated Securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(c)

Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(i)

If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(ii)

Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)

Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or cancelled, such Global Security shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time

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APPENDIX

prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, purchased, exchanged for Common Stock or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction, and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(e)	Obligations with Respect to Transfers and Exchanges of Securities
(i)	To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii)

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges not involving any transfer pursuant to Sections 2.06, 2.07, 2.09, 3.06, 4.03, 4.04, 9.05, 13.03(b) or 14.02(c) of the Indenture or pursuant to Section 2.3 or 2.4 of this Appendix).

(iii)

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)

All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(f)	No Obligation of the Trustee
(i)	The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy

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APPENDIX

of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4Definitive Securities. (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b)

Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal

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APPENDIX

amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $1.00 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.

(c)

Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d)

In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or Section 6.07 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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No.	$
CUSIP No.
ISIN

7.0% Exchangeable Senior Secured Notes due 2028

CBL & Associates HoldCo II, LLC, a Delaware limited liability company, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              Dollars [as may be increased or decreased as set forth on the attached Schedule of Increases or Decreases in Global Security] on November 15, 2028.

Interest Payment Dates: [May 15] and [November 15].

Regular Record Dates: [May 1] and [November 1].

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CBL & ASSOCIATES HOLDCO II, LLC

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signature

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[FORM OF REVERSE SIDE OF SECURITY]

7.0% Exchangeable Senior Secured Notes due 2028

1.Interest

CBL & Associates HoldCo II, LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually in arrears on [May 15] and [November 15] of each year, commencing [May 15], 2022. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [November 1], 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

Interest on the Securities will accrue at the annual rate set forth above and will be payable solely in cash. Interest payable at Stated Maturity, upon redemption or repurchase of the Securities shall be payable in cash.

2.Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the [•] or [•] (whether or not a Legal Holiday) next preceding the Interest Payment Date even if Securities are cancelled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium and interest and any other cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.Paying Agent and Registrar

Initially, Wilmington Savings Fund Society, FSB, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any

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of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.Indenture

The Company originally issued the Securities under the Indenture dated as of [November 1], 2021 (the “Indenture”), among the Company, the REIT, the Guarantors named therein and the Trustee and Collateral Agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling. The Securities are subject to all such terms, and Securityholders are referred to the Indenture. The Securities are entitled to the benefits of the Security Documents, subject to the terms of the Note Documents, including the Collateral Agency and Intercreditor Agreement.

The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to Incur additional indebtedness; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.No Mandatory Redemption; Optional Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities. Except as set forth under Section 4.03 or Section 4.04 and in Article 14 of the Indenture, the Company shall not be required to repurchase the Securities at the option of the Holders.

Except upon a Company-elected exchange as to which the Company has elected cash settlement effected in accordance with Article 15 of the Indenture and except as set forth below, the Company shall not be entitled to redeem or otherwise prepay the Securities at the Company’s option at any time.

On or after [August 15], 2028, the Company may redeem the Securities at its sole option, at any time in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus interest accrued thereon to but not including the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the record Holders of such Securities on the relevant record date).

6.Notice of Redemption

Notice of optional redemption pursuant to paragraph 5 will be sent at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder’s registered address. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and

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after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.Exchange of Securities

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to exchange this Security or any portion thereof that is $1.00 or an integral multiple thereof, for shares of Common Stock or cash (as elected by the Company), together with cash in lieu of any fractional shares, at the Exchange Rate specified in the Indenture (as adjusted from time to time as provided in the Indenture) and based on the exchange amount (as defined in the Indenture) of the Security or portion thereof being exchanged.

Subject to the provisions of the Indenture, the Company, at its option, may elect to exchange all or any portion of the outstanding Securities for shares of Common Stock, cash or a combination of cash and Common Stock (as elected by the Company), together with cash in lieu of any fractional shares, at the Exchange Rate specified in the Indenture (as adjusted from time to time as provided in the Indenture) and based on the exchange amount (as defined in the Indenture and including the Company Optional Exchange Make Whole Amount) of the Securities being exchanged, if (but only if) the Daily VWAP of the Common Stock has been at least 160% of the Exchange Price then in effect (x) on the Trading Day immediately preceding the date on which the Company provides the notice of such exchange and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides such notice.

8.Repurchase Offers

Upon certain Asset Sales or Release Trigger Events, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price payable in cash as provided in, and subject to the terms of, the Indenture. Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of this Security or any portion thereof (in principal amounts of $1.00 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

9.Guarantees; Security

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture. The Securities and Note Guarantees will be secured on a first-priority basis (subject only to Permitted Collateral Liens), on an equal and ratable basis with the holders of the Other Secured Notes Obligations, by the Collateral as provided in the Indenture and the Security Documents. Upon the Collateral Release/Covenant Revision Trigger Date, certain of the Collateral, and the Note Guarantees of certain of the Guarantors, will be released, and certain of the covenants in the Indenture will be modified, all as provided in the Indenture.

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10.Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $1.00 principal amount and integral multiples of $1.00. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

11.Security Documents; Junior Lien Intercreditor Agreement

Each Securityholder, by accepting a Security, shall be deemed to have agreed to and accepted the terms and conditions of the Security Documents (including the Collateral Agency and Intercreditor Agreement) and the Junior Lien Intercreditor Agreement, if any, and the performance by the Trustee and the Collateral Agent of their respective obligations and the exercise of their respective rights thereunder and in connection therewith.

12.Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

13.Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.Discharge and Defeasance

Subject to certain conditions provided in the Indenture, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture and to the release of liens on the Collateral if the Company deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.Amendment; Waiver

The Indenture, the Security Documents or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Security Documents or the Securities may be waived as provided in the Indenture.

Subject to certain exceptions set forth in the Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent, if applicable, may amend any of the Indenture, the Securities or the other Note Documents without notice to or consent of any Securityholder to, among other

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things, (a) cure any ambiguity, omission, mistake, defect or inconsistency, (b) to add or release Guarantees with respect to the Securities, including any Note Guarantees, in each case in compliance with the Note Documents, (c) comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA, (d) make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, and (e) to release or subordinate Liens on Collateral in accordance with the Note Documents.

Section 316(a) of the Trust Indenture Act is expressly excluded from the Indenture and the other Note Documents for all purposes. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent, approval or other action of Holders, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that Securities owned by Specified Holders (as defined in the Indenture) shall not be so disregarded.

16.Defaults and Remedies

The Events of Default relating to the Securities are set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

17.Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, each of the Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity (including its capacity as Collateral Agent under the Indenture), may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent, as the case may be.

18.No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Note Guarantees, the Indenture or any other Note Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder

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waives and releases all such claims and liability. The waiver and release are part of the consideration for the issue of the Securities.

19.Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.CUSIP Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CBL & Associates HoldCo II, LLC
2030 Hamilton Place Blvd., Suite 500,
Chattanooga, Tennessee 37421-6000
Attention: [Chief Financial Officer]

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 or 4.04 or 14.02 of the Indenture, check the box:

4.03 ☐

4.04 ☐

14.02 ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 or 4.04 or 14.02 of the Indenture, state the amount in principal amount (integral multiples of $1.00): $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:	(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

FORM OF GUARANTY SUPPLEMENTAL INDENTURE

[] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [•], 2021, among [Name of Future Guarantor(s)] (together with its successors and assigns under the Indenture, the “New Guarantor”), a subsidiary of CBL & Associates HoldCo II, LLC, a Delaware limited liability company (together with its successors and assigns under the Indenture, the “Company”), CBL & Associates Properties, Inc., a Delaware corporation (together with its successors and assigns under the Indenture, the “REIT”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and Wilmington Savings Fund Society, FSB, as trustee under the Indenture referred to herein (in such capacity, together with its successors and assigns under the Indenture, the “Trustee”) and the collateral agent under the Indenture referred to herein (in such capacity, together with its successors and assigns under the Indenture, the “Collateral Agent”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S E T H

WHEREAS, the Company, the REIT and the existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of [November 1], 2021, relating to the 7.0% Exchangeable Senior Secured Notes due 2028 (the “Securities”) of the Company;

WHEREAS, Section 4.07 of the Indenture in certain circumstances requires the Company to cause a Subsidiary that is not then a Guarantor (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the REIT, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company, the REIT and the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee and the Collateral Agent the Notes Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee and the Collateral Agent pursuant to the Note Guarantees and the

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Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

3.EXECUTION AND DELIVERY. The New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

4.NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE AND THE COLLATERAL AGENT. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

8.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:__________________, 20__.

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

CBL & ASSOCIATES HOLDCO II, LLC, as the
Company:

By:
Name:
Title:

CBL & ASSOCIATES PROPERTIES, INC., as
the REIT

By:
Name:
Title:

Signature Page

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WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Agent

By:
Name
Title:

Signature Page

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EXHIBIT C

FORM OF MORTGAGE

[To come]

C-1

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EXHIBIT D

Attachment 1

[FORM OF NOTICE OF EXCHANGE]

To:	CBL & ASSOCIATES HOLDCO II, LLC WILMINGTON SAVINGS FUND SOCIETY, FSB, as Exchange Agent

The undersigned registered owner of this Security hereby exercises the option to exchange this Security, or the portion hereof (that is a principal of $1.00 or an integral multiple thereof) below designated, for shares of Common Stock or cash or a combination of shares of Common Stock and cash (as elected by the Company) in accordance with the terms of the Indenture referred to in this Security, and directs that any shares of Common Stock issuable and deliverable and any cash payable upon such exchange, together with any cash for any fractional share, and any Securities representing any unexchanged principal amount hereof, be issued and delivered or paid, as applicable, to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 13.10 of the Indenture. Any amount if required pursuant to Section 13.04(e) of this Indenture, an amount equal to interest payable on the next Interest Payment Date accompanies this Security. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities are to be delivered, other than to and in the name of the registered Holder.

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Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount (in multiple of $1.00) to be exchanged (if less than all):
$

Social Security or Other Taxpayer
Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

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EXHIBIT E

Revised Covenants and Related Revised Definitions

Revised Covenants:

1.SECTION 4.02Limitation on Indebtedness. (a) The Company shall not permit any Category 1 Subsidiary to Incur, directly or indirectly, any Indebtedness.

(b)Notwithstanding Section 4.02(a), a Category 1 Subsidiary shall be entitled to Incur or cause or permit the Incurrence of any or all of the following Indebtedness:

(1)(a) the Securities originally issued on the Issue Date and (b) Guarantees of Indebtedness Incurred under the Securities; provided that the principal amount of Indebtedness permitted to be Incurred under this clause (1) shall be reduced by the principal amount of any Securities that are repurchased or redeemed or exchanged for Capital Stock of the REIT pursuant to the terms of this Indenture;

(2)[Reserved];

(3) [Reserved];

(4)Non-Recourse Mortgage Indebtedness (including any Refinancing Indebtedness Incurred in respect thereto) that is (x) Incurred by a Category 1 Subsidiary that directly owns solely any Property set forth in Category 1 on Annex I hereto and (y) secured by assets of such Category 1 Subsidiary, solely to the extent of a Permitted Lien on such Excluded Property and on the Capital Stock of such Category 1 Subsidiary, if required pursuant to the terms of such Indebtedness, incurred pursuant to clause (2) of the definition of Permitted Liens; provided that (i) any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04, (ii) the aggregate amount of such Non-Recourse Mortgage Indebtedness Incurred after the Issue Date (including any Refinancing Indebtedness Incurred in respect thereto) shall not exceed $100,000,000 at any time outstanding and (iii) the loan-to-value ratio of any such Non-Recourse Mortgage Indebtedness Incurred (including any Refinancing Indebtedness Incurred in respect thereto) on any individual Property as determined by an independent mortgage appraisal conducted on behalf of and for the benefit of the lender(s) of such Non-Recourse Mortgage Indebtedness shall be at least 50%;

(5)[Reserved];

(6)[Reserved];

(7)[Reserved];

(8)[Reserved];

(9)[Reserved];

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(10)[Reserved];

(11)Subordinated Obligations of any of the Category 1 Subsidiaries if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Debt Service Ratio exceeds 1.375 to 1 for the most recently ended four fiscal quarters;

(12)Indebtedness of any Category 1 Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of any Category 1 Subsidiaries outstanding under this clause (12) on the date of such Incurrence, does not exceed $75 million at any one time outstanding;

(13)[Reserved];

(14)[Reserved];

(15)[Reserved];

(16)[Reserved];

(17)[Reserved];

(18)unsecured Indebtedness of any Category 1 Subsidiary to the Company or another Subsidiary; provided that such Indebtedness is subordinated in right of payment to the Obligations of such Category 1 Subsidiary in respect of the Securities;

(19)Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(20)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Plan of Reorganization or any other acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than, for the avoidance of doubt, guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(21)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

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(22)obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by any Category 1 Subsidiary in the ordinary course of business or consistent with past practice or industry practice; and

(23)Indebtedness in respect of any ordinary course cash management activities of any Category 1 Subsidiary.

(c)Notwithstanding Section 4.02(b), no Category 1 Subsidiary shall Incur any Indebtedness pursuant to Section 4.02(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of any Category 1 Subsidiary unless such Indebtedness shall (i) not be secured by a Lien on any property or asset and (ii) be subordinated in right of payment to the applicable Note Guarantee to at least the same extent as such Subordinated Obligations.

(d)For purposes of determining compliance with this Section 4.02, a Guarantee by one or more Category 1 Subsidiaries of Indebtedness (other than the Secured Debt Obligations) Incurred by the Company or one or more Subsidiaries that are not Category 1 Subsidiaries, as applicable, shall be an Incurrence of Indebtedness in the principal amount of the Indebtedness so guaranteed for purposes of calculating any amount of Indebtedness. For purposes of determining compliance with this Section 4.02, accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of deferred financing costs or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock, in the form of additional shares of Disqualified Stock of Preferred Stock, and the accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, shall, in each case, not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock.

2.SECTION 4.03Limitation on Asset Sales.

The Company will not, and will not permit any Category 1 Subsidiary to, consummate an Asset Sale (including a Collateral Disposition), unless:

(1)the Company or the Category 1 Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; provided, that in the case of a Collateral Disposition of any Category 1 Property (or Capital Stock of a Category 1 Subsidiary that owns, directly or indirectly, any Category 1 Property), the Company or the Category 1 Subsidiary receives consideration at the time of the Asset Sale that is at least equal to the greater of (i) the release price of such Category 1 Property set forth on Annex II hereto and (ii) the Fair Market Value of the Category 1 Property sold or otherwise disposed of;

(2)at least 75% of the consideration received in the Asset Sale by the Company or the Category 1 Subsidiary is in the form of cash or cash equivalents;

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(3)funds in an amount equal to the Net Available Cash are deposited directly in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien); and

(4)in the case of an Asset Sale of Capital Stock of a Category 1 Subsidiary, such Asset Sale constitutes a disposition of all Capital Stock of such Category 1 Subsidiary owned by the Company or any Subsidiary;

provided, that any Collateral Disposition constituting any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title to or use of Collateral shall not be required to satisfy the conditions set forth in clauses (1) or (2) of this paragraph.

For the purposes of this Section 4.03, the following are deemed to be cash or cash equivalents:

(1)[Reserved];

(2)[Reserved]; and

(3)any securities, notes or other obligations received by the Company or any Category 1 Subsidiary from the transferee that are promptly converted by the Company or such Category 1 Subsidiary into cash within 180 days of the closing of such Asset Sale, to the extent of cash received in that conversion.

The Company will not permit any Category 1 Subsidiary to issue any Capital Stock of such Category 1 Subsidiary to, or otherwise permit any such Capital Stock to be owned by, any Person other than the Company or any Category 1 Subsidiary, except upon a Collateral Disposition of all such Capital Stock to such a Person that complies with this Section 4.03.

Pending the final application of any Net Available Cash from an Asset Sale (including a Collateral Disposition but excluding any Asset Sale of a Property, or of the Capital Stock of a Subsidiary solely owning a Property, set forth in Category 8 on Annex I hereto), upon the receipt by the Company or a Category 1 Subsidiary of the Net Available Cash attributable to an Asset Sale, (i) the Company shall notify the Collateral Agent of such receipt and (ii) the Company shall cause, or shall cause such Category 1 Subsidiary to cause, such amounts (such amounts, the “Pending Use Cash”) to be deposited directly by the Company or such Category 1 Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Use Cash will constitute Category 1 Collateral pending application as a Permitted Excess Cash Use or as hereinafter described.

Within 360 days (or 720 days with respect to an Event of Loss) after the actual receipt of any Net Available Cash by the Company or a Category 1 Subsidiary from an Asset Sale (including an Event of Loss and a Collateral Disposition), the Company or the applicable Category 1

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Subsidiary may apply such Net Available Cash (each such application a “Permitted Excess Cash Use”):

(A)to make a capital expenditure to construct or improve any Property used or useful in a Related Business and that is a Category 1 Property or is deemed a Category 1 Property pursuant to Section 4.14 (such assets, “CapEx Assets”); or

(B)to acquire any Additional Assets constituting a Property that is a Category 1 Property or is deemed a Category 1 Property pursuant to Section 4.14 (such CapEx Assets or Additional Assets referenced in clauses (A) and (B), collectively, the “Permitted Excess Cash Use Assets”);

provided that in the case of clauses (A) or (B), prior to or simultaneously with or within ten (10) Business Days after the acquisition or capital expenditure to construct or improve such Permitted Excess Cash Use Assets (or [30] days in the case of a mortgage), (i) the Collateral Agent has been granted a valid, enforceable perfected first-priority security interest (subject only to Permitted Collateral Liens) in such Permitted Excess Cash Use Assets in accordance with Section 4.14 and (ii) in the manner specified in Section 11.02(c) and Section 11.04(e) of this Indenture, the Company or such Category 1 Subsidiary shall have executed and delivered to the Collateral Agent such Security Documents referred to therein or as shall otherwise be reasonably necessary to vest in the Collateral Agent a valid, enforceable perfected security interest or other Liens in or on such Permitted Excess Cash Use Assets and to have such Permitted Excess Cash Use Assets added to the Category 1 Collateral, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions, if any) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents and an Officer’s Certificate and Opinion of Counsel as to the satisfaction of the foregoing requirements (such Opinions of Counsel and Officer’s Certificate also to be delivered to the Trustee); and thereupon all provisions of this Indenture relating to the Category 1 Collateral shall be deemed to relate to such Permitted Excess Cash Use Assets to the same extent and with the same force and effect.

Any Net Available Cash from any Asset Sale (including any Collateral Disposition) that are not applied as provided in, and within the time period set forth in, the preceding paragraph of this Section 4.03 will constitute “Asset Sale Excess Proceeds.” When the aggregate amount of Asset Sale Excess Proceeds exceeds $50.0 million (any aggregate amount of Asset Sale Excess Proceeds first exceeding such threshold amount being referred to as an “Asset Sale Trigger Event”), within ten Business Days thereof, the Company will (x) make an Asset Sale Excess Proceeds Offer to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price in an amount equal to such Asset Sale Excess Proceeds. “Asset Sale Excess Proceeds Offer Price” means, as to any Securities to be purchased in any Asset Sale Excess Proceeds Offer, (i) an amount equal to 102% for Assets Sales of Category 1 Collateral (other than any Event of Loss), and (ii) an amount equal to 100% for Asset Sales constituting Events of Loss, in the case of each of clauses (i) and (ii), of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Asset Sale Excess Proceeds Offer Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Asset Sale

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Excess Proceeds Offer Purchase Date). Such Asset Sale Excess Proceeds Offer will be payable in cash. For the avoidance of doubt, the Asset Sale Excess Proceeds Offer Price set forth in this paragraph shall override the optional redemption price set forth in Section 3.07(b) of this Indenture. The Company may, at its option, satisfy the foregoing obligations with respect to an Asset Sale Excess Proceeds Offer prior to the expiration of the applicable 360 day or 720 day period or prior to receiving more than $50.0 million of Asset Sales Excess Proceeds.

On the Asset Sale Excess Proceeds Offer Purchase Date, the Company will deposit with the Paying Agent such amount as will enable the Trustee, to the extent of the Securities tendered in such Asset Sale Excess Proceeds Offer, to apply such Asset Sale Excess Proceeds with respect to such Asset Sale Excess Proceeds Offer to the repurchase, at the applicable Asset Sale Excess Proceeds Offer Price, of Securities validly tendered and accepted for purchase in the Asset Sale Excess Proceeds Offer. For the avoidance of doubt, the Company’s making of any Asset Sale Excess Proceeds Offer shall not constitute a redemption of Securities pursuant to Article 3 or paragraph 5 of the Securities.

If any Asset Sale Excess Proceeds remain after consummation of an Asset Sale Excess Proceeds Offer, the Company may use those Asset Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Asset Sale Excess Proceeds Offer Price payable with respect to the aggregate principal amount of Securities tendered into such Asset Sale Excess Proceeds Offer exceeds the aggregate Asset Sale Excess Proceeds the Trustee will select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities. Upon surrender of a Security that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Security equal in principal amount to the non-repurchased portion of the Security surrendered. Upon completion of each Asset Sale Excess Proceeds Offer, the amount of Asset Sale Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

In the event that, pursuant to this Section 4.03 hereof, the Company shall be required to commence an offer (an “Asset Sale Excess Proceeds Offer”) to all Holders to purchase the maximum principal amount of Securities that may be purchased at the Asset Sale Excess Proceeds Offer Price with an amount equal to the Asset Sale Excess Proceeds (the “Asset Sale Excess Proceeds Offer Amount”), the Company shall follow the procedures specified below:

(b)The Asset Sale Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Asset Sale Excess Proceeds Offer Period (the “Asset

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Sale Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered and accepted for purchase, or if the amount of Securities validly tendered at the Asset Sale Excess Proceeds Offer Price with respect to all Securities validly tendered is greater than the Asset Sale Excess Proceeds Offer Amount, the Company shall purchase and pay for Securities validly tendered at the Asset Sale Excess Proceeds Offer Price in an aggregate amount equal to the Asset Sale Excess Proceeds Amount. Payment for any Securities so purchased shall be made in the manner prescribed in the Securities.

(c)Upon the commencement of an Asset Sale Excess Proceeds Offer, the Company shall send a notice to each of the Holders with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Excess Proceeds Offer. The Asset Sale Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Excess Proceeds Offer, shall state:

(1)that the Asset Sale Excess Proceeds Offer is being made pursuant to this Section 4.03 hereof, and the length of time the Asset Sale Excess Proceeds Offer shall remain open, including the time and date the Asset Sale Excess Proceeds Offer will terminate (the “Asset Sale Excess Proceeds Termination Date”);

(2)the Asset Sale Excess Proceeds Offer Price;

(3)that the aggregate amount to be applied to purchase the Securities in the Asset Sale Excess Proceeds Offer will consist of an amount equal to the Asset Sale Excess Proceeds (and specifying such amount);

(4)that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Excess Proceeds Offer Purchase Date;

(6)that Holders electing to have a Security purchased pursuant to any Asset Sale Excess Proceeds Offer shall be required to surrender the Security, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Asset Sale Excess Proceeds Termination Date;

(7)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Asset Sale Excess Proceeds Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

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(8)that, if the aggregate principal amount of Securities surrendered by Holders at the Asset Sale Excess Proceeds Offer Price exceeds the Asset Sale Excess Proceeds Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9)that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Securities subject to an Asset Sale Excess Proceeds Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Asset Sale Excess Proceeds Termination Date, the Company shall, to the extent lawful, accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Excess Proceeds Offer in the aggregate principal amount required by this Section 4.03 hereof, and prior to the Asset Sale Excess Proceeds Offer Purchase Date the Company shall deliver to the Trustee an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.03. Prior to 11:00 a.m., New York City time, on the Asset Sale Excess Proceeds Offer Purchase Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the Asset Sale Excess Proceeds Offer Price with respect to the aggregate principal amount of the Securities validly tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Excess Proceeds Offer on or before the Asset Sale Excess Proceeds Offer Purchase Date.

3.SECTION 4.04Repurchase Upon Release Trigger Event. No later than the fifth (5th) Business Day after the occurrence of a Release Trigger Event, the Company shall deliver an Officer’s Certificate to the Trustee specifying (i) such Release Trigger Event and the Collateral Release Excess Proceeds in respect thereof; (ii) any Property or Capital Stock that has become Excluded Released Property as a result of such Release Trigger Event; and (iii) any Category 1 Subsidiary that has become an Excluded Non-Guarantor Subsidiary as a result of such Release Trigger Event. The Company will, within 25 Business Days after the receipt of Net Available Cash (other than proceeds from Non-Recourse Mortgage Indebtedness permitted to be incurred pursuant to Section 4.02(b)(4) used solely for the construction or development of any Property that has been approved by the Boards of Directors of both the Company and the REIT and used for the purpose of financing a property development project, which shall not be subject to this Section 4.04) from any Release Trigger Event (the “Collateral Release Excess Proceeds”) in an aggregate amount that exceeds $25.0 million, offer to all Holders of Securities (the “Collateral Release Excess

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Proceeds Offer”) to purchase Securities in an amount up to the Collateral Release Excess Proceeds with respect to such Release Trigger Event applicable to the Securities (the “Collateral Release Excess Proceeds Offer Amount”) at the price set forth below including accrued and unpaid interest, if any, to the purchase date (the “Collateral Release Excess Proceeds Offer Price”) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date) (such purchase date, the “Collateral Release Excess Proceeds Purchase Date”). For the avoidance of doubt, upon completion of each Collateral Release Excess Offer, there will remain no unapplied amount of such Collateral Release Excess Proceeds. The Company may, at its option, satisfy the foregoing obligations with respect to a Collateral Release Excess Proceeds Offer prior to having more than $25.0 million of Collateral Release Excess Proceeds.

Pending the final application of any Net Available Cash from any Collateral Release Excess Proceeds Offer, upon the actual receipt by the Company or a Category 1 Subsidiary of the Net Available Cash attributable to Collateral Release Excess Proceeds (other than proceeds from Non-Recourse Mortgage Indebtedness permitted to be incurred pursuant to Section 4.02(b)(4) used solely for the construction or development of any Property that has been approved by the Boards of Directors of both the Company and the REIT and used for the purpose of financing a property development project, which shall not be subject to this Section 4.04), (i) the Company will notify the Collateral Agent of such receipt and (ii) the Company shall cause, or shall cause such Category 1 Subsidiary to cause, such amounts (such amounts, the “Pending Redemption Cash”) to be deposited directly by the Company or such Category 1 Subsidiary in a deposit account subject to a valid and perfected Lien in favor of the Collateral Agent free of any other Lien (other than the Lien of the Secured Debt Documents or any other Permitted Collateral Lien), and the Pending Redemption Cash will constitute Category 1 Collateral pending application in the Collateral Release Excess Proceeds Offer.

The Collateral Release Excess Proceeds Offer Price shall be at the prices set forth below (expressed in percentages of principal amount on the Collateral Release Excess Proceeds Purchase Date), plus accrued and unpaid interest to but excluding the Collateral Release Excess Proceeds Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if purchased during the periods set forth below:

Period	Collateral Release Excess Proceeds Offer Price
Issue Date to [May 14], 2023	100.0%
[May 15], 2023 to [May 14, 2024]	105.0%
[May 15, 2024] to [May 14, 2025]	102.5%
[May 15, 2025] and thereafter	100.0%

On the Collateral Release Excess Proceeds Purchase Date, the Company will deposit with the Trustee such respective portions of the Collateral Release Excess Proceeds as will enable the Trustee, to the extent of the Securities tendered in such Collateral Release Excess Proceeds Offer, to apply the portion of such Collateral Release Excess Proceeds equal to the amount of the Securities validly tendered and accepted for purchase in the Collateral Release Excess Proceeds

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Offer plus accrued and unpaid interest to but excluding the Collateral Release Excess Proceeds Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, the Company’s making of any Collateral Release Excess Proceeds Offer shall not constitute a redemption of Securities.

Any Collateral Release Excess Proceeds remaining after consummation of a Collateral Release Excess Proceeds Offer may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate Collateral Release Excess Proceeds Offer Price payable in respect of the aggregate principal amount of Securities tendered into such Collateral Release Excess Proceeds Offer exceeds the Collateral Release Excess Proceeds Offer Amount, the Trustee will select the Securities to be purchased on a pro rata basis. Upon surrender of a Security that is repurchased in part, the Company shall issue in the name of the applicable Holder and the Trustee shall authenticate for such Holder at the expense of the Company a new Security equal in principal amount to the non-repurchased portion of the Security surrendered.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Collateral Release Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

In the event that, pursuant to this Section 4.04 hereof, the Company shall be required to commence a Collateral Release Excess Proceeds Offer, the Company shall follow the procedures specified below:

(a)The Collateral Release Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Collateral Release Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Collateral Release Excess Proceeds Offer Period (the “Collateral Release Excess Proceeds Offer Purchase Date”), the Company shall purchase and pay the Collateral Release Excess Proceeds Offer Price with respect to all Securities validly tendered and accepted for purchase, or if the amount of Securities validly tendered at the Collateral Release Excess Proceeds Offer Price with respect to all Securities validly tendered is greater than the Collateral Release Excess Proceeds Offer Amount, the Company shall purchase and pay for Securities validly tendered at the Collateral Release Excess Proceeds Offer Price in an aggregate amount equal to the Collateral Release Excess Proceeds Amount. Payment for any Securities so purchased shall be made in the manner prescribed in the Securities.

(b)Upon the commencement of a Collateral Release Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Collateral Release Excess Proceeds Offer. The Collateral

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Release Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Collateral Release Excess Proceeds Offer, shall state:

(1)that the Collateral Release Excess Proceeds Offer is being made pursuant to this Section 4.04 hereof, and the length of time the Collateral Release Excess Proceeds Offer shall remain open, including the time and date the Collateral Release Excess Proceeds Offer will terminate (the “Collateral Release Excess Proceeds Termination Date”);

(2)the Collateral Release Excess Proceeds Offer Price;

(3)that the aggregate amount to be applied to purchase the Securities in the Collateral Release Excess Proceeds Offer will consist of an amount equal to the Collateral Release Excess Proceeds (and specifying such amount);

(4)that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Collateral Release Excess Proceeds Offer shall cease to accrue interest after the Collateral Release Excess Proceeds Offer Purchase Date;

(6)that Holders electing to have a Security purchased pursuant to any Collateral Release Excess Proceeds Offer shall be required to surrender the Security, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Collateral Release Excess Proceeds Termination Date;

(7)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Collateral Release Excess Proceeds Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8)that, if the aggregate principal amount of Securities surrendered by Holders at the Collateral Release Excess Proceeds Offer Price exceeds the Collateral Release Excess Proceeds Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of validly tendered Securities (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1.00, or integral multiples of $1.00 in excess of $1.00, shall be purchased); and

(9)that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities

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surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess of $1.00.

If any of the Securities subject to a Collateral Release Excess Proceeds Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Collateral Release Excess Proceeds Termination Date, the Company shall, to the extent lawful, accept for payment Securities or portions thereof tendered pursuant to the Collateral Release Excess Proceeds Offer in the aggregate principal amount required by this Section 4.04 hereof, and prior to the Collateral Release Excess Proceeds Offer Purchase Date the Company shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.04. Prior to 11:00 a.m., New York City time, on the Collateral Release Excess Proceeds Offer Purchase Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the Collateral Release Excess Proceeds Offer Price with respect to the aggregate principal amount of the Securities validly tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Collateral Release Excess Proceeds Offer on or before the Collateral Release Excess Proceeds Offer Purchase Date.

4.SECTION 4.05Limitation on Affiliate Transactions. (i) The Company shall not, and shall not permit any Category 1 Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company in an amount greater than $1.0 million in any transaction or series of related transactions that relates to any Category 1 Property or any Category 1 Subsidiary (an “Affiliate Transaction”) unless:

(1)the terms of the Affiliate Transaction are not materially less favorable to the Company or any Category 1 Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

(b)The provisions of Section 4.05(a) shall not prohibit:

(1)any employment agreement or other employee compensation plan or arrangement in existence on the Issue Date or entered into thereafter in the ordinary course

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of business including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(2)loans or advances to employees (or cancellations thereof) in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(3)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business of the Company or any of its Subsidiaries;

(4)the payment of reasonable compensation and fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries;

(5)any transaction between the REIT, the Company, the Operating Partnership and/or their respective Subsidiaries;

(6)indemnities of officers, directors and employees of the Company or any Subsidiary consistent with applicable charter, by-law or statutory provisions;

(7)the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of a cash capital contribution from its stockholders;

(8)transactions with Joint Ventures, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or any Category 1 Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(9)transactions between the Company and any Category 1 Subsidiary and any Person, a director of which is also a director of the Company or any director or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(10)any transaction with Affiliates pursuant to arrangements in existence on the Issue Date pursuant to which those Affiliates own, or are entitled to acquire, working, overriding royalty or other similar interests in particular properties operated by the Company or any Category 1 Subsidiary or in which the Company or any one or more Category 1 Subsidiaries also own an interest;

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(11)mergers, consolidations or sales of all or substantially all assets permitted by, and complying with, the provisions of Section 5.01, 5.02 and 5.03;

(12)the execution of the restructuring transactions pursuant to the Plan of Reorganization and the payment of all fees and expenses related thereto or required by the Plan of Reorganization; and

(13)transactions undertaken in good faith by the Company for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose, or with the effect, of circumventing any provision set forth in this Indenture.

5.SECTION 4.06Liens and Negative Pledge. The Company shall not, and shall not permit any Category 1 Subsidiary, directly or indirectly, to:

(a)Incur or suffer to exist any Lien (other than Permitted Collateral Liens) on any Category 1 Collateral, or any direct or indirect ownership interest of the Company or any Subsidiary in any Person owning any Category 1 Collateral, whether owned at the Issue Date or thereafter acquired, other than Permitted Collateral Liens; or

(b)permit any Category 1 Collateral or any other properties or assets held by the any Category 1 Subsidiary, as applicable, to be subject to a Negative Pledge (other than pursuant to the Secured Debt Documents), other than (i) any properties or assets held by any Excluded Non-Guarantor Subsidiary or (ii) any Excluded Property.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

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6.SECTION 4.07Future Guarantors. The Company and each Category 1 Subsidiary shall cause each Category 1 Subsidiary that is not already a Subsidiary Guarantor (other than any Excluded Non-Guarantor Subsidiary) to, within 30 calendar days of the date on which such Person became such a Subsidiary, (i) execute and deliver to the Trustee and the Collateral Agent, if applicable, a Guaranty Supplemental Indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and a joinder to the Collateral Agency and Intercreditor Agreement and (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee as to the authorization, execution and delivery by such Subsidiary of such Guaranty Supplemental Indenture and such joinder and the validity and enforceability against such Subsidiary of this Indenture (including the Note Guarantee of such Subsidiary) and the Collateral Agency and Intercreditor Agreement.

7.SECTION 4.14After Acquired Property. If at any time the Company or any Category 1 Subsidiary acquires or otherwise owns any asset or property (other than Collateral or Excluded Property) constituting After-Acquired Property that is Category 1 Collateral (except as otherwise provided under Section 4.03), both:

(x) to the extent the After-Acquired Property so acquired or otherwise owned (directly or through the acquisition of Capital Stock) constitutes Property, such Property shall be deemed “Category 1 Property”, and

(y) the Company or such Category 1 Subsidiary shall cause a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on such After-Acquired Property (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and execute and deliver to the Collateral Agent the following documents and certificates and any other documents and certificates required by this Section 4.14, Article 11 or any other provision of this Indenture:

(1)to the extent such After-Acquired Property constitutes Property, (x) a Mortgage with respect to such After-Acquired Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office), (y) Security Documents with respect to all personal property of the Company or such Category 1 Subsidiary constituting Category 1 Collateral, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

(2)to the extent such After Acquired Property constitutes Capital Stock, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all

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other personal property of the Company or such Category 1 Subsidiary constituting Category 1 Collateral, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(3)to the extent of any material After Acquired Property other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of, and perfection steps required by, the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(4)to the extent such After-Acquired Property constitutes Property, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(5)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Revised Definitions:

“Additional Assets” means:

(1)any property, plant, equipment or other tangible assets used or useful in a Related Business;

(2)the Capital Stock of a Person that becomes a Category 1 Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3) [Reserved];

provided, however, that any such Subsidiary or Person described in clause (2) above is primarily engaged in a Related Business.

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“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Category 1 Subsidiary, including (x) any disposition by means of a merger, consolidation or similar transaction, (y) any Event of Loss, loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title or use and (z) a disposition in connection with a Sale and Leaseback Transaction (each referred to for the purposes of this definition as a “disposition”), of (1) any assets or other rights or property that constitute Category 1 Collateral; or (2) any other assets (other than Capital Stock) of the Company or any Category 1 Subsidiary outside of the ordinary course of business of such Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(A)a disposition of (x) any Category 1 Collateral constituting Category 1 Property by a Category 1 Subsidiary to a Person that, immediately after such disposition, constitutes a Qualifying Category 1 Subsidiary Guarantor or (y) any Category 1 Collateral (other than any Category 1 Property) by the Company or any Category 1 Subsidiary to any Person that, immediately after such disposition, constitutes the Company or a Category 1 Subsidiary that is a Subsidiary Guarantor so long as (a) the covenants in Section 5.01, Section 5.02 and Section 5.03, to the extent applicable, are satisfied or do not expressly prohibit such transfer and (b) if such transfer includes Category 1 Collateral, such transfer does not occur until and unless the transferee has caused a valid, enforceable, perfected first priority Lien in or on such Category 1 Collateral (subject only to Permitted Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14, Article 11 or any other provision of this Indenture:

(a)to the extent such Category 1 Collateral constitutes any Category 1 Property, (x) a Mortgage with respect to such Category 1 Collateral, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office) and (y) Security Documents with respect to all personal property of such transferee constituting Category 1 Collateral, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee);

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(b)to the extent such Category 1 Collateral constitutes Capital Stock of a Category 1 Subsidiary, a stock pledge or other Security Documents granting a security interest in the Capital Stock and all other personal property of such transferee constituting Category 1 Collateral, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(c)to the extent of any Category 1 Collateral other than Property or Capital Stock, Security Documents with respect thereto, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Security Documents;

(d)to the extent such Category 1 Collateral constitutes any Category 1 Property, title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(e)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(B)any single transaction or series of related transactions that involves the disposition of assets having a Fair Market Value of less than $10 million;

(C)the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind (other than any property management agreement with respect to a material portion of the Properties of any Category 1 Subsidiary);

(D)[Reserved];

(E)a disposition of cash or Temporary Cash Investments;

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(F)the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases and easements of other property in the ordinary course of business which would not reasonably be expected to materially interfere with the business of the Company and its Subsidiaries, as determined in good faith by an Officer of the Company;

(G)dispositions of assets secured by Liens incurred pursuant to clause (2) of the definition of Permitted Liens to lenders or other secured parties holding such Permitted Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.02(b)(4) upon the default of, and in satisfaction of all of, such Indebtedness, to the extent the Board of Directors determines in good faith such disposition is commercially reasonable in light of the circumstances;

(H)the creation of a Lien (but not the sale or other disposition of the property subject to such Lien));

(I)[Reserved];

(J)for purposes of Section 4.03 only, a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(K)leases and subleases of Property in the ordinary course of business;

(L)[Reserved];

(M)any exchange of (i) assets made in the ordinary course of business for assets related to a Related Business of a comparable or greater market value or usefulness to the business of the Company as a whole, as determined in good faith by the Boards of Directors of both the Company and the REIT and (ii) like property for use in a Related Business that is allowable under Section 1031 of the Code that has been approved by the Boards of Directors of both the Company and the REIT (such assets referred to in clause (i) or like property referred to in clause (ii) so exchanged being referred to as the “Exchanged Property”) so long as (1) in the case of clause (ii), if such Exchanged Property includes Collateral that constitutes Property, the Fair Market Value (as determined in good faith by the Boards of Directors of both the Company and the REIT) of such Exchanged Property, together with the Fair Market Value of any prior exchanges of Exchanged Property constituting Property made pursuant to clause (ii), shall not exceed $75.0 million in the aggregate and (2) in the case of clause (i) or (ii), if such Exchanged Property includes Collateral, such exchange shall not occur until and unless the following conditions are satisfied: (x) the Received Property (as defined below) constitutes solely Property that is a Category 1 Property or is deemed a Category 1 Property pursuant to Section 4.14, and (y) the Company or the Subsidiary Guarantor party to such exchange has caused a valid, enforceable, perfected (except, in the case of personal property, to the extent not required by this Indenture or the Security Documents) first priority Lien in or on the property or assets received in exchange for such Exchanged Property (the “Received Property”) (subject only to Permitted

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Collateral Liens) to vest in the Collateral Agent, as security for the Secured Obligations, and has executed and delivered to the Collateral Agent the following documents and certificates and any other documents and certificates required by Section 4.14, Article 11 or any other provision of this Indenture; and

(a)(x) a Mortgage with respect to such Received Property, dated a recent date and substantially in the respective form attached as Exhibit C (such Mortgage having been duly received for recording in the appropriate recording office), (y) Security Documents with respect to all personal property of the Company or the Subsidiary Guarantor party to such exchange constituting Category 1 Collateral, dated such date and, based on the type and location of the property subject thereto, substantially in the form and with substantially the terms of the applicable Security Documents entered into on the Issue Date (such Security Documents (or financing statements in respect thereof) having been duly received for recording in the appropriate recording office), in each case, together with appropriate Opinions of Counsel (of scope and substance substantially the same as the Issue Date Opinions) with respect to, among other things, the creation, validity, perfection, enforceability and priority of such Mortgage, and other Security Documents (such Opinions of Counsel also to be delivered to the Trustee) and (z) the remaining Real Property Collateral Requirements;

(b)title and extended coverage mortgagee title insurance covering such Property, in an amount equal to no less than the Fair Market Value of such Property and such other Real Property Collateral Requirements as the Collateral Agent may reasonably require; and

(c)an Officer’s Certificate and Opinion of Counsel as to satisfaction of the foregoing requirements (such Officer’s Certificate and Opinion of Counsel also to be delivered to the Trustee);

(N)dispositions of receivables (including rents) in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings or the conversion of accounts receivable into notes receivable in the ordinary course of business;

(O)dispositions of obsolete, worn out, uneconomic or damaged property, equipment or other assets (other than any Property Collateral) in the ordinary course of business or consistent with past practice or industry practices that (i) are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company and its Subsidiaries as determined in good faith by the Company and (ii) are not Category 1 Collateral;

(P)[Reserved]; and

(Q)the unwinding of any cash management services or Hedging Obligations.

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“Collateral Disposition” means any Asset Sale of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Capital Stock in a Category 1 Subsidiary, such that, as a consequence, such Person no longer is a Subsidiary Guarantor, shall be deemed a Collateral Disposition of the Collateral owned by such Category 1 Subsidiary. For the avoidance of doubt, no Collateral Release shall constitute a Collateral Disposition.

“Excluded Non-Guarantor Subsidiary” means:

(1)[Reserved];

(2)[Reserved];

(3)any Subsidiary that directly owns solely the Capital Stock of a Subsidiary that directly owns solely a Category 1 Property but only if and so long as such Category 1 Property (or Properties) is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) and the guaranty by such Subsidiary of the Secured Obligations is not permitted by the agreements governing such Indebtedness of such Subsidiary; provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely the Capital Stock of a Subsidiary that directly owns solely a Category 1 Property, the Release Condition shall be satisfied;

(4)[Reserved];

(5)[Reserved];

(6)any Subsidiary that directly owns solely a Category 1 Property (or Properties) but only if and so long as such Property is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4); provided, with respect to the release of the Note Guarantee of a Subsidiary Guarantor that owns solely a Category 1 Property (or Properties), the Release Condition shall be satisfied; and

(7)[Reserved].

“Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock” means:

(1)[Reserved];

(2)the Capital Stock in any Excluded Non-Guarantor Subsidiary:

(A)[Reserved];

(B)[Reserved]; or

(C)[Reserved];

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(D)referred to in clause (6) of the definition of Excluded Non-Guarantor Subsidiary but only if and so long as (x) the Category 1 Property owned by such Subsidiary is subject to Permitted Liens granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4), (y) the pledge of such Capital Stock to secure the Secured Obligations is not permitted by the agreements governing the related Indebtedness or Refinancing Indebtedness referred to therein, and (z) the Release Condition has been satisfied;

(3)[Reserved]; and

(4)[Reserved].

“Excluded Released Property” means:

(1)the Capital Stock in any Excluded Non-Guarantor Subsidiary referred to in clause (2)(D) of the definition of Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock;

(2)any asset (x) constituting a Category 1 Property that either (A) was Collateral Property on the Issue Date or (B) became Collateral Property after the Issue Date upon the acquisition thereof pursuant to Section 4.14 and (y) Liens on which securing the Secured Obligations were released at the time Liens were granted to secure Non-Recourse Mortgage Indebtedness incurred pursuant to Section 4.02(b)(4) and in compliance with Section 4.04 and Section 12.05;

(3)[Reserved]; or

(4)[Reserved].

“Excluded Property” means any Excluded Other Property, Excluded Released Property or Excluded (Non-Pledged) Subsidiary/Joint Venture Capital Stock.

“Permitted Collateral Liens” means any “Permitted Liens” other than Liens specified in clauses (2), (5) or (14) of the definition of “Permitted Liens.”

“Permitted Liens” means, with respect to any Person:

(1)Liens pursuant to the Security Documents to secure Indebtedness and related Obligations permitted under Section 4.02(b)(1);

(2)Liens to secure Non-Recourse Mortgage Indebtedness and related Obligations permitted under Section 4.02(b)(4) so long as such Liens are limited to, and such Indebtedness and other Obligations are secured to the extent of any assets of the Company or any Subsidiary solely by, the related Excluded Property referenced in subsection (4) of Section 4.02(b);

(3)[Reserved];

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(4)[Reserved];

(5)Liens existing on the Issue Date other than those specified in clauses (1) or (2) above;

(6)Liens securing Junior Lien Debt in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (6), does not exceed $75.0 million, but solely so long as such Junior Liens are subject to the Junior Lien Intercreditor Agreement;

(7)Liens securing taxes, assessments and other charges or levies imposed by any governmental authority that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(8)statutory Liens of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business for amounts that are not more than 60 days overdue (or if more than 60 days overdue, are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP);

(9)Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws;

(10)Liens consisting of encumbrances in the nature of zoning restrictions, easements, survey exceptions, restrictions, encroachments, and rights or restrictions of record on the use of real property (including minor defects or irregularities in title and similar encumbrances), which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person or the ownership of such property (and for the avoidance of doubt, shall include any encumbrance listed on a title insurance policy that has been issued for the benefit of the Collateral Agent);

(11)the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;

(12)Licenses of intellectual property granted in the ordinary course of business which do not materially detract from the value of such intellectual property or impair the intended use thereof in the business of such Person;

(13)[Reserved];

(14)Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be Incurred and secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions

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in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)[Reserved];

(16)Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(17)[Reserved]; and

(18)[Reserved].

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and expenses Incurred in connection with, such Indebtedness.

“Release Trigger Event” means:

(1)[Reserved];

(2)with respect to any Subsidiary (A) that directly owns solely any Category 1 Property or (B) that directly owns solely Capital Stock in a Subsidiary that owns solely a Category 1 Property constituting Property Collateral that is to become Excluded Released Property as a result of such Release Trigger Event, the Incurrence by such Subsidiary owning such Property of Non-Recourse Mortgage Indebtedness permitted pursuant to Section 402(b)(4) and secured solely by assets of such Subsidiary and by such Capital Stock, solely to the extent of a Permitted Lien on such Excluded Released Property pursuant to clause (2) of the definition of Permitted Liens; provided, any Collateral Release Excess Proceeds shall be applied in accordance with Section 4.04;

(3)[Reserved];

(4)[Reserved];

(5)[Reserved];

(6)[Reserved]; or

(7)[Reserved].

No later than five (5) Business Days after a Release Trigger Event, the Company shall deliver to the Trustee an Officer’s Certificate in respect thereof in accordance with Section 4.04.

Deleted Definitions:

“Excluded Initial Property”

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EXHIBIT F

INITIAL JOINT VENTURES

The Initial Joint Ventures shall be the following:

[To come]

F-1

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EXHIBIT G

INACTIVE SUBSIDIARIES

The Inactive Subsidiaries shall be the following:

[To come]

A-1

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Schedule A

The following table sets forth the number of Additional Shares of Common Stock by which the Exchange Rate shall be increased per $1,000 exchange amount pursuant to Section 13.02 for each Stock Price and Effective Date set forth below:

STOCK PRICE
EFFECTIVE DATE	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]

A-1

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